  Filed pursuant to Rule 424(b)(3)
 Registration No. 333-260387
PROSPECTUS
SHAPEWAYS HOLDINGS, INC.
Up to 35,504,051 Shares of Common Stock
4,062,000 Warrants to Purchase
Common Stock

This prospectus relates to the issuance by us of up to (i) 13,800,000 shares of our common stock, $0.0001 par value per share (“common stock”) issuable upon the exercise of our publicly-traded warrants (the “Public Warrants”), (ii) 3,562,000 shares of our common stock issuable upon the exercise of private warrants (the “Private Warrants”) issued to Galileo Founders Holdings, L.P. (the “Sponsor”), (iii) 548,000 shares of our common stock issuable upon the exercise of private warrants issued to EarlyBirdCapital, Inc. (the “EBC Warrants”) and (iv) 500,000 shares of our common stock issuable upon the exercise of working capital warrants issued to the Sponsor (the “Sponsor Warrants” and, together with the Public Warrants, the Private Warrants and the EBC Warrants, the “Warrants”).
This prospectus also relates to the resale or disposition from time to time upon the expiration of lock-up agreements, if applicable, by (a) the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 17,094,051 shares of our common stock, consisting of (i) up to 7,500,000 shares of our common stock (the “PIPE Shares”), issued in a private placement pursuant to the terms of separate Subscription Agreements (as defined below) in connection with the Business Combination (as defined below), (ii) up to 2,760,000 shares of common stock held by the Sponsor or its permitted transferees and (iii) up to 7,134,051 shares of common stock (which includes 300,000 PIPE Shares) held by affiliates of Shapeways Holdings, Inc. (“Shapeways” or the “Company”) and (b) the selling warrant holders named in this prospectus or their permitted transferees (collectively, the “Selling Warrantholders” and together with the Selling Stockholders, the “Selling Securityholders”) of (i) up to 3,562,000 Private Warrants and (ii) up to 500,000 Sponsor Warrants.
The Selling Securityholders may offer, sell or distribute all or a portion of the shares of common stock, Private Warrants or Sponsor Warrants registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”
We will pay all fees and expenses and fees in connection with the registration of the common stock, the Private Warrants and the Sponsor Warrants and will not receive proceeds from the sale of the shares of common stock, Private Warrants or Sponsor Warrants by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash.
Our common stock and Public Warrants are currently listed on the NYSE under the symbols “SHPW” and “SHPW WS,” respectively. On October 26, 2021, the closing price of our common stock was $7.86 and the closing price for our Public Warrants was $1.01.
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 27, 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States:   We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of common stock issuable upon the exercise of any Warrants. We will receive the proceeds from any exercise of any Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”
On September 29, 2021 (the “Closing Date”), we consummated the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated April 28, 2021 (the “Merger Agreement”), by and among Galileo Founders Holdings, L.P. (the “Sponsor”), Galileo Acquisition Corp., a Cayman Islands exempted company (“Galileo” and, after the Domestication (as defined below) “Shapeways”), Galileo Acquisition Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Galileo (“Merger Sub”), and Shapeways, Inc., a Delaware corporation (“Legacy Shapeways”), whereby Merger Sub merged with and into Legacy Shapeways, the separate corporate existence of Merger Sub ceasing and Legacy Shapeways being the surviving corporation and a wholly owned subsidiary of Shapeways (the “Merger”).
Further, on the Closing Date, as contemplated by the Merger Agreement, Galileo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.” (the “Domestication” and, together with the Merger, the “Business Combination”).

FREQUENTLY USED TERMS
“Board” means the board of directors of Shapeways.
“Business Combination” means the business combination of Galileo with Legacy Shapeways pursuant to the terms and conditions of the Merger Agreement.
“Bylaws” means the bylaws of Shapeways, dated as of the Closing Date.
“Charter” means the certificate of incorporation of Shapeways, dated as of the Closing Date.
“Closing” means the Domestication, the closing of the Merger and all of the transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement.
“Closing Date” means September 29, 2021, the date on which the Closing occurred.
“Code” means the Internal Revenue Code of 1986, as amended.
“common stock” means the shares of common stock, par value $0.0001 per share, of Shapeways.
“Company” means Shapeways Holdings, Inc.
“DGCL” means the Delaware General Corporation Law, as amended.
“EBC” means EarlyBirdCapital, Inc.
“EBC Warrants” means the warrants issued to EBC in a private placement simultaneously with the closing of the IPO.
“Employment Agreements” mean the employment agreements with Greg Kress, Jennifer Walsh and Miko Levy.
“ESPP” means the employee stock purchase plan of Shapeways.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“GAAP” means U.S. generally accepted accounting principles.
“Galileo” means Galileo Acquisition Corp.
“Incentive Plan” means the equity incentive plan of Shapeways.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IPO” means Galileo’s initial public offering consummated on October 22, 2019.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“Legacy Shapeways” means Shapeways, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Shapeways.
“Merger Agreement” means the Agreement and Plan of Merger and Reorganization, dated as of April 28, 2021, by and among Galileo, Sponsor, Merger Sub and Legacy Shapeways, as amended and supplemented from time to time.
“Non-Competition Agreement” means the Non-Competition and Non-Solicitation Agreement among Galileo, Greg Kress and Legacy Shapeways, effective as of April 28, 2021.
“NYSE” means the New York Stock Exchange.
“PIPE Investment” means the purchase by the PIPE Investors of an aggregate of 7,500,000 shares of common stock at a purchase price of $10.00 per share and $75,000,000 in the aggregate.
“PIPE Investors” means the investors that entered into subscription agreements with Galileo to purchase shares of common stock at a purchase price of $10.00 per share.

“Private Warrants” means the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO.
“Public Warrants” means the redeemable warrants sold in the IPO (whether they were purchased in the IPO or thereafter in the open market).
“Registration Rights Agreement” means the registration rights agreement entered into by certain securityholders of Shapeways that received common stock in connection with the Business Combination who became affiliates of Shapeways immediately after the Closing.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended. “Securities Act” means the Securities Act of 1933, as amended.
“Shapeways” means Shapeways Holdings, Inc.
“Sponsor” means Galileo Founders Holdings, L.P.
“Sponsor Forfeiture Letter” means the letter agreement, dated as of the date of the Merger Agreement, pursuant to which the Sponsor Agreed to forfeit 690,000 of the ordinary shares held by the Sponsor conditional upon the occurrence of the Business Combination.
“Sponsor Note” means the convertible promissory note entered into by Galileo and its Sponsor on December 14, 2020, pursuant to which the Sponsor agreed to loan Galileo up to an aggregate principal amount of $500,000, which note was convertible at the option of the Sponsor into warrants with the same terms as the Private Warrants at a price of $1.00 per warrant, and was converted into the Sponsor Warrants at Closing.
“Sponsor Warrants” means the warrants issued to the Sponsor upon the conversion of the Sponsor Note.
“Subscription Agreements” means, collectively, the Subscription Agreements entered into simultaneously with the Merger Agreement between Galileo and each of the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase shares of Galileo in the PIPE Investment, subject to the terms and conditions set forth therein.
“Transactions” means the transactions consummated by the Business Combination.
“Transaction Bonus RSUs” means the fully vested restricted stock units to be granted pursuant to the Incentive Plan to certain Shapeways employees within thirty (30) days of the Closing in accordance with the terms of the Merger Agreement.
“Trust” or “Trust Account” means the Trust Account in which net proceeds from the sale of units in the IPO and the sale of Private Placement Warrants were placed following the closing of the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.
“Trust Agreement” means the Investment Management Trust Agreement, dated as of October 17, 2019, by and between Galileo and the Trustee, as well as any other agreements entered into related to or governing the Trust Account, as may be amended or modified.
“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.
“US Dollars” and “Dollars” and “$” mean to the legal currency of the United States.
“U.S. Holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person
“Warrants” means the Public Warrants, the Private Warrants, the EBC Warrants and the Sponsor Warrants.
“Warrant Agent” means Continental Stock Transfer & Trust Company, in its capacity as warrant agent under the Warrant Agreement.
“Warrant Agreement” means the Warrant Agreement, dated as of October 17, 2019, between Galileo and the Warrant Agent.
TRADEMARKS
This prospectus contains trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by any other companies. Solely for convenience, our trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.
MARKET AND INDUSTRY DATA
This prospectus includes industry position and industry data and forecasts that Shapeways obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above, including the Wohlers Report 2020.
Although Shapeways believes that the information on which it has based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and Shapeways has not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While Shapeways is not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of Shapeways. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on information available as of the date of this Registration Statement and on the current expectations, forecasts and assumptions of the management of Shapeways, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” and the following:
•
Actual results may vary from expectations regarding (and Shapeways’ ability to meet expectations regarding) Shapeways’ strategies and future performance, including Shapeways’ future business plans or objectives and its ability to invest in growth initiatives.

•
Shapeways has a history of losses and may not achieve or maintain profitability in the future.

•
Shapeways faces significant competition and expects to face increasing competition in many aspects of its business, which could cause its operating results to suffer.

•
The digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance.

•
If Shapeways fails to grow its business as anticipated, revenues, gross margin and operating margin will be adversely affected.

•
The effects of the COVID-19 pandemic on the Company’s business and the actions Shapeways may take in response thereto.

•
Expectations regarding the time during which the Company will be an “emerging growth company” under the JOBS Act.

•
Other risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page 10 of this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Shapeways prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.
Except to the extent required by applicable law or regulation, Shapeways undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Registration Statement or to reflect the occurrence of unanticipated events.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “Company,” or “Shapeways” refers to Shapeways Holdings, Inc.
Shapeways
Shapeways is a leading digital manufacturer combining high-quality, flexible on-demand manufacturing with purpose-built proprietary software to offer customers an end-to-end digital manufacturing platform on which they can rapidly transform digital designs into physical products. Shapeways’ manufacturing platform offers customers access to high-quality manufacturing from start to finish through automation, innovation and digitization. Shapeways’ proprietary software, wide selection of materials and technologies, and global supply chain aim to lower manufacturing barriers and accelerate delivery of items customers need manufactured from prototypes to finished parts. Shapeways combines deep digital manufacturing know-how and software expertise to deliver high-quality, flexible on-demand digital manufacturing to a range of customers, from project-focused engineers to large enterprises.
Shapeways is located at 30-02 48th Avenue, Long Island City, NY 11101 and its phone number is (646) 979-9885.
The Business Combination
On the Closing Date, we consummated the transactions contemplated by the Merger Agreement, by and among the Sponsor, Galileo (after the Domestication, Shapeways), Merger Sub and Legacy Shapeways, whereby Merger Sub merged with and into Legacy Shapeways, the separate corporate existence of Merger Sub ceasing and Legacy Shapeways being the surviving corporation and a wholly owned subsidiary of Shapeways.
Further, on the Closing Date, as contemplated by the Merger Agreement, Galileo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.”
Concurrently with the execution of the Merger Agreement, Galileo entered into Subscription Agreements with the PIPE Investors. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Galileo agreed to issue and sell to such investors an aggregate of 7,500,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $75,000,000. At the Closing, the Company consummated the PIPE Investment.
Channels for Disclosure of Information
Investors, the media, and others should note that we announce material information to the public through filings with the SEC, the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, and our twitter feed (@shapeways).
The information disclosed by the foregoing channels could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.
Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Emerging Growth Company
Shapeways is an “emerging growth company,” as defined under the JOBS Act. As an emerging growth company, Shapeways is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain stockholder approval of any golden parachute payments not previously approved.
In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Shapeways has elected to take advantage of such extended transition period. Shapeways will remain an emerging growth company until the earlier of (1) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of the consummation of Galileo’s initial public offering), (2) the last day of the fiscal year in which Shapeways has total annual gross revenue of at least $1.07 billion, (3) the last day of the fiscal year in which Shapeways is deemed to be a “large accelerated filer,” as defined in the Exchange Act, and (4) the date on which Shapeways has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Risk Factors and Risk Factor Summary
Investing in our securities involves risk. You should carefully consider the risks described in “Risk Factors” beginning on page 10 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks associated with Shapeways:
•
Shapeways has a history of losses and may not achieve or maintain profitability in the future.

•
Shapeways faces significant competition and expect to face increasing competition in many aspects of its business, which could cause our operating results to suffer.

•
The digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance.

•
If Shapeways fails to grow its business as anticipated, its revenues, gross margin and operating margin will be adversely affected.

•
If Shapeways’ new and existing solutions and software do not achieve sufficient market acceptance, its financial results and competitive position will decline.

•
Shapeways’ attempts to expand its business into new markets may not be successful.

•
Shapeways may be unable to consistently manufacture its customers’ designs to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or meet expectations as to delivery, reliability, and cost.

•
Shapeways’ success depends on its ability to deliver services that meet the needs of its customers and to effectively respond to changes in its industry.

•
Failure to attract, integrate and retain additional personnel in the future could harm Shapeways’ business and negatively affect our ability to successfully grow our business.

•
Changes in the mix of the offerings we provide may impact our gross margins and financial performance.

•
We may experience significant delays in the roll out of our digital manufacturing solutions, and we may be unable to successfully commercialize manufacturing solutions on our planned timelines.

•
We may not timely and effectively scale and adapt our platform, processes, and infrastructure across materials, technologies, markets, and software, to expand our business.

•
We rely on our collaborations and commercial agreements with third-party additive manufacturing hardware and material providers for many of our manufacturing solutions.

•
Our failure to meet our customers’ speed and quality expectations would adversely affect our business and results of operations.

•
Our customers are often price sensitive and if our pricing algorithm produces pricing that fails to meet our customers’ price expectations or insufficiently accounts for our costs to deliver our offerings, our business and results of operations may be adversely affected.

•
Sales efforts to large customers involve risks that may not be present or that are present to a lesser extent with respect to sales to smaller organizations.

•
We derive a significant portion of our revenue from business conducted outside the U.S. and are subject to the risk of doing business outside the United States.

•
We may not be able to establish a strategic partnership with Desktop Metal, and if such a strategic partnership is established, it may not be on terms favorable to us.

THE OFFERING
Issuer
Shapeways Holdings, Inc.
Issuance of Common Stock
Shares of Common Stock Offered by Us
13,800,000 shares of common stock issuable upon the exercise of Public Warrants
3,562,000 shares of common stock issuable upon the exercise of Private Warrants.
500,000 shares of common stock issuable upon the exercise of Sponsor Warrants.
548,000 shares of common stock issuable upon the exercise of the EBC Warrants.
Shares of Common Stock Outstanding Following the Exercise of Warrants
66,706,484 shares, assuming all Warrants are exercised for cash.
Exercise Price of the Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital, operating expenses and capital expenditures. See “Use of Proceeds.”
Resale of Common Stock
Common Stock Offered by the Selling Stockholders
Up to 17,094,051 shares.
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders.
Resale of Warrants
Warrants Offered by the Selling Warrantholders
Up to 3,562,000 Private Warrants.
Up to 500,000 Sponsor Warrants.
Use of Proceeds
We will not receive any of the proceeds from the sale of the Private Warrants or the Sponsor Warrants by the Selling Warrantholders.
Market for Our Shares of Common Stock and
Warrants
Our common stock and Public Warrants are listed on the NYSE under the symbol “SHPW” and “SHPW WS,” respectively.
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
The value of your investment will be subject to significant risks affecting, among other things, Shapeways’ business, financial condition and results of operations. If any of the events described below occur, Shapeways’ business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of Shapeways’ securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Shapeways. Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of Shapeways.
Risks Related to Shapeways’ Business
Shapeways has a history of losses and may not achieve or maintain profitability in the future.
We experienced net losses of $3.2 million and $7.0 million for the years ended December 31, 2020 and 2019, respectively. We earned net income of $1.5 million for the six months ended June 30, 2021 owing to the accounting treatment of forgiveness for a Paycheck Protection Program loan received from the U.S. Small Business Administration on May 8, 2020. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Debt forgiveness”. As of June 30, 2021, we had an accumulated deficit of $112.9 million. We believe we will continue to incur operating losses and negative cash flow in the near-term as we continue to invest significantly in our business, in particular in new printing hardware and materials, and sales and marketing programs. These investments may not result in increased revenue or growth in our business. Furthermore, we will incur significant additional legal, accounting, and other expenses as a public company that we did not incur as a private company. These increased expenditures may make it harder for us to achieve and maintain profitability in the future.
We may incur significant losses in the future for a number of reasons, including due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, our losses may be larger than anticipated, we may incur significant losses for the foreseeable future, and we may not achieve profitability when expected, or at all. Revenue growth and growth in our customer base may not be sustainable, and we may not achieve sufficient revenue to achieve or maintain profitability. If our future growth and operating performance fail to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.
We face significant competition and expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.
The digital manufacturing industry in which we operate is fragmented and competitive. We compete for customers with a wide variety of manufacturers, including those that use digital manufacturing and/or 3D printing equipment. Exclusivity arrangements in the digital manufacturing industry are uncommon; we have few exclusivity arrangements with our customers. Some of our existing and potential competitors are researching, designing, developing, and marketing other types of offerings that may render our existing or future services obsolete, uneconomical or less competitive. Existing and potential competitors may also have substantially greater financial, technical, marketing and sales, manufacturing, distribution, and other resources than we do, including name recognition, as well as experience and expertise in intellectual property rights and operating within certain international markets, any of which may enable them to compete effectively against us. For example, a number of companies that have substantial resources have announced that they are beginning digital manufacturing initiatives, which will further enhance the competition we face.
We cannot assure you that we will be able to maintain our current position or continue to compete successfully against current and future sources of competition. If we do not keep pace with technological change, demand for our offerings may decline, and our operating results may suffer.
The digital manufacturing industry is a relatively new and emerging market and it is uncertain whether it will gain widespread acceptance.
The emergence of the digital manufacturing industry is a relatively recent development, and the industry is characterized by rapid technological change. We have encountered and will continue to encounter challenges experienced by growing companies in a market subject to rapid innovation and technological change. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in digital manufacturing technology, changes in customer requirements and preferences, and the emergence of new standards, regulations, and certifications could adversely affect adoption of our products either generally or for particular applications. If the digital manufacturing industry does not gain widespread acceptance, our business will be adversely affected.
If we fail to grow our business as anticipated, our revenues, gross margin, and operating margin will be adversely affected.
Over the next several years we will attempt to grow our business substantially. To this end, we have made, and expect to continue to make, significant investments in our business, including investments in our infrastructure, technology, marketing, and sales efforts. These investments include dedicated facilities expansion and increased staffing, both domestic and international. If our business does not generate the level of revenue required to support our investment, our revenues and profitability will be adversely affected.
Our ability to effectively manage our growth will also require us to enhance our operational, financial, and management controls and infrastructure, human resources policies, and reporting systems. These will require significant investments in additional headcount and other operating expenditures and allocation of valuable management and employee resources. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all.
If our new and existing solutions and software do not achieve sufficient market acceptance, our financial results and competitive position will decline.
We have not derived significant revenue from sales of our software, including “white-labeled” versions of our software, and we may never be successful in doing so. If our software offerings do not achieve widespread acceptance, or if there is a reduction in demand for our software caused by a lack of customer acceptance, technological challenges, weakening economic conditions, security or privacy concerns, competing technologies and products, decreases in corporate spending, or otherwise, our business could be adversely affected.
Our attempts to expand our business into new markets and geographies may not be successful.
We opportunistically seek to grow our business through, among other things, expanding our digital manufacturing capabilities into new markets and expanding our offerings into new geographies. Our efforts to expand our offerings into new markets, including industrial, medical, automotive, and aerospace markets, and new geographies may not succeed. These attempts to expand our business increase the complexity of our business, require significant levels of investment, and can strain our management, personnel, operations, and systems. There can be no assurance that these business expansion efforts will develop as anticipated or that we will succeed, and if we do not, we may be unable to recover our investment, which could adversely impact our business, financial condition, and results of operations.
We may be unable to consistently manufacture our customers’ designs to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or at an acceptable performance level and this could adversely affect our service availability, delivery, reliability, and cost.
As we continue to grow and introduce new materials and as our customers’ designs become increasingly sophisticated, it will become more difficult to provide products in the necessary quantities to meet customer expectations. We cannot assure you that we or our third-party manufacturers will be able to continue to consistently achieve the product specifications and quality that our customers expect. Any future unforeseen manufacturing problems, such as equipment malfunctions, aging components, component obsolescence, business continuity issues, quality issues with components and materials sourced from third party suppliers, or failures to strictly follow procedures or meet specifications, may have a material adverse effect on our brand, business, financial condition, and operating results. Furthermore, we or our third-party manufacturers may not be able to increase manufacturing to meet anticipated demand or may experience downtime or fail to timely deliver manufactured products to customers. If we fail to meet contractual terms with our customers, including terms related to time of delivery and performance specifications, we may be required to replace defective products and may become liable for damages, even if manufacturing or delivery was outsourced.
Our commercial contracts generally contain product warranties and limitations on liability and we carry liability insurance. However, commercial terms and our insurance coverage may not be adequate or available to protect our company in all circumstances, and we might not be able to maintain adequate insurance coverage for our business in the future at an acceptable cost. Any liability claim against us that is not covered by adequate insurance could adversely affect our consolidated results of operations and financial condition.
Our success depends on our ability to deliver services that meet the needs of customers and to effectively respond to changes in our industry.
Our business may be affected by rapid technological change, changes in user and customer requirements and preferences, frequent new product and service introductions by our competitors, and the emergence of new technologies, any of which could render our existing and proposed offerings and proprietary technology obsolete. Accordingly, our ongoing research and development programs are intended to enable us to maintain technological leadership. Furthermore, in order to enable continuous deep integrations with our customers, we must continually update our platform so that it can interoperate with other software and systems used by our customers. We believe that to remain competitive we must continually enhance and improve the functionality and features of our services and technologies. However, there is a risk that we may not be able to:
•
Develop or obtain leading technologies useful in our business;

•
Enhance our existing software products;

•
Develop new services and technologies that address the increasingly sophisticated and varied needs of prospective customers, particularly in the area of materials diversity;

•
Respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis;

•
Successfully manage frequent introductions and transitions of technology and software; or

•
Recruit or retain key technology employees.

If we are unable to meet changing technology and customer needs, or if we fail to successfully integrate new and upgraded software, our competitive position, revenue, results of operations, and financial condition could be adversely affected.
Failure to attract, integrate and retain additional personnel in the future could harm our business and negatively affect our ability to successfully grow our business.
To support the continued growth of our business, we must also effectively recruit, hire, integrate, develop, motivate, and retain additional new employees. High demand exists for senior management and other key personnel (including technical, engineering, product, finance, and sales personnel) in the digital manufacturing industry, and there can be no assurance that we will be able to retain our current key personnel. We experience intense competition for qualified personnel and some of our competitors for these employees have greater resources and more experience, making it difficult for us to compete successfully for key personnel. Moreover, new employees may not become as productive as we expect since we may face challenges in adequately integrating them into our workforce and culture. If we cannot attract and retain sufficiently qualified technical employees for our research and development activities, as well as experienced sales and marketing personnel, we may be unable to develop and commercialize new offerings or new applications for existing offerings. Furthermore, possible shortages of key personnel, including engineers, in the regions surrounding our facilities could require us to pay more to hire and retain key personnel, thereby increasing our costs.
All of our U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We generally enter into non-competition agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or clients while they work for us, and in some cases, for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. If we cannot demonstrate that our legally protectable interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.
Changes in the mix of the offerings we provide may impact our gross margins and financial performance.
Our financial performance may be affected by the mix of offerings we sell during a given period, and we may experience significant quarterly fluctuations in revenues, gross profit margins, or operating income or loss due to the impact of the mix of offerings, channels, or geographic areas in which we sell our offerings. Our offerings are sold, and will continue to be sold, at different price points. Sales of certain of our offerings have, or are expected to have, higher gross margins than others. If our offerings mix shifts into lower gross margin offerings, and we are not able to sufficiently reduce the engineering, production, and other costs associated with those offerings or substantially increase the sales of our higher gross margin offerings, our profitability could be reduced In addition, the introduction of new products or services may further heighten quarterly fluctuations in gross profit and gross profit margins due to manufacturing ramp-up and start-up costs.
We may experience significant delays in the roll out of our digital manufacturing solutions, and we may be unable to successfully commercialize manufacturing solutions on our planned timelines.
Some of our digital manufacturing solutions have not been widely released, including our software offerings and our planned “gray-label” and “white-label” platform offerings. There are often delays in the testing, manufacture, and commercial release of new solutions, and any delay in the process could materially damage our brand, business, growth prospects, financial condition, and operating results. Even if we successfully complete the testing of new solutions, they may not achieve widespread commercial success for a number of reasons, including:
•
misalignment between the solutions and customer needs;

•
lack of innovation of the solutions;

•
failure of the solutions to perform in accordance with the customer’s industry standards;

•
ineffective distribution and marketing;

•
delay in obtaining any required regulatory approvals;

•
unexpected production costs; or

•
release of competitive products.

We may not timely and effectively scale and adapt our platform, processes, and infrastructure across materials, technologies, markets, and software, to expand our business.
A key element to our growth strategy is the ability to scale our existing platform quickly and efficiently across different materials, technologies, and other applications. This will require us to timely and effectively scale and adapt our existing platform, technology, processes, and infrastructure to expand our business. We plan to expand into offering software as a service, but have not yet fully developed the software, and may not succeed in doing so. Similarly, our manufacturing technology may not enable us to process the large numbers of unique designs and efficiently manufacture the related parts in a timely fashion to meet the needs of customers as our business continues to grow. We may not succeed in scaling our business, and any failure in our ability to timely and effectively scale our platform, technology, processes, and infrastructure could damage our reputation and brand, result in lost revenue, and otherwise substantially harm our business and results of operations.

We rely on our collaborations and commercial agreements with third-party additive manufacturing hardware and material providers for many of our manufacturing solutions.
Our ability to deliver manufacturing solutions to our customers and expand our manufacturing capabilities that include new hardware technologies and materials such as industrial metals, is dependent on obtaining digital manufacturing hardware and materials from third-party manufacturers. Delays in readiness, capabilities and availability of technologies, hardware and materials may limit our ability to provide manufacturing capabilities to our customers according to our plan. We have historically focused on manufacturing for customers needing products based in polymers, launching new technologies and materials will require new skills, time, and inherent risks. The success of our business may also depend, in part, on the performance and operations of third-party digital manufacturing hardware and material providers and their suppliers, over which we do not have control. We cannot assure you that our efforts in securing collaboration and commercial relationships will be successful or that we will achieve the anticipated benefits of our collaboration.
Our failure to meet our customers’ speed and quality expectations would adversely affect our business and results of operations.
We believe many of our customers are facing increased pressure from global competitors to be first to market with their finished products, often resulting in a need for quick turnaround of custom parts. We believe our ability to quickly quote, manufacture, and ship high-quality custom parts has been an important factor in our results to date. There are no guarantees we will be able to meet customers’ increasing expectations regarding quick turnaround time and quality, especially as we increase the scope of our operations. If we fail to meet our customers’ expectations in any given period, our business and results of operations will likely suffer.
Our customers are often price sensitive and if our pricing algorithm produces pricing that fails to meet our customers’ price expectations or insufficiently accounts for our costs to deliver our offerings, our business and results of operations may be adversely affected.
Demand for our services is sensitive to price. We believe our competitive pricing has been an important factor in our results to date. Therefore, changes in our pricing strategies can have a significant impact on our business and ability to generate revenue. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. We use algorithms to determine how to price customer orders. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary algorithms from operating properly.
If we fail to meet our customers’ price expectations in any given period, demand for our offerings and offering lines could decline, be negatively impacted, and our business and results of operations could suffer. If our pricing algorithms do not function reliably, we may incorrectly price services for our customers, which could result in loss and cancellation of orders and customer dissatisfaction or cause projects to lose money.
Any of these events could result in a material and adverse effect on our business, results of operations, and financial condition.
Sales efforts to large customers involve risks that may not be present or that are present to a lesser extent with respect to sales to smaller organizations.
Sales to large customers involve risks that may not be present or that are present to a lesser extent with sales to smaller organizations, such as longer sales cycles, more complex customer requirements, substantial upfront sales costs, less predictability in completing some of our sales, and extended payment terms. A number of factors influence the length and variability of our sales cycle, including the need to educate potential customers about the uses and benefits of our platform, the lengthier amount of time for large customers to evaluate and test our platform prior to making a purchase decision and placing an order, the discretionary nature of purchasing and budget cycles, and the competitive nature of evaluation and purchasing approval processes. As a result, the length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer, with sales to large enterprises typically taking longer to complete. Moreover, larger organizations may demand more customization, which would increase our upfront investment in the sales effort with no guarantee that these customers will deploy our products widely enough across their organization to justify our substantial upfront investment. A portion of these customers may purchase our services on payment terms, requiring us to assume a credit risk for non-payment in the ordinary course of business. If we fail to effectively manage these risks associated with sales to large customers, our business, financial condition, and results of operations may be affected.
We derive a significant portion of our revenue from business conducted outside the U.S. and are subject to the risk of doing business outside the United States.
We manufacture offerings for customers in more than 160 countries around the world, and we derive a substantial percentage of our sales from these international markets. We also operate manufacturing facilities in the United States and the Netherlands, have supply chain partners that extend internationally, and deliver to customers in over 16 countries. In 2020, we derived approximately 40% of our revenues from countries outside the United States. Accordingly, we face significant operational risks from doing business internationally. These risks and uncertainties we face from our global operations include:
•
difficulties in staffing and managing foreign operations;

•
limited protection for the enforcement of contract and intellectual property rights in certain countries where we may sell our offerings or work with suppliers or other third parties;

•
potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;

•
foreign currency exchange risk

•
costs and difficulties of customizing offerings for foreign countries;

•
challenges in providing solutions across a significant distance, in different languages, and among different cultures;

•
laws and business practices favoring local competition;

•
being subject to a wide variety of complex foreign laws, treaties, and regulations and adjusting to any unexpected changes in such laws, treaties, and regulations;

•
specific and significant regulations, including the European Union’s General Data Protection Regulation, or GDPR, which imposes compliance obligations on companies who possess and use data of EU residents;

•
uncertainty and resultant political, financial and market instability arising from the United Kingdom’s exit from the European Union;

•
compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act;

•
tariffs, trade barriers, and other regulatory or contractual limitations on our ability to sell or develop our offerings in certain foreign markets;

•
operating in countries with a higher incidence of corruption and fraudulent business practices;

•
changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices, and data privacy concerns;

•
potential adverse tax consequences arising from global operations;

•
seasonal reductions in business activity in certain parts of the world, particularly during the summer months in Europe and at year end globally;

•
rapid changes in government, economic, and political policies and conditions; and

•
political or civil unrest or instability, terrorism or epidemics, and other similar outbreaks or events.

In addition, digital manufacturing has been identified by the U.S. government as an emerging technology and is currently being further evaluated for national security impacts. We expect additional regulatory changes to be implemented that will result in increased and/or new export controls related to digital manufacturing technologies and related materials and software. These changes, if implemented, may result in our being required to obtain additional approvals to deliver our services in the global market.
Our failure to effectively manage the risks and uncertainties associated with our global operations could limit the future growth of our business and adversely affect our business and operating results.
We may not be able to establish a strategic partnership with Desktop Metal, and if such a strategic partnership is established, it may not be on terms favorable to us.
Our growth strategy includes exploring strategic partnerships in order to maximize our potential. On March 26, 2021, we entered into a non-binding Memorandum of Understanding with Desktop Metal, to establish a multi-year strategic commercial partnership. Pursuant to our Memorandum of Understanding, Desktop Metal agreed to invest $20.0 million in the PIPE Investment. In connection with this investment, we are obligated to purchase $20.0 million of equipment, materials and services from Desktop Metal. We currently expect to place orders for such equipment, materials and services during calendar year 2021. We also plan to negotiate the terms of and enter into a strategic partnership with Desktop Metal in an effort to gain access to Desktop Metal’s additive manufacturing hardware technology, solutions and resources to accelerate our manufacturing capabilities to include an industrial metal offering. We expect this strategic partnership to benefit our customers and our business, however there is currently no definitive agreement as to the terms of any such relationship and we cannot be certain that we will successfully consummate a strategic partnership with Desktop Metal on terms acceptable to us, if at all, or if such strategic partnership will be commercially successful.
We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all. If we are unable to raise additional capital, our financial condition could be adversely affected and we may not be able to execute our growth strategy.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges and opportunities, including the need to develop new features or enhance our offerings, improve our operating infrastructure, or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds if our existing sources of cash and any funds generated from operations do not provide us with sufficient capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges and opportunities could be significantly impaired, and our business may be adversely affected.
As part of our growth strategy, we may acquire or make investments in other businesses, patents, technologies, products, or services. We may not realize the anticipated benefits of such investments and integration of these investments may disrupt our business and divert management attention.
To the extent we seek to grow our business through acquisitions, we may not be able to successfully identify attractive acquisition opportunities or consummate any such acquisitions if we cannot reach an agreement on commercially favorable terms, if we lack sufficient resources to finance the transaction on our own and cannot obtain financing at a reasonable cost or if regulatory authorities prevent such transaction from being consummated. Historically, we have not consummated any acquisitions, and our lack of prior experience may adversely affect the success of future acquisitions. In addition, competition for acquisitions in the markets in which we operate during recent years has increased, and may continue to increase, which may result in an increase in the costs of acquisitions or cause us to refrain from making certain acquisitions. We may not be able to complete future acquisitions on favorable terms, if at all.
If we do complete future acquisitions, we cannot assure you that they will ultimately strengthen our competitive position or that they will be viewed positively by customers, financial markets, or investors. Furthermore, future acquisitions could pose numerous additional risks to our operations, including:
•
diversion of management’s attention from their day-to-day responsibilities;

•
unanticipated costs or liabilities associated with the acquisition;

•
incurrence of acquisition-related costs, which would be recognized as a current period expense;

•
problems integrating the purchased business, products or technologies;

•
challenges in achieving strategic objectives, cost savings and other anticipated benefits;

•
inability to maintain relationships with key customers, suppliers, vendors and other third parties on which the purchased business relies;

•
the difficulty of incorporating acquired technology and rights into our platform and of maintaining quality and security standards consistent with our brand;

•
difficulty in maintaining controls, procedures, and policies during the transition and integration;

•
challenges in integrating the new workforce and the potential loss of key employees, particularly those of the acquired business; and

•
use of substantial portions of our available cash or the incurrence of debt to consummate the acquisition.

If we proceed with a particular acquisition, we may have to use cash, issue new equity securities with dilutive effects on existing shareholders, incur indebtedness, assume contingent liabilities, or amortize assets or expenses in a manner that might have a material adverse effect on our financial condition and results of operations. Acquisitions will also require us to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. In addition, we could also face unknown liabilities or write-offs due to our acquisitions, which could result in a significant charge to our earnings in the period in which they occur. We will also be required to record goodwill or other long-lived asset impairment charges (if any) in the periods in which they occur, which could result in a significant charge to our earnings in any such period.
Achieving the expected returns and synergies from future acquisitions will depend, in part, upon our ability to integrate the products and services, technology, administrative functions, and personnel of these businesses into our offering lines in an efficient and effective manner. We cannot assure you that we will be able to do so, that any acquired businesses will perform at levels and on the timelines anticipated by our management or that we will be able to obtain these synergies. In addition, acquired technologies and intellectual property may be rendered obsolete or uneconomical by our own or our competitors’ technological advances. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.
Errors or defects in our software or products we manufacture could cause us to incur additional costs, lose revenue and business opportunities, damage our reputation and expose us to potential liability.
Sophisticated software and complex manufactured products may contain errors, defects, or other performance problems at any point in the life of the product. If errors or defects are discovered in our current or future software or in the products we manufacture for customers, we may not be able to correct them in a timely manner, or provide an adequate response to our customers. We may therefore need to expend significant financial, technical, and management resources, or divert some of our development resources, in order to resolve or work around those defects. We may also experience an increase in our service and warranty costs. Particularly in the medical sector, errors or defects in our software or products could lead to claims by patients against us and our customers and expose us to lawsuits that may damage our and our customers’ reputations. Claims may be made by individuals or by classes of users. Our product liability and related insurance policies may not apply or sufficiently cover any product liability lawsuit that arises from defective software or products. Customers such as our collaboration partners may also seek indemnification for third party claims allegedly arising from breaches of warranties under our collaboration agreements.
Errors, defects or other performance problems in our software or products we manufacture may also result in the loss of, or delay in, the market acceptance of our platform and digital manufacturing services. Such difficulties could also cause us to lose customers and, particularly in the case of our largest customers, the potentially substantial associated revenue which would have been generated by our sales to companies participating in our customer’s supply chain. Technical problems, or the loss of a customer with a particularly important global reputation, could also damage our own business reputation and cause us to lose new business opportunities.
Workplace accidents or environmental damage could result in substantial remedial obligations and damage to our reputation.
Accidents or other incidents that occur at our service centers and other facilities or involve our personnel or operations could result in claims for damages against us. In addition, in the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake expensive remedial obligations. The amount of any costs, including fines or damages payments that we might incur under such circumstances could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition, and results of operations and could adversely affect our reputation.
We depend on our largest customer for a substantial portion of our revenue.
Our largest customer accounted for approximately 23%, approximately 21% and approximately 16% of our revenue in the six months ended June 30, 2021 and the years ended December 31, 2020 and 2019, respectively. Our future operating results will be affected by both the success of our largest customer and our success in diversifying our products and customer base. If demand for our largest customer’s products increases, our results are favorably impacted, while if demand for their products decreases, they may reduce their purchases of, or stop purchasing, our services and our operating results would suffer. While we currently have exclusivity arrangements for a limited time period with our largest customer with respect to such customer’s use of third parties for 3D printing, such exclusivity does not preclude the customer insourcing 3D printing capabilities or leveraging other technologies to manufacture their products, which may cause us to lose such customer’s business. The loss of our largest customer and failure to add new customers to replace lost revenue would have a material adverse effect on our business, financial condition and results of operations.
If our manufacturing facilities are disrupted, we may be unable to fulfill customer orders, which could have an adverse effect on our results of operations.
We have manufacturing service centers in Eindhoven, the Netherlands and Long Island City, New York. If the operations of these facilities are materially disrupted, whether by fires or other industrial accidents, extreme weather, natural disasters, labor stoppages, acts of terror, owing to the COVID-19 pandemic, or otherwise, we would be unable to fulfill customer orders for the period of the disruption, we would not be able to recognize revenue on orders, we could suffer damage to our reputation, and we might need to modify our standard sales terms to secure the commitment of new customers during the period of the disruption and perhaps longer. Depending on the cause of the disruption, we could incur significant costs to remedy the disruption and resume operations. These delays could be lengthy and costly. If any of our third-party contract manufacturers’, suppliers’ or customers’ facilities are negatively impacted by such a disaster, production, shipment of products could also be delayed. Even if we are able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in our business operations.

We could experience unforeseen difficulties in building and operating key portions of our manufacturing infrastructure.
We have designed and built our own manufacturing operations and other key portions of our technical infrastructure through which we manufacture products for customers, and we plan to continue to expand the size of our infrastructure through expanding our digital manufacturing facilities. The infrastructure expansion we may undertake may be complex, and unanticipated delays in the completion of these projects or availability of materials may lead to increased project costs, operational inefficiencies, or interruptions in the delivery or degradation of the quality of our products.
We may not timely and effectively scale and adapt our existing technology, processes, and infrastructure to meet the needs of our business.
A key element to our continued growth is the ability to quickly and efficiently quote an increasing number of product submissions across geographies and to manufacture the related parts. This will require us to timely and effectively scale and adapt our existing technology, processes, and infrastructure. With respect to our platform and quoting technology, it may become increasingly difficult to maintain and improve their performance, especially during periods of heavy usage and as our solutions become more complex or if our user traffic increases across geographies. Similarly, our manufacturing automation technology may not enable us to process large numbers of unique designs and efficiently manufacture the related parts in a timely fashion. Any failure in our ability to timely and effectively scale and adapt our existing technology, processes, and infrastructure could negatively impact our ability to retain existing customers and attract new customers, damage our reputation and brand, result in lost revenue, and otherwise substantially harm our business and results of operations.
Our business depends in part on our ability to process a large volume of new part designs from a diverse group of customers and successfully identifying significant opportunities for our business based on those submissions.
We believe the volume of new part designs we process and the size and diversity of our customer base give us valuable insight into the needs of our prospective customers. We utilize this industry knowledge to determine where we should focus our development resources. If the number of new part designs we process or the size and diversity of our customer base decrease, our ability to successfully identify significant opportunities for our business and meet the needs of customers could be negatively impacted. In addition, even if we do continue to process a large number of new part designs and work with a significant and diverse customer base, there are no guarantees that any industry knowledge we extract from those interactions will be successfully utilized to help us identify significant business opportunities or better understand the needs of customers.
Interruptions, delays in service or inability to increase capacity, including internationally, at third-party data center facilities could adversely affect our business and reputation.
Our business, brand, reputation, and ability to attract and retain customers depend upon the satisfactory performance, reliability, and availability of our platform, which in turn, with respect to our planned software as a service (“SaaS”) offerings, depend upon the availability of the internet and our third-party service providers. We rely on third party data center facilities operated by Amazon Web Services (“AWS”) located in the United States to host our main servers. In addition to AWS, some of our services are housed in third-party data centers operated by Digital Realty in the United States and EcoRacks in Eindhoven. We do not control the operation of any of AWS’ data center hosting facilities, and they may be subject to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, terrorist attacks, and similar events. They may also be subject to interruptions due to system failures, computer viruses, software errors, or subject to breaches of computer hardware and software security, break-ins, sabotage, intentional acts of vandalism, and similar misconduct. And while we rely on service level agreements with our hosting provider, if they do not properly maintain their infrastructure or if they incur unplanned outages, our customers may experience performance issues or unexpected interruptions and we may not meet our service level agreement terms with our customers. We have experienced, and expect that in the future we may experience interruptions, delays, and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions, and capacity constraints. These and other similar events beyond our control could negatively affect the use, functionality, or availability of our services.
Any damage to, or failure of, our systems, or those of our third-party providers, could interrupt or hinder the use or functionality of our services. Impairment of or interruptions in our services may reduce revenue, subject us to claims and litigation, cause customers to terminate their contracts, and adversely affect our ability to attract new customers. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. Our business will also be harmed if customers and potential customers believe our services are unreliable.
Interruptions to or other problems with our website user interface, information technology systems, manufacturing processes, or other operations could damage our reputation and brand and substantially harm our business and results of operations.
The satisfactory performance, reliability, consistency, security, and availability of our websites and interactive user interface, information technology systems, manufacturing processes, and other operations are critical to our reputation and brand, and our ability to effectively service customers. Any interruptions or other problems that cause any of our websites, interactive user interface, or information technology systems to malfunction or be unavailable, or negatively impact our manufacturing processes or other operations, may damage our reputation and brand, result in lost revenue, cause us to incur significant costs seeking to remedy the problem, and otherwise substantially harm our business and results of operations.
A number of factors or events could cause such interruptions or problems, including among others: human and software errors, design faults, challenges associated with upgrades, changes or new facets of our business, power loss, telecommunication failures, fire, flood, extreme weather, political instability, acts of terrorism, war, break-ins and security breaches, contract disputes, labor strikes and other workforce related issues, capacity constraints due to an unusually large number of customers accessing our websites or ordering parts at the same time, and other similar events. These risks are augmented by the fact that our customers come to us largely for our quick-turn manufacturing capabilities and that accessibility and turnaround speed are often of critical importance to these customers. We are dependent upon our facilities through which we satisfy all of our production demands and in which we house all of the computer hardware necessary to operate our websites and systems as well as managerial, customer service, sales, marketing, and other similar functions, and we have not identified alternatives to these facilities or established fully redundant systems in multiple locations. In addition, we are dependent in part on third parties for the implementation and maintenance of certain aspects of our communications and production systems, and therefore preventing, identifying, and rectifying problems with these aspects of our systems is to a large extent outside of our control.
Moreover, the business interruption insurance that we carry may not be sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.
If we are unable to retain customers at existing levels or sell additional services to our existing customers, our revenue growth will be adversely affected.
To increase our revenue, we must retain existing customers, convince them to expand their use of our solutions across their organizations and for a variety of use cases, and expand their purchasing on terms favorable to us. We may not meet our customers’ expectations. If we are not able to renew our agreements with existing customers or attract new business from existing customers on favorable terms, this could have an adverse effect on our business, revenue, gross margins, and other operating results. The rate at which our customers purchase new or enhanced solutions from us, as well as the expansion of use of our solutions across organizations, depend on a number of factors, including general economic conditions, customer specific conditions, competitive pricing, integration with existing technologies, and satisfaction and market acceptance of our platform generally. If our efforts to sell additional solutions to our customers are not successful, our business and growth prospects may suffer.

We may not be able to turn pipeline customers into customers that will provide significant revenues.
Our future revenue depends in part on our ability to turn our pipeline customers into actual customers. Pipeline customers may fail to accept our offerings, choose our competitors’ offerings, or otherwise not turn into customers. If we are not able to turn pipeline customers into customers, or customers that provide significant revenues, our business and growth prospects could be adversely affected.
The loss of one or more key members of our management team or personnel could harm our business.
We believe our success has depended, and continues to depend, on the efforts and talents of our senior management and other key personnel, including, in particular, our executive officers. Our executive team is critical to the management of our business and operations, as well as to the development of our strategy. Members of our senior management team may resign at any time. The loss of the services of any members of our senior management team could delay or prevent the successful implementation of our strategy or our commercialization of new applications for our systems or other offerings, or could otherwise adversely affect our ability to manage our company effectively and carry out our business plan. There is no assurance that if any senior executive leaves in the future, we will be able to rapidly replace him or her and transition smoothly towards his or her successor, without any adverse impact on our operations.
In particular, the loss of the services of Greg Kress, our Chief Executive Officer, could severely damage our business and prospects for growth. Simultaneously with the execution of the Merger Agreement and pursuant to its terms, Mr. Kress entered into the Non-Competition Agreement, the operative provisions of which became effective as of the Closing, containing covenants restricting Mr. Kress from leaving Shapeways to join a competitor or establish, alone or with others, a business in competition with the business of Shapeways or to solicit customers of Shapeways. Mr. Kress has also entered into a proprietary information and inventions agreement with Shapeways, which includes similar restrictive covenants. We cannot assure you that if Mr. Kress were to breach the restrictive covenants in the Non-Competition Agreement and his proprietary information and inventions agreement a court would enforce those restrictive covenants and enjoin him from engaging in activities in violation thereof. The loss of Mr. Kress’ services could delay or prevent the successful implementation of our strategy or our commercialization of new applications for our systems or other offerings, or could otherwise adversely affect our ability to manage our company effectively and carry out our business plan, and consequently could have a materially adverse effect on our business, results of operations and financial condition.
Our current levels of insurance may not be adequate for our potential liabilities.
We maintain insurance to cover our potential exposure for most claims and losses, including potential product and non-product related claims, lawsuits, and administrative proceedings seeking damages or other remedies arising out of our commercial operations. However, our insurance coverage is subject to various exclusions, self-retentions, and deductibles. We may be faced with types of liabilities that are not covered under our insurance policies, such as environmental contamination or terrorist attacks, or that exceed our policy limits. Even a partially uninsured claim of significant size, if successful, could have an adverse effect on our financial condition.
In addition, we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, and our existing policies may be cancelled or otherwise terminated by the insurer. Maintaining adequate insurance and successfully accessing insurance coverage that may be due for a claim can require a significant amount of our management’s time, and we may be forced to spend a substantial amount of money in that process.
Industry Risks
The COVID-19 pandemic has adversely affected our business and results of operations. The duration and extent to which it will continue to adversely impact our business and results of operations remains uncertain and could be material.
The COVID-19 pandemic has resulted in a widespread public health crisis and numerous disease control measures being taken to limit its spread, including travel bans and restrictions, quarantines, shelter-in-place orders, and shutdowns. These measures have materially impacted and may impact our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers. We have significant operations worldwide, including in the United States and Netherlands, and each of these geographies has been affected by the outbreak and has taken measures to try to contain it, resulting in disruptions at many of our manufacturing operations and facilities, and further disruptions could occur in the future and any such disruptions could materially adversely affect our business. Most recently, with the second wave of the pandemic, we have been experiencing plant closures and/or restrictions at certain manufacturing facilities such as in India. The impact of the pandemic on our business has included and could in the future include:
•
disruptions to or restrictions on our ability to ensure the continuous provision of our manufacturing services and solutions;

•
temporary closures or reductions in operational capacity of our or third party manufacturing facilities;

•
reductions in our capacity utilization levels;

•
temporary closures of our direct and indirect suppliers, resulting in adverse effects to our supply chain, and other supply chain disruptions, which adversely affect our ability to procure sufficient inventory to support customer orders;

•
temporary shortages of skilled employees available to staff manufacturing facilities due to shelter-in- place orders and travel restrictions within as well as into and out of countries;

•
restrictions or disruptions of transportation, such as reduced availability of air transport, port closures, and increased border controls or closures;

•
increases in operational expenses and other costs related to requirements implemented to mitigate the impact of the pandemic;

•
delays or limitations on the ability of our customers to perform or make timely payments;

•
reductions in short- and long-term demand for our manufacturing services and solutions, or other disruptions in technology buying patterns;

•
workforce disruptions due to illness, quarantines, governmental actions, other restrictions, and/or the social distancing measures we have taken to mitigate the impact of COVID-19 at our locations around the world in an effort to protect the health and well-being of our employees, customers, suppliers, and of the communities in which we operate (including working from home, restricting the number of employees attending events or meetings in person, limiting the number of people in our buildings and factories at any one time, further restricting access to our facilities and suspending employee travel); and

•
our management team continuing to commit significant time, attention, and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effects on our business and workforce.

The global spread of COVID-19 also has created significant macroeconomic uncertainty, volatility, and disruption, which may adversely affect our and our customers’ and suppliers’ liquidity, cost of capital, and ability to access the capital markets. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of the pandemic’s global economic impact, including any recession, economic downturn, government spending cuts, tightening of credit markets, or increased unemployment that has occurred or may occur in the future, which could cause our customers and potential customers to postpone or reduce spending on our manufacturing services and solutions.
Global economic conditions may harm our ability to do business, increase our costs and negatively affect our stock price.
Our performance depends on the financial health and strength of our customers, which in turn is dependent on the economic conditions of the markets in which we and our customers operate. The recent declines in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties, and other macroeconomic factors all affect the spending behavior of potential customers.

We also face risks from financial difficulties or other uncertainties experienced by our suppliers, distributors, or other third parties on which we rely. If third parties are unable to supply us with required materials or otherwise assist us in operating our business, our business could be harmed.
For example, the possibility of an ongoing trade war between the United States and China may impact the cost of raw materials, finished products, or other materials used in our offerings and our ability to sell our offerings in China. Other changes in U.S. social, political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development, and investment could also adversely affect our business. We could experience interruptions in production due to the processing of customs formalities or reduced customer spending in the wake of weaker economic performance. If global economic conditions remain volatile for a prolonged period our results of operations could be adversely affected.
If demand for our services does not grow as expected, or if market adoption of digital manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.
The industrial manufacturing market, which today is dominated by conventional manufacturing processes that do not involve digital manufacturing technology, is undergoing a shift towards digital manufacturing. We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of digital manufacturing technologies or our offerings may not address the specific needs or provide the level of functionality required by potential customers to encourage the continuation of this shift towards digital manufacturing. If digital manufacturing technology does not continue to gain broader market acceptance as an alternative to conventional manufacturing processes, or if the marketplace adopts digital manufacturing technologies developed by our competitors, we may not be able to increase or sustain the level of sales of our services, and our operating results would be adversely affected as a result.
We could face liability if our digital manufacturing solutions are used by our customers to print dangerous objects.
Customers may use our digital manufacturing systems to print parts that could be used in a harmful way or could otherwise be dangerous. For example, there have been news reports that 3D printers were used to print guns or other weapons. We have little, if any, control over what objects our customers print using our offerings, and it may be difficult, if not impossible, for us to monitor and prevent customers from printing weapons with our services. While we have never printed weapons on any printers in our offices, there can be no assurance that we will not be held liable if someone were injured or killed by a weapon printed by a customer using one of our offerings.
Our actual results may be significantly different from our projections, estimates, targets, or forecasts.
Our projections, estimates, targets, and forecasts are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. In July 2021, Shapeways revised its projected revenues for 2021 and 2022, from $44.0 million and $86.0 million to $40.0 million and $80.0 million, respectively. In September 2021, Shapeways further revised its projected revenues for 2021 from $40.0 million to $38.0 million. While all projections, estimates, targets and forecasts are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, target, or forecast extends from the date of preparation. The assumptions and estimates underlying the projected, expected, or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates, targets and forecasts. Our projections, estimates, targets and forecast should not be regarded as an indication that Shapeways or its representatives, considered or consider the financial projections, estimates, targets to be a reliable prediction of future events.
Intellectual Property and Infrastructure-Related Risks
We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. Our failure to expand our intellectual property portfolio could adversely affect the growth of our business and results of operations.
We may incur substantial expense and costs in protecting, enforcing, and defending our intellectual property rights against third parties. Intellectual property disputes may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from providing our services to our customers, subject us to injunctions prohibiting or restricting our sale of our services, or require us to redesign our services, causing severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our offerings. Any of these could have an adverse effect on our business and financial condition.
Patent applications in the United States and most other countries are confidential for a period of time until they are published, and the publication of discoveries in scientific or patent literature typically lags actual discoveries by several months or more. As a result, the nature of claims contained in unpublished patent filings around the world is unknown to us, and we cannot be certain that we were the first to conceive inventions covered by our patents or patent applications or that we were the first to file patent applications covering such inventions. Furthermore, it is not possible to know in which countries patent holders may choose to extend their filings under the Patent Cooperation Treaty or other mechanisms.
In addition, we may be subject to intellectual property infringement claims from individuals, vendors and other companies, including those that are in the business of asserting patents, but are not commercializing products or services in the field of digital manufacturing, or our customers may seek to invoke indemnification obligations to involve us in such intellectual property infringement claims. Furthermore, although we maintain certain procedures to screen items we manufacture on behalf of customers for infringement on the intellectual property rights of others, we cannot be certain that our procedures will be effective in preventing any such infringement. Any third-party lawsuits or other assertion to which we are subject, alleging infringement of trademarks, patents, trade secrets or other intellectual property rights either by us or by our customers may have a significant adverse effect on our financial condition.
We may not be able to adequately protect or enforce our intellectual property rights, which could impair our competitive position.
Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We rely primarily on patents, licenses, trademarks, and trade secrets, as well as non-disclosure agreements and other methods, to protect our proprietary technologies and processes globally. Despite our efforts to protect our proprietary technologies and processes, it is possible that competitors or other unauthorized third parties may obtain, copy, use, or disclose our technologies and processes or invent around our patents. We cannot assure you that any of our existing or future patents will not be challenged or invalidated in court or patent office proceedings that could be time-consuming, expensive, and distract us from the operating our business. In addition, competitors could circumvent our patents by inventing around them. As such, any rights granted under these patents may not provide us with meaningful protection. We may not be able to obtain foreign patents corresponding to our United States patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If our patents and other intellectual property do not adequately protect our technology, our competitors may be able to offer services similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents. Any of the foregoing events would lead to increased competition and lower revenue or gross margin, which would adversely affect our net income.
Our digital manufacturing software contains third-party open-source software components. Our use of such open- source software may expose us to additional risks and harm our intellectual property and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to sell our offerings.
Our digital manufacturing software contains components that are licensed under so-called “open source,” “free,” or other similar licenses. Open source software is made available to the general public on an “as-is” basis under the terms of a non-negotiable license. We currently combine our proprietary software with open source software, but not in a manner that we believe requires the release of the source code of our proprietary software to the public. We do not plan to integrate our proprietary software with open source software in ways that would require the release of the source code of our proprietary software to the public;

however, our use and distribution of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release to the public or remove the source code of our proprietary software. As standard practice among technology companies Shapeways leverages open source software in the development in its internal software. Open source software is commonly used as a foundation to which Shapeways develops upon, allowing us to customize the software based on the specific needs of Shapeways. This enables faster development of software, with higher quality, supported by a larger community of developers. We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license, or remove the software. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer our solutions, incur additional costs, or discontinue the sale of our offerings if re-engineering could not be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
We store confidential customer information in our systems that, if breached or otherwise subjected to unauthorized access, may harm our reputation or brand or expose us to liability.
Our system stores, processes, and transmits our customers’ confidential information, including the intellectual property in their part designs, credit card information, and other sensitive data. We rely on encryption, authentication, and other technologies licensed from third parties, as well as administrative and physical safeguards, to secure such confidential information. Any compromise of our information security could damage our reputation and brand and expose us to a risk of loss, costly litigation, and liability that would substantially harm our business and operating results. We may not have adequately assessed the internal and external risks posed to the security of our company’s systems and information and may not have implemented adequate preventative safeguards or take adequate reactionary measures in the event of a security incident. In addition, most states have enacted laws requiring companies to notify individuals and often state authorities of data security breaches involving their personal data. These mandatory disclosures regarding a security breach often lead to widespread negative publicity, which may cause our existing and prospective customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether successful or not, would harm our reputation and brand and could cause the loss of customers.
A real or perceived defect, security vulnerability, error, or performance failure in our software or technical problems or disruptions caused by our third-party service providers could cause us to lose revenue, damage our reputation, and expose us to liability.
Our business relies on software products which are inherently complex and, despite extensive testing and quality control, have in the past and may in the future contain defects or errors, especially when first introduced, or otherwise not perform as contemplated. As the use of our platform expands, we may be subject to increased scrutiny, potential reputational risk, or potential liability should our software fail to perform as contemplated in such deployments. We have in the past and may in the future need to issue corrective releases of our software to fix these defects, errors, or performance failures and we may encounter technical problems when we attempt to perform routine maintenance or enhance our software, internal applications, and systems, which could require us to allocate significant research and development and customer support resources to address these problems and divert the focus of our management and research and development teams. See: “Risks Related to Shapeways Business — Interruptions, delays in service or inability to increase capacity, including internationally, at third-party data center facilities could adversely affect our business and reputation.”
Any inefficiencies, security vulnerabilities, errors, defects, technical problems, or performance failures with our software, internal applications, and systems could reduce the quality of our services or interfere with our customers’ (and their users’) products, which could negatively impact our brand and reputation, reduce demand, lead to a loss of customers or revenue, adversely affect our results of operations and financial condition, increase our costs to resolve such issues, and subject us to financial penalties and liabilities under our service level agreements. Any limitation of liability provisions that may be contained in our customer agreements may not be effective as a result of existing or future applicable law or unfavorable judicial decisions. The sale and support of our software offering entails the risk of liability claims, which could be substantial in light of the use of our software offering in enterprise-wide environments. In addition, our insurance against this liability may not be adequate to cover a potential claim.
Compliance-Related Risks
We are subject to environmental, health, and safety laws and regulations related to our operations and the use of our digital manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance.
We are subject to domestic and foreign environmental laws and regulations governing our manufacturing operations, including, but not limited to, emissions into the air and water and the use, handling, disposal, and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling, and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. Under these laws, regulations and requirements, we could also be subject to liability for improper disposal of chemicals and waste materials, including those resulting from the use of our systems and accompanying materials by end- users. Accidents or other incidents that occur at our facilities or involve our personnel or operations could result in claims for damages against us. In the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake extensive remedial obligations. If our operations fail to comply with such laws or regulations, we may be subject to fines and other civil, administrative, or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that we generate, use, store, handle, transport, manufacture, or dispose of), property damage, or contribution claims. Some environmental laws allow for strict, joint and several liabilities for remediation costs, regardless of fault. We may be identified as a potentially responsible party under such laws. The amount of any costs, including fines or damages payments that we might incur under such circumstances, could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition, and results of operations and could adversely affect our reputation.
The export of our offerings internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as the United States Toxic Substances Control Act and the Registration, Evaluation, Authorization, and Restriction of Chemical Substances. These laws and regulations require the testing and registration of some chemicals that we ship along with, or that form a part of, our systems and other products. If we fail to comply with these or similar laws and regulations, we may be required to make significant expenditures to reformulate the chemicals that we use in our offerings and materials or incur costs to register such chemicals to gain and/or regain compliance. Additionally, we could be subject to significant fines or other civil and criminal penalties should we not achieve such compliance.
The cost of complying with current and future environmental, health, and safety laws applicable to our operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, may result in future expenditures. Any of these developments, alone or in combination, could have an adverse effect on our business, financial condition, and results of operations.

Our business involves the use of hazardous materials, and we must comply with environmental, health, and safety laws and regulations, which can be expensive and restrict how we do business.
Our business involves the controlled storage, use, and disposal of hazardous materials. We and our suppliers are subject to federal, state, and local as well as foreign laws and regulations governing the use, manufacture, storage, handling, and disposal of these hazardous materials. Although we believe that the safety procedures utilized by us and our suppliers for handling and disposing of these materials comply with the standards prescribed by these laws and regulations, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident, state, federal, or foreign authorities may curtail the use of these materials and interrupt our business operations. We do not currently maintain hazardous materials insurance coverage. If we are subject to any liability as a result of activities involving hazardous materials, our business and financial condition may be adversely affected and our reputation and brand may be harmed.
Regulation in the areas of privacy, data protection, and information security could increase our costs and affect or limit our business opportunities and how we collect and/or use personal information.
We collect personally identifiable information from our employees, prospects, and our customers. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past, or prospective customers. We must comply with privacy laws in the United States, Europe, and elsewhere, including GDPR in the European Union, which became effective May 25, 2018, and the California Consumer Privacy Act of 2018, which was enacted on June 28, 2018 and became effective on January 1, 2020. These laws create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. In many jurisdictions, consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our services to current, past, or prospective customers. While we have invested in, and intend to continue to invest in, resources to comply with these standards, we may not be successful in doing so, and any such failure could have an adverse effect on our business, results of operations, and reputation.
As privacy, data use, and data security laws are interpreted and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place. In recent years, there has been increasing regulatory enforcement and litigation activity in this area in the United States and in various other countries in which we operate.
We are subject to U.S. and other anti-corruption laws, trade controls, economic sanctions, and similar laws and regulations. Our failure to comply with these laws and regulations could subject us to civil, criminal, and administrative penalties and harm our reputation.
We operate in a number of countries throughout the world, including countries known to have a reputation for corruption. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea, and the Crimea Region of Ukraine. In addition, our offerings are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our offerings. In recent years the U.S. government has had a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future offerings may be subject to these heightened regulations, which could increase our compliance cost.

Risks of Being a Public Company
The requirements of being a public company may strain our resources, divert management’s attention, and affect its ability to attract and retain qualified board members.
We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of NYSE. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on its systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required, and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of our Board. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements can have a material adverse effect on our operations, business, financial condition, or results of operations.
If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may be unable to accurately report our financial results, prevent fraud, or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.
Shapeways has not previously been subject to the internal control and financial reporting requirements that are required of a publicly-traded company. However, following the consummation of the Business Combination, we are required to comply with certain requirements of the Sarbanes-Oxley Act, and will be required to comply with additional such requirements following the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, which could be as early as our next fiscal year. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those previously required of us as a privately-held company, and requires that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we are required to perform system and process evaluation, document our controls, and perform testing of our key controls over financial reporting to allow management certify on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. When we cease to be an “emerging growth company,” we will also be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and the relevant increased disclosure obligations. Deficiencies in our internal control over financial reporting may be found that may be deemed to be material weaknesses. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock would likely decline and we could be subject to lawsuits, sanctions, or investigations by regulatory authorities, which would require additional financial and management resources.
We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of Galileo; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:
•
not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes- Oxley Act;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved, and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.
In order to satisfy our obligations as a public company, we will need to hire qualified accounting and financial personnel with appropriate public company experience.
As a newly public company, we need to establish and maintain effective disclosure and financial controls. We will need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and retain such personnel. We may also need to hire additional legal and/or compliance personnel with appropriate public company experience. Even if we are able to hire appropriate personnel, our existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from research and development efforts.
Risks Relating to Ownership of Shapeways’ common stock
An active, liquid trading market for Shapeways’ common stock may not develop, which may limit your ability to sell your shares.
An active trading market for Shapeways’ common stock may never develop or be sustained. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither Shapeways nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of Shapeways’ common stock. An inactive market may also impair Shapeways’ ability to raise capital to continue to fund operations by issuing shares and may impair Shapeways’ ability to acquire other companies or technologies by using Shapeways’ common stock as consideration.

Our issuance of additional shares of common stock or convertible securities may dilute your ownership of us and could adversely affect our stock price.
From time to time in the future, we may issue additional shares of our common stock or securities convertible into our common stock pursuant to a variety of transactions, including acquisitions. Additional shares of our common stock may also be issued upon exercise of outstanding stock options and warrants to purchase our common stock. The issuance by us of additional shares of our common stock or securities convertible into our common stock would dilute your ownership of us and the sale of a significant amount of such shares in the public market could adversely affect prevailing market prices of our common stock. Subject to the satisfaction of vesting conditions and the expiration of lockup agreements, shares issuable upon exercise of options will be available for resale immediately in the public market without restriction.
Issuing additional shares of our capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing, or nature of our future offerings. As a result, holders of our common stock bear the risk that our future offerings may reduce the market price of our common stock and dilute their percentage ownership.
Future sales, or the perception of future sales, of our common stock by us or our existing stockholders in the public market could cause the market price for our common stock to decline.
The sale of substantial amounts of shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.
In connection with the Business Combination, certain of our stockholders agreed that, subject to certain exceptions, they will not, during the period beginning at the Closing Date and the date that is 180 days after the Closing Date (subject to early release if Shapeways consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party), directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for, or that represent the right to receive shares of common stock, or any interest in any of the foregoing.
Upon the expiration or waiver of the lock-up described above, shares held by these stockholders will be eligible for resale, subject to, in the case of stockholders who are our affiliates, volume, manner of sale, and other limitations under Rule 144 promulgated under the Securities Act.
In addition, certain of our stockholders will have registration rights under the Registration Rights Agreement to which we are obligated to register such stockholders’ shares of common stock and other securities that such stockholders may acquire after the Closing. Upon the effectiveness of the registration statement of which this prospectus forms a part, these shares of common stock will be available for resale without restriction, subject to any lock-up agreement.
In addition, shares of our common stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our common stock reserved for future issuance under the Incentive Plan and the ESPP may become available for sale in future.
The market price of shares of our common stock could drop significantly if the holders of the shares described above sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our common stock or other securities.

Our operating results and financial condition may fluctuate on a quarterly and annual basis.
Our operating results and financial condition fluctuate from quarter-to-quarter and year-to-year and are likely to continue to vary due to a number of factors, many of which will not be within our control. Both our business and the digital manufacturing industry are changing and evolving rapidly, and our historical operating results may not be useful in predicting our future operating results. If our operating results do not meet the guidance that we provide to the marketplace or the expectations of securities analysts or investors, the market price of our common stock will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors, including:
•
the degree of market acceptance of digital manufacturing and, specifically, our services;

•
our ability to compete with competitors and new entrants into our markets;

•
the mix of offerings that we sell during any period;

•
the timing of our sales and deliveries of our offerings to customers;

•
the geographic distribution of our sales;

•
changes in our pricing policies or those of our competitors, including our response to price competition;

•
changes in the amount that we spend to develop and manufacture new technologies;

•
changes in the amounts that we spend to promote our services;

•
expenses and/or liabilities resulting from litigation;

•
delays between our expenditures to develop and market new or enhanced solutions and the generation of revenue from those solutions;

•
unforeseen liabilities or difficulties in integrating our acquisitions or newly acquired businesses;

•
disruptions to our information technology systems;

•
general economic and industry conditions that affect customer demand;

•
the impact of the COVID-19 pandemic on our customers, suppliers, manufacturers, and operations; and

•
changes in accounting rules and tax laws.

In addition, our revenues and operating results may fluctuate from quarter-to-quarter and year-to-year due to our sales cycle and seasonality among our customers. Generally, our digital manufacturing solutions are subject to the adoption and capital expenditure cycles of our customers. As a result, we typically conduct a larger portion of our business during the first and fourth quarters of our fiscal year relative to the second and third quarters. Additionally, for our more complex solutions, which may require additional facilities investment, potential customers may spend a substantial amount of time performing internal assessments prior to making a purchase decision. This may cause us to devote significant effort in advance of a potential sale without any guarantee of receiving any related revenues. As a result, revenues and operating results for future periods are difficult to predict with any significant degree of certainty, which could lead to adverse effects on our inventory levels and overall financial condition.
Due to the foregoing factors, and the other risks discussed in this prospectus, you should not rely on quarter-over-quarter and year-over-year comparisons of our operating results as an indicator of our future performance.

Our stock price may be volatile or may decline regardless of our operating performance. You may lose some or all of your investment.
The trading price of our common stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in this section and the following:
•
the impact of the COVID-19 pandemic on our financial condition and the results of operations;

•
our operating and financial performance and prospects;

•
our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•
conditions that impact demand for our services;

•
future announcements concerning our business, our customers’ businesses, or our competitors’ businesses;

•
the public’s reaction to our press releases, other public announcements, and filings with the SEC;

•
the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act or a “smaller reporting company”;

•
the size of our public float;

•
coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•
market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•
strategic actions by us or our competitors, such as acquisitions or restructurings;

•
changes in laws or regulations which adversely affect the manufacturing industry generally or Shapeways specifically;

•
changes in accounting standards, policies, guidance, interpretations, or principles;

•
changes in senior management or key personnel;

•
issuances, exchanges or sales, or expected issuances, exchanges, or sales of our capital stock;

•
changes in our dividend policy;

•
adverse resolution of new or pending litigation against us; and

•
changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war, and responses to such events.

These broad market and industry factors may materially reduce the market price of our common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low. As a result, you may suffer a loss on your investment.
If securities or industry analysts publish inaccurate or unfavorable research or reports about our business, our stock price and trading volume could decline.
The trading market for our common stock depends, in part, on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our common stock to decline. Moreover, if one or more of the analysts who cover us downgrades our common stock, or if our reporting results do not meet their expectations, the market price of our common stock could decline.
We do not expect to pay any cash dividends for the foreseeable future.
We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, we do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, certain restrictions related to our indebtedness, industry trends, and other factors that our Board may deem relevant. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our common stock. As a result, you may have to sell some or all of your common stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do. Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our common stock.
We may be subject to securities litigation, which is expensive and could divert management attention.
The per share price of the common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on Shapeways’ business, financial condition, and results of operations. Any adverse determination in litigation could also subject Shapeways to significant liabilities.
Risks Related to Delaware Law and our Charter and Bylaws
Delaware law and provisions in our Charter and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our common stock.
Our Charter, Bylaws, and Delaware law contain provisions that could depress the trading price of our common stock by acting to discourage, delay, or prevent a change of control of Shapeways or changes in Shapeways that our management or stockholders may deem advantageous. Among other things, our Charter and Bylaws include the following provisions:
•
a classified board of directors so that not all members of our Board are elected at one time;

•
permit the Board to establish the number of directors and fill any vacancies and newly created directorships;

•
provide that directors may only be removed for cause and only by a super majority vote;

•
require super-majority voting to amend certain provisions of our Charter and any provision of our Bylaws;

•
authorize the issuance of “blank check” preferred stock that our Board could use to implement a stockholder rights plan;

•
eliminate the ability of our stockholders to call special meetings of stockholders;

•
prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•
provide that the Board is expressly authorized to make, alter, or repeal our bylaws; and

•
establish advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management. As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents interested stockholders, such as certain stockholders holding more than 15% of our outstanding common stock, from engaging in certain business combinations unless (i) prior to the time such stockholder became an interested stockholder, our Board approved the transaction that resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our common stock, or (iii) following board approval, such business combination receives the approval of the holders of at least two-thirds of our outstanding common stock not held by such interested stockholder at an annual or special meeting of stockholders.
Any provision of our Charter, our Bylaws, or Delaware law that has the effect of delaying, preventing, or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock.
Our Charter provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against us arising pursuant to the DGCL, our Charter or Bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, if an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.
Our Charter provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing choice of forum provision.
This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Our Charter provides further that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These choices of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees and may discourage these types of lawsuits. Furthermore, the enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive-forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the exclusive-forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business.

USE OF PROCEEDS
We will receive proceeds equal to the aggregate exercise price from any exercise of the Warrants, assuming the exercise of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes, including working capital, operating expenses and capital expenditures. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.
All of the shares of common stock, the Private Warrants and the Sponsor Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own account. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.
DETERMINATION OF OFFERING PRICE
The offering price of the shares of common stock underlying the Public Warrants, the Private Warrants and the Sponsor Warrants offered hereby is determined by reference to the exercise price of the Public Warrants, the Private Warrants and the Sponsor Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “SHPW WS.”
We cannot currently determine the price at which shares of our common stock may be sold by the Selling Securityholders under this prospectus.
MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our common stock and Public Warrants are currently listed on the NYSE under the symbols “SHPW” and “SHPW WS,” respectively. Prior to the consummation of the Business Combination, our common stock and Public Warrants were listed on the NYSE under the symbols “GLEO” and “GLEO WS,” respectively. Prior to the Closing, there was no established public trading market for Legacy Shapeways’ common stock. As of September 29, 2021, we had 48,296,484 shares of common stock issued and outstanding.
Dividends
We have not paid any cash dividends on the common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends is limited by covenants under our existing outstanding indebtedness. We do not anticipate declaring any cash dividends to holders of the common stock in the foreseeable future.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus and, if not defined in this prospectus, the final joint proxy statement/consent solicitation statement/prospectus filed by Galileo with the SEC on September 7, 2021 (the “Proxy Statement”). Unless the context otherwise requires, “Shapeways” refers to Shapeways, Inc. prior to the Closing, the “Company” refers to Shapeways Holdings, Inc. (f/k/a Galileo Acquisition Corp..) after the Closing, and “Galileo” refers to Galileo Acquisition Corp. prior to the Closing.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of the historical financial information of Galileo and Shapeways adjusted to give effect to the Business Combination and related transactions.
Galileo was a blank check company formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or entities.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of Galileo and the historical balance sheet of Shapeways on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Galileo and Shapeways for such periods on a pro forma basis as if the Business Combination and the related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The historical financial information of Galileo was derived from the unaudited financial statements of Galileo as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. The historical financial information of Shapeways was derived from the unaudited financial statements of Shapeways as of and for the six months ended June 30, 2021 and the audited financial statements for the year ended December 31, 2020. This information should be read together with Galileo and Shapeways’ audited financial statements and related notes, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Galileo,” contained in the Proxy Statement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Shapeways” contained in this prospectus.
Accounting for the Business Combination
The Business Combination has been accounted for as a reverse recapitalization, in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method of accounting, Galileo has been treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination has been treated as the equivalent of Shapeways issuing stock for the net assets of Galileo, accompanied by a recapitalization. The net assets of Galileo will be stated at historical cost, with no goodwill or other intangible assets recorded. There has been no accounting effect or change in the carrying amount of the assets and liabilities as a result of the Domestication.
Shapeways has been treated as the accounting acquirer based on evaluation of the following facts and circumstances with regard to the Company as of the Closing:
•
Our Board consists of six directors: (i) three directors designated by Shapeways, two of which are independent directors in accordance with NYSE rules, (ii) two directors designated by Galileo, both of which are independent directors in accordance with the NYSE rules and (iii) one additional independent director mutually agreed upon by Shapeways and Galileo (an additional independent director joined our Board after the Closing);
•
The executive officers of Shapeways are the initial executive officers of the Company;

•
The assets of Shapeways represent a significant majority of the assets of the Company (excluding cash formerly held in the Trust Account); and

•
The business of the Company will be the continued business of Shapeways. The business of the Company will continue to focus on Shapeways’ core offerings related to the facilitation of the sale, design and manufacturing of 3D printed items.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020. Galileo and Shapeways did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.
The Business Combination and Related Transactions
On April 28, 2021, Galileo entered into an Agreement and Plan of Merger and Reorganization, by and among Galileo, Merger Sub, Sponsor, Seller Representative, and Shapeways. The Business Combination was completed on September 29, 2021, whereby Merger Sub merged with and into Shapeways, with Shapeways surviving as a wholly-owned subsidiary of the Company.
At the closing of the Business Combination, the total consideration received by Shapeways security holders from Galileo was an aggregate value equal to $406,000,000 (the “Merger Consideration”), as paid, in the case of certain Shapeways stockholders, solely in new shares of common stock and, in the case of other Shapeways security holders, in new shares of common stock and/or securities convertible into or exercisable for new shares of common stock. As described in the Proxy Statement, the Merger Consideration delivered to Shapeways stockholders has been allocated pro rata after giving effect to the required conversion of all of the outstanding shares of Shapeways preferred stock into shares of Shapeways common stock immediately prior to the Closing. Based on the number of shares of Shapeways outstanding immediately prior to the Closing on a fully-diluted basis, Shapeways Stockholders received 35,104,836 shares of common stock.
As of the Closing, shares of common stock representing 10% of the Merger Consideration (3,510,405 shares of common stock)(the “Stockholder Merger Consideration”) are subject to vesting and forfeiture conditions (the “Earnout Terms”) based upon the VWAP trading price of common stock reaching targets of $14.00 and $16.00, respectively (with 50% released at each target) for a period of 30 consecutive trading days during the three-year period after the Closing, with the portion of such shares that would otherwise be deliverable to Shapeways Stockholders at the Closing being withheld and deposited into escrow pursuant to the Escrow Agreement. A pro rata portion of the Stockholder Merger Consideration earnout has also been allocated to Shapeways options and warrants that, as of the Closing, have been exchanged for options and warrants (as applicable) exercisable for shares of common stock (as described below).
Shapeways options issued pursuant to Shapeways’ 2010 Stock Plan that were not exercised prior to the Closing have been assumed by Galileo and converted, subject to certain adjustments that are described in the Merger Agreement, into options exercisable for shares of common stock and, in the case of in-the-money Shapeways options held by individuals remaining in continuous service to the Company through the closing, a right to receive an award of restricted stock units (RSUs) denominated in shares of common stock that are subject to the Earnout Terms and to service-based vesting and forfeiture restrictions. As a result of the Closing, outstanding Shapeways Convertible Notes were converted into shares of Shapeways Preferred Stock at the election of the holders thereof, which were then converted into shares of Shapeways common stock prior to the Closing.
The Earnout Shares subject to the Earnout Terms were recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments related to the recognition of these shares because there is no net impact on additional paid-in capital on a pro forma combined basis.
Concurrently with the execution of the Merger Agreement, Galileo entered into Subscription Agreements with the PIPE Investors. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Galileo agreed to issue and sell to such investors an aggregate of 7,500,000 shares of common stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $75,000,000. At the Closing, the Company consummated the PIPE Investment.
Prior to the Closing Date, Galileo’s public stockholders holding 11,018,352 ordinary shares elected to redeem such shares.
The unaudited pro forma condensed combined financial information reflects Galileo stockholders’ approval of the Business Combination on September 28, 2021, as well as the redemption of 11,018,352 ordinary shares held by Galileo’s public stockholders prior to the Closing Date.
The following summarizes the pro forma ownership of the Company immediately after the Business Combination:
	Number of Shares	Percentage of Outstanding Shares
Shapeways stockholders(1)	31,594,431	70.6%
Galileo’s public stockholders	2,781,648	6.2%
Founder and Representative Shares(2)	2,910,000	6.5%
PIPE investors	7,500,000	16.7%
Pro forma ownership at June 30, 2021	44,786,079	100.0%

(1)
Excludes 3,510,405 shares of common stock subject to the Earnout Terms as the earnout contingency has not yet been met. Such shares have been deposited into escrow in accordance with the terms of the Escrow Agreement and are subject to reduction or forfeiture during the Escrow Period in accordance with the terms of the Merger Agreement. The Shapeways Stockholders in whose names the Earnout Shares were issued at Closing maintain voting rights related to such shares unless forfeited.

(2)
Excludes 4,110,000 Private Warrants, of which 3,562,000 and 548,000 are held by the Sponsor and EBC and its designees, respectively, and 500,000 Sponsor Warrants.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands, except share and per share amounts)
	Galileo (Historical)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$241	$6,250	$139,189	A	$94,158
			75,000	B
			(15,388)	C
			(111,134)	K
Accounts receivable	—	1,016	—		1,016
Inventory	—	516	—		516
Promissory note due from related party	—	151	—		151
Prepaid expenses and other current assets	65	4,317	—		4,382
Total current assets	306	12,250	87,667		100,223
Cash and marketable securities held in Trust Account	139,189	—	(139,189)	A	—
Property and equipment, net	—	813	—		813
Right-of-use assets, net	—	1,123	—		1,123
Goodwill	—	1,835	—		1,835
Security deposits	—	175	—		175
Total assets	$139,495	$16,196	$(51,522)		$104,169
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$1,413	$6,466	$1,164	C	$8,231
			(812)	D
Current portion of long-term debt	—	6,906	(5,000)	D	1,906
Convertible promissory note – related party	1,350	—	(850)	E	—
			(500)	F
Warrant liability	12,330	—	275	F	12,605
Operating lease liabilities, current	—	621	—		621
Deferred revenue	—	626	—		626
Total current liabilities	15,093	14,619	(5,723)		23,989
Operating lease liabilities, net of current portion	—	670	—		670
Long-term debt, net of current portion	—	722	—		722
Total liabilities	15,093	16,011	(5,723)		25,381
Ordinary Shares subject to possible redemption	138,000	—	(138,000)	G	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands, except share and per share amounts)
	Galileo (Historical)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ equity (deficit)
Preference shares / preferred stock	—	2	(2)	H	—
Ordinary shares / common stock	1	2	1	B	5
			1	G
			(2)	H
			4	H
			(1)	I
			(1)	K
Additional paid-in capital	—	113,469	74,999	B	194,131
			(13,642)	C
			5,812	D
			225	F
			137,999	G
			4	H
			(4)	H
			1	I
			(13,599)	J
			(111,133)	K
Accumulated deficit	(13,599)	(112,994)	(2,910)	C	(115,054)
			850	E
			13,599	J
Accumulated other comprehensive loss	—	(294)	—		(294)
Total stockholders’ equity (deficit)	(13,598)	185	92,201		78,788
Total liabilities, temporary equity and stockholders’ equity (deficit)	$139,495	$16,196	$(51,522)		$104,169

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except share and per share amounts)
	Galileo (Historical)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$17,638	$—		$17,638
Cost of revenue	—	9,216	—		9,216
Gross profit	—	8,422	—		8,422
Operating expenses
Selling, general and administrative	1,587	6,147	—		7,734
Research and development	—	2,426	—		2,426
Amortization and depreciation	—	67	—		67
Total operating expenses	1,587	8,640	—		10,227
Loss from operations	(1,587)	(218)	—		(1,805)
Other income (expense):
Other income	—	1	—		1
Interest earned on marketable securities held in Trust Account	30	—	(30)	AA	—
Interest expense	—	(281)	—		(281)
Change in fair value of promissory note	(850)	—	850	CC	—
Change in fair value of warrant liability	(8,877)	—	—		(8,877)
Debt forgiveness	—	2,000	—		2,000
Total other income (expense), net	(9,697)	1,720	820		(7,157)
Income (loss) before income tax benefit	(11,284)	1,502	820		(8,962)
Income tax benefit	—	(71)	—		(71)
Net income (loss)	$(11,284)	$1,573	$820		$(8,891)
Net income (loss) per share (Note 4):
Weighted average shares outstanding of redeemable ordinary / common shares	13,800,000
Basic and diluted net income per ordinary / common share, redeemable	$0.00
Weighted average shares outstanding of non-redeemable ordinary / common shares – basic	3,600,000	21,655,829			44,786,079
Basic net income (loss) per ordinary / common share, non-redeemable	$(3.14)	$0.07			$(0.20)
Weighted average shares outstanding of non-redeemable ordinary / common shares – diluted		44,898,589
Diluted net income per ordinary / common share, non-redeemable		$0.04

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)
	Galileo (Historical as Restated)	Shapeways (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$—	$31,775	$—		$31,775
Cost of revenue	—	17,903	—		17,903
Gross profit	—	13,872	—		13,872
Operating expenses
Selling, general and administrative	796	10,752	2,910	BB	14,458
Research and development	—	5,592	—		5,592
Amortization and depreciation	—	149	—		149
Total operating expenses	796	16,493	2,910		20,199
Loss from operations	(796)	(2,621)	(2,910)		(6,327)
Other income (expense):
Interest earned on marketable securities held in Trust Account	744	—	(744)	AA	—
Interest expense	—	(582)	—		(582)
Change in fair value of warrant liability	(1,480)	—	—		(1,480)
Other income, net	—	6	—		6
Total other income (expense), net	(736)	(576)	(744)		(2,056)
Loss before income tax benefit	(1,532)	(3,197)	(3,654)		(8,383)
Income tax benefit	—	(29)	—		(29)
Net loss	$(1,532)	$(3,168)	$(3,654)		$(8,354)
Net loss per share (Note 4):
Weighted average shares outstanding of redeemable ordinary / common shares	13,800,000
Basic and diluted net income per ordinary / common share, redeemable	$0.05
Weighted average shares outstanding of non-redeemable ordinary / common shares	3,600,000	25,403,048			44,786,079
Basic and diluted net loss per ordinary / common share, non-redeemable	$(0.63)	$(0.12)			$(0.19)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Basis of Presentation
The Business Combination has been accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Galileo has been treated as the “accounting acquiree” and Shapeways as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Shapeways issuing shares for the net assets of Galileo, followed by a recapitalization. The net assets of Shapeways will be stated at historical cost. Operations prior to the Business Combination will be those of Shapeways.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Shapeways as the accounting acquirer.
The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Galileo and Shapeways included in the Proxy Statement, and other financial information included elsewhere.
Note 2. Accounting Policies
Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.
Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred as of the beginning of the period presented.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:
A.
Reflects the reclassification of marketable securities held in the Trust Account to cash and cash equivalents.

B.
Represents cash proceeds of $75.0 million from the private placement of 7,500,000 shares of common stock at $10.00 per share pursuant to the concurrent PIPE Investment.

C.
Represents estimated non-recurring transaction costs of $16.6 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination and equity issuance costs that are capitalized into additional paid-in capital. As of June 30, 2021, $1.2 million was accrued on the balance sheet of Shapeways. Equity issuance costs of $13.6 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 as discussed below.

D.
Represents the conversion of the outstanding principal and related accrued interest of the Shapeways Convertible Notes into shares of Shapeways Series Class E Preferred Stock, par value $0.0001 per share, in contemplation of the Business Combination. Class E Preferred Stock is a component of Shapeways equity interests converted into shares of common stock pursuant to the Merger Agreement.

E.
Represents the elimination of the change in fair value of the Sponsor Note which as adjusted through accumulated deficit as the change was included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021.

F.
Represents the conversion of the Sponsor Note, at the option of the Sponsor, into 500,000 Sponsor Warrants, with terms equivalent to Galileo’s outstanding Private Warrants, for a purchase price of $1.00 per Sponsor Warrant. As of June 30, 2021, these 500,000 Sponsor Warrants would have an estimated fair value of $0.55 per warrant. The difference in aggregate fair value of the Sponsor Warrants compared to the carrying value of the Sponsor Note, after consideration of adjustment E, was recognized as an increase in additional paid-in capital due to the related party nature of the Sponsor.

G.
Reflects the reclassification of Galileo’s Ordinary Shares subject to possible redemption into permanent equity.

H.
Represents recapitalization of Shapeways’ outstanding equity and the issuance of common stock to Shapeways shareholders as consideration for the reverse recapitalization.

I.
Represents the forfeiture of 690,000 shares held by the Sponsor pursuant to the Sponsor Forfeiture Letter.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
J.
Reflects the reclassification of Galileo’s historical accumulated deficit.

K.
Reflects the redemption of 11,018,352 shares held by Galileo public stockholders for $111,134,016 allocated to common stock and additional paid-in capital using par value $0.0001 per share at a redemption price of approximately $10.09 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:
AA.
Reflects elimination of investment income on the Trust Account.

BB.
Reflects the accrual of transaction costs incurred subsequent to June 30, 2021. These costs are in addition to transaction costs incurred by Galileo and Shapeways previously recognized in the respective historical statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020. Additional transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

CC.
Represents the elimination of the loss recognized related to the change in fair value of the Sponsor Note as a result of the conversion of the Sponsor Note, at the option of the Sponsor, into 500,000 Sponsor Warrants.

Note 4. Net Loss per Share
Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented.
The unaudited pro forma condensed combined financial information has been prepared based on the following information:
	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Pro forma net loss	$(8,891)	$(8,354)
Weighted average shares outstanding of common stock	44,786,079	44,786,079
Net loss per share – basic and diluted	$(0.20)	$(0.19)
Excluded securities:(1)
Shapeways Options	4,600,411	4,600,411
Transaction Bonus RSUs	410,000	410,000
Common stock subject to the Earnout Terms	3,510,405	3,468,392
Earnout RSUs	493,489	493,489
Public Warrants	13,800,000	13,800,000
Private Warrants(2)	4,610,000	4,610,000

(1)
The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

(2)
Includes 500,000 Sponsor Warrants issued upon conversion of the Sponsor Note.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which Shapeways’ management believes is relevant to an assessment and understanding of Shapeways’ consolidated results of operations and financial condition. You should read the following discussion and analysis of financial condition and results of operations together with the consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis should also be read together with the unaudited pro forma condensed financial information for the year ended December 31, 2020 and as of and for the six months ended June 30, 2021. See “Unaudited Pro Forma Condensed Combined Financial Information.” Certain of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth in the section captioned “Risk Factors — Risks Related to Shapeways’ Business” and elsewhere in this prospectus, actual results may differ materially from those anticipated in these forward-looking statements.
Overview
Shapeways is a leading digital manufacturer combining high quality, flexible, on-demand manufacturing with purpose-built proprietary software to offer customers an end-to-end digital manufacturing platform on which they can rapidly transform digital designs into physical products. Shapeways’ manufacturing platform offers customers access to high quality manufacturing from start to finish through automation, innovation, and digitization. Shapeways’ proprietary software, wide selection of materials and technologies, and global supply chain lower manufacturing barriers and accelerate delivery of manufactured parts from prototypes to finished end parts.
Shapeways combines deep digital manufacturing know-how and software expertise to deliver high quality, flexible on-demand digital manufacturing to a range of customers, from project-focused engineers to large enterprises. Digital manufacturing is the complete digitization of the end-to-end manufacturing process that enables the transition of a digital file to a physical product. Digital manufacturing is well suited for high quality, low volume, complex manufacturing at scale using both traditional manufacturing methods as well as additive manufacturing. Additive manufacturing is well suited for low volume, complex manufacturing due its ability to “add” layer upon layer of material to form complex parts without the need for high cost molds and tooling or wasteful “subtractive” manufacturing processes.
Based in New York City, Shapeways was founded in 2008 and has two manufacturing facilities, one in Long Island City, New York and the other in Eindhoven, the Netherlands. In addition, as of June 30, 2021, Shapeways had over 50 strategic supply chain partners who provide incremental capacity and production technologies to help us scale with customer demand and support us in efficiently launching new materials and manufacturing technologies.
Shapeways supports its customers through the design, pre-production, manufacturing, and delivery process across a range of industries, materials, part volumes, and delivery options. Shapeways’ software is deeply integrated with our customers’ workflows and often is mission critical to their businesses. Shapeways believes its manufacturing platform is highly scalable, having delivered to date over 21 million parts to one million customers in over 160 countries. Shapeways’ platform is agnostic as to manufacturing hardware, materials, and design software providers. Today, Shapeways utilizes 11 additive manufacturing technologies to produce parts in more than 90 materials and finishes.
Shapeways uses its proprietary software to automate production that passes through the Shapeways manufacturing platform. Our software supports ordering, part analysis, manufacturing planning, preproduction, and manufacturing. This software enables Shapeways to offer high quality, low-volume, complex part production. In an environment increasingly focused on mass customization and speed of part delivery, Shapeways’ core competency in low-volume, high-mix production at scale appeals to customers.
In 2020, Shapeways launched Powered by Shapeways, software that enables other manufacturers the ability to leverage Shapeways’ existing end-to-end manufacturing software to scale their businesses and shift to digital manufacturing. Shapeways’ software offers improved customer accessibility, increased productivity, and expanded manufacturing capabilities for its customers. Shapeways intends to further commercialize its software as part of its goal to accelerate digital transformation across the manufacturing ecosystem. Shapeways believes its software can transform manufacturers globally by easing the digital transformation by traditional manufacturers, particularly small- to medium-sized manufacturers that are not able to invest the capital and time necessary to digitize their processes.
Recent Developments
COVID-19
In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. Shapeways business and operations have been adversely affected by the COVID-19 pandemic, as have the businesses and operations of our customers and the markets in which they operate. The COVID-19 pandemic has caused and continues to cause significant business and financial markets disruption worldwide and there is significant uncertainty around the duration of this disruption and its ongoing effects on our business. While we demonstrated revenue growth for the six months ended June 30, 2021 as compared to the same period in 2020, management believes growth could have been higher if not for the COVID-19 pandemic. As a result of the COVID-19 pandemic, our revenue decreased by 5% for the year ended December 31, 2020 as compared to the prior fiscal year, primarily attributable to the demand declines that started in early March 2020.
The COVID-19 pandemic has caused us to experience several adverse impacts, including extended sales cycles to obtain new customers, delays in shipping due to closed facilities and travel limitations, reduced customer demand for our products, including lower order values beginning in March 2020 and throughout 2020, and delays in collecting accounts receivable. In addition, in order to keep our manufacturing facilities operating, we have experienced an increased spend on personal protective equipment (PPE), maintaining facilities, enhanced cleaning and other costs to adhere to COVID-19 operating rules, including a software application for checking COVID-19 symptoms of essential personnel. Due to COVID-19 related disruptions, we have experienced increased logistics costs, such as shipping, and certain of our major materials vendors were unable to fill our orders in a timely manner or at all. Also related to the pandemic, we repurposed our Long Island City manufacturing facility in the spring and summer of 2020 so as to be able to create PPE such as face shields, ventilator parts and hands-free door handles for our essential workers in New York City. In addition, businesses across an array of vertical markets have reduced their budgets as they seek to preserve liquidity, which in turn led to reductions in orders during 2020. A continued or resurgent COVID-19 pandemic may contribute to facility closures at our facilities, third-party manufacturing partners and key suppliers, particularly in geographies that are experiencing resurgences such as India, which could cause delays and disruptions in manufacturing or otherwise affect our ability to deliver finished products to our customers in a timely manner. Although many of our suppliers experienced disruptions at the beginning of the COVID-19 pandemic, currently, many of these disruptions are being mitigated by our use of alternative suppliers. Disruptions in the capital markets as a result of the COVID-19 pandemic may also adversely affect our business if these disruptions continue for a prolonged period and we need to seek additional capital.
Shapeways has taken, and will continue to take, actions to mitigate the impact of the COVID-19 pandemic on our business. Shapeways is managing the variable portion of its cost structure to better align with revenue, including external marketing spend, which has been significantly reduced during this period of disruption, but began to increase in the three months ended June 30, 2021. Additionally, earlier in the COVID-19 pandemic, Shapeways had reduced hiring across all departments within Shapeways, but it has resumed hiring at projected levels. Shapeways also implemented other cost-cutting measures such as reducing discretionary spending, reducing our reliance on third-party recruiters and taking advantage of the employer tax credit provisions of the CARES Act (as defined below). In the long-term, Shapeways believes that the COVID-19 pandemic will encourage organizations to reassess their supply chain structure and may accelerate their adoption of solutions such as ours, which could allow for greater flexibility and a reduced reliance on traditional outsourced manufacturing.
Shapeways continues to monitor its operations and government recommendations and has modified its operations because of the COVID-19 pandemic, including requiring all non-operations-related team members to work remotely, utilizing heightened cleaning and sanitization procedures at our manufacturing facilities, implementing new health and safety protocols at those facilities and reducing non-essential travel. Shapeways does not yet know the full extent of potential impacts on our business and operations. Given the extant uncertainty, Shapeways cannot reasonably estimate the impact on our future results of operations, cash flows or financial condition. See “Risk Factors — Industry Risks — The COVID-19 pandemic has adversely affected our business and results of operations. The duration and extent to which the COVID-19 pandemic will continue to adversely impact our business and results of operations remains uncertain and could be material.”
Key Factors Affecting Operating Results
Shapeways believe that its performance and future success depend on many factors that present significant opportunities for us but also pose risks and challenges, including the following:
Commercial Launch of New Offerings
Shapeways is planning to launch several new manufacturing technologies, materials, and finishes. Prior to commercialization, Shapeways must complete testing and manufacturing ramp-up either in house or through our network of third-party manufacturing partners. Any delays in the successful completion of these steps or the results of testing may impact Shapeways’ ability or the pace at which Shapeways will generate revenue from these offerings. Shapeways is also planning to launch its software offering to third-party manufacturers, which involves additional activities such as creating awareness of the new offering and ensuring the software can interoperate with systems used by potential customers.
Even if Shapeways successfully introduces these new offerings, there is no assurance that they will be accepted by the broad market.
Adoption of Our Digital Manufacturing Solutions
Shapeways believes that the market is shifting toward digitization of manufacturing and approaching an inflection point in the overall adoption of digital manufacturing solutions. Shapeways believes that it is well-positioned to take advantage of this market opportunity across an array of industries due to its platform that combines high-quality, flexible, on-demand manufacturing with purpose-built proprietary software. Shapeways expects that its results of operations, including revenue and gross margins, will fluctuate for the foreseeable future as businesses continue to shift away from traditional manufacturing processes towards digital manufacturing. The degree to which current and potential customers recognize the benefits of the digitization of manufacturing and the use our solutions in particular will affect our financial results.
Pricing, Product Cost and Margins
To date, the majority of Shapeways’ revenue has been generated by the manufacturing and sales of additively-manufactured end parts.
Shapeways has not generated significant revenue from its planned new offerings. Going forward, Shapeways expects to further commercialize its software, which Shapeways expects will provide those software customers with an end-to-end software for their manufacturing operations and to expand the manufacturing capabilities that they offer to their customers.
Software and manufacturing pricing may vary due to market-specific supply and demand dynamics, customer size, and other factors. Sales of certain products, such as software, have, or are expected to have, higher gross margins than others. As a result, Shapeways’ financial performance depends, in part, on the mix of offerings Shapeways sells during a given period. In addition, Shapeways is subject to price competition, and its ability to compete in key markets will depend on the success of its investments in its offerings, on cost improvements as well as on its ability to efficiently and reliably introduce cost-effective digital manufacturing solutions for our customers.
Continued Investment and Innovation
Shapeways believes that it is a leader in digital manufacturing solutions, offering high-quality, flexible, on-demand manufacturing coupled with purpose-built proprietary software. Shapeways’ performance is significantly dependent on the investment we make in our software development efforts and in new digital manufacturing technologies. It is essential that Shapeways continually identifies and responds to rapidly evolving customer requirements, develops and introduces innovative new offerings, enhances existing solutions and generates customer demand for our offerings. Shapeways believes that investment in its digital manufacturing solutions will contribute to long-term revenue growth, but may adversely affect our near-term profitability.
Components of Results of Operations
Revenue
The majority of Shapeways’ revenue results from the sales of products that we manufacture for customers. Manufacturing product revenue is recognized upon shipment of the manufactured product to its customer.
During 2020 and 2019, approximately 24% and 18%, respectively of Shapeways’ revenue was designated as “Marketplace Sales”. This revenue is from Shapeways’ customers who sell their products that Shapeways manufactures for them through Shapeways e-commerce website. Sales through this channel are subject to Shapeways’ regular manufacturing fees and also a 3.5% fee on any price markup the customer includes on their product. See Note 3 to Shapeways’ audited consolidated financial statements included elsewhere in this prospectus.
Shapeways also expects to generate revenue from software. Software revenue is recognized (i) upon implementation for implementation fees, (ii) ratably over the term of the agreement for licensing fees, and (iii) upon order processing for the revenue-sharing component of our arrangements. To date, Shapeways has not recognized a material amount of revenue from software since this product offering has been limited to only design partners as we develop the complete product offering.
Cost of Revenue
Shapeways’ cost of revenue consists of the cost to produce manufactured products and related services. Cost of revenue includes machine costs, material costs, rent costs, personnel costs, and other costs directly associated with manufacturing operations in Shapeways’ factories as well as amounts paid to its third-party contract manufacturers and suppliers. Shapeways’ cost of revenue also includes depreciation and amortization of equipment, cost of spare or replacement machine parts, machine service costs, shipping and handling costs, and some overhead costs. Shapeways expects cost of revenue to increase in absolute dollars in the future.
Once Shapeways commercializes its software offering and if we generate material revenue from sales of its software offering, it will separately recognize the related cost of revenue.
Gross Profit and Gross Margin
Shapeways’ gross profit and gross margin are, or may be, influenced by a number of factors, including:
•
Market conditions that may impact our pricing;

•
Product mix changes between established manufacturing product offerings and new manufacturing product offerings;

•
Product mix changes;

•
Mix changes between products we manufacture in house and through outsourced manufacturers;

•
Shapeways’ cost structure, including rent, materials costs, machine costs, labor rates, and other manufacturing operations costs; and

•
Shapeways’ level of investment in new technologies.

Research and Development
Shapeways’ research and development expenses consist primarily of employee-related personnel expenses, consulting and contractor costs, and SaaS, data center, and other technology costs. Shapeways expects research and development costs will increase on an absolute dollar basis over time as Shapeways continues to invest in our software offering.
Selling, General and Administrative
Selling, general and administrative (“SG&A”) expenses consist primarily of employee-related costs for individuals working in our sales and marketing departments, third party consultants, marketing costs such as search engine marketing and search engine optimization and other advertising costs, as well as personnel-related expenses associated with our executive, finance and accounting, legal, human resources, and supply chain functions, as well as professional fees for legal, audit, accounting and other consulting services.
Shapeways expects its sales and marketing costs will increase on an absolute-dollar basis as it expands its headcount, initiate new marketing campaigns, and launch its software offering.
Shapeways expects its general and administrative expenses will increase on an absolute-dollar basis as a result of operating as a public company, including expenses necessary to comply with the rules and regulations applicable to companies listed on a national securities exchange and related to compliance and reporting obligations pursuant to the rules and regulations of the SEC, as well as increased expenses for insurance (including director and officer insurance), investor relations, and other administrative and professional services. In addition, Shapeways expects to incur additional costs as we hire additional personnel and enhance its infrastructure to support the anticipated growth of the business.
Interest Expense
Interest expense consists primarily of interest expense associated with Shapeways’ term loan and its bridge loan.
Income Tax (Benefit) Expense
Shapeways files consolidated income tax returns in the United States and in various state jurisdictions. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Where applicable, we record a valuation allowance to reduce any deferred tax assets that will not be realizable in the future.
Due to Shapeways’ cumulative losses, Shapeways maintains a valuation allowance against our U.S. and state deferred tax assets.
Results of Operations
Comparison of the Six Months Ended June 30, 2021 and 2020
Revenue
	For the Six Months Ended June 30,		Change
(Dollars in thousands)	2021	2020	$	%
Revenue	$17,638	$14,921	$2,717	18%
Revenue for the six months ended June 30, 2021 and 2020 was $17.6 million and $14.9 million, respectively, representing an increase of $2.7 million, or 18%. The increase in revenue during the six months ended June 30, 2021 was attributable to manufacturing more products at a higher average price per product as compared to the six months ended June 30, 2020.

This increase was primarily due to increased customer demand, resulting in 8% more products shipped. Additionally, Shapeways has continued to optimize our pricing algorithm and mix of technology offerings, resulting in 10% higher average price per product. Shapeways did not generate material revenue from software sales during either period.
Cost of Revenue
	For the Six Months Ended June 30,		Change
(Dollars in thousands)	2021	2020	$	%
Cost of Revenue	$9,216	$8,624	$592	7%
Cost of revenue during the six months ended June 30, 2021 and 2020 was $9.2 million and $8.6 million, respectively, an increase of $0.6 million, or 7%.
The increase in cost of revenue was driven primarily by an 8% increase in part production, partially offset by a 1% reduction in cost per item produced.
Gross Profit (Loss) and Gross Margin
	For the Six Months Ended June 30,		Change
(Dollars in thousands)	2021	2020	$	%
Gross Profit	$8,422	$6,297	$2,125	34%
Gross profit during the six months ended June 30, 2021 and 2020 was $8.4 million and $6.3 million, respectively, representing an increase of $2.1 million, or 34%. The change in gross profit was primarily driven by an 8% increase in products shipped, at a 10% higher average price per item and a 1% lower average cost per item.
	For the Six Months Ended June 30,		Change
	2021	2020	Points	%
Gross Margin	48%	42%	5.54	13%
Selling, General and Administrative
Selling, general, and administrative (“SG&A”) expenses for the six months ended June 30, 2021 and 2020 were $6.1 million and $5.6 million, respectively, an increase of $0.5 million, or 9.5%. The increase in SG&A expenses was primarily due to a 217% increase in marketing spending, such as branding and Search Engine Marketing, to drive growth, and an increase in audit and other spending to prepare for becoming a public reporting company, partially offset by savings due to the COVID-19-related hiring freeze, and decreases in other SG&A spending, such as rent and travel and entertainment.
Research and Development
Research and development expenses for the six months ended June 30, 2021 and 2020 were $2.4 million and $2.8 million, respectively, a decrease of $0.3 million, or 12.5%. The decrease in research and development expenses was primarily due to a COVID-19-related hiring freeze, and decreases in discretionary spending, such as SaaS platforms, to maximize cash runway.
Debt forgiveness
Debt forgiveness during the six months ended June 30, 2021 was $2.0 million, relating to our Payroll Protection Program (“PPP”) loan, which will be reversed when the Business Combination is completed and the PPP loan is repaid. The PPP loan was forgiven during the six months ended June 30, 2021, and we had no debt forgiveness during the six months ended June 30, 2020.
Interest Expense
Interest expense was $0.3 million each for the six months ended June 30, 2021 and 2020. The decrease resulted from an interest rate reduction on our term loan.
Income Taxes
Income tax benefit was $0.1 million during the six months ended June 30, 2021. We had no income tax benefit during the six months ended June 30, 2020. Shapeways received resolution of a tax assessment charge for 2019 in respect of our Dutch subsidiary, resulting in a refund during the six months ended June 30, 2021.
Shapeways has provided a valuation allowance for all of its deferred tax assets as a result of our historical net losses in the jurisdictions in which we operate. Shapeways continues to assess our future taxable income by jurisdiction based on its recent historical operating results, the expected timing of reversal of temporary differences, various tax planning strategies that we may be able to enact in future periods, the impact of potential operating changes on its business and its forecast results from operations in future periods based on available information at the end of each reporting period. To the extent that Shapeways is able to reach the conclusion that deferred tax assets are realizable based on any combination of the above factors in a single, or multiple, taxing jurisdictions, a reversal of the related portion of its existing valuation allowances may occur.
Comparison of the Years Ended December 31, 2020 and 2019
Revenue
	For the Year Ended December 31,		Change
(Dollars in thousands)	2020	2019	$	%
Revenue	$31,775	$33,511	$(1,736)	(5)%
Total revenue for the years ended December 31, 2020 and 2019 was $31.8 million and $33.5 million, respectively, a decrease of $1.7 million, or 5%. The decrease in total revenue was primarily attributable to the demand declines that started in early March 2020 due to the COVID-19 global pandemic. Shapeways produced 8% fewer products in 2020 as compared to 2019, which was partially offset by a 3% higher average price per product.
Cost of Revenue
	For the Year Ended December 31,		Change
(Dollars in thousands)	2020	2019	$	%
Cost of Revenue	$17,903	$21,337	$(3,434)	(16)%
Cost of revenue during the years ended December 31, 2020 and 2019 was $17.9 million and $21.3 million, respectively, a decrease of $3.4 million or 16%. The decrease in cost of revenue was driven primarily by lower headcount in our factories, lower machine depreciation due to two machines becoming fully depreciated, and an 8% reduction in number of items manufactured, resulting in lower materials costs and other variable costs.
Gross Profit and Gross Margin
	For the Year Ended December 31,		Change
(Dollars in thousands)	2020	2019	$	%
Gross Profit	$13,872	$12,174	$1,698	14%

Gross profit during the years ended December 31, 2020 and 2019 was $13.9 million and $12.2 million, respectively, an increase of $1.7 million or 14%. The increase in gross profit dollars resulted from selling 8% fewer products at a 3% higher average price per product and a 9% lower average cost per product, primarily due to labor and machine depreciation savings.
	For the Year Ended December 31,		Change
	2020	2019	Points	%
Gross Margin	44%	36%	7.34	20%
Selling, general and administrative
Selling, general and administrative expenses during the years ended December 31, 2020 and 2019 were $10.8 million and $13.1 million, respectively, a decrease of $2.3 million, or 18%. The decrease in SG&A expenses resulted from expense reductions in nearly every area of the business. We instituted a COVID-19 related hiring freeze, resulting in lower SG&A headcount in 2020 as compared to 2019, and reduced our discretionary spending substantially as a result of the pandemic.
Research and Development
Research and development expenses during the years ended December 31, 2020 and 2019 were $5.6 million and $5.2 million, respectively, an increase of $0.3 million, or 7%. The increase in research and development expenses was primarily due to increased salaries in the product and engineering departments to support the development of our software offering. These personnel expense increases were partially offset by reduced discretionary operating expense spend due to COVID-19.
Interest Expense
Interest expense during the years ended December 31, 2020 and 2019 was $0.6 million and $0.5 million, respectively, an increase of $0.1 million, or 9%. The increase in interest expense resulted from the interest accruals associated with Shapeways’ June 2019 bridge loan.
Income Taxes
Income taxes (benefit) during the years ended December 31, 2020 and 2019 was ($0) million and $0.1 million, respectively, a decrease of $0.1 million. Shapeways received resolution of a tax assessment charge for 2019 in respect of our Dutch subsidiary, resulting in a refund.
As of December 31, 2020, Shapeways had federal net operating loss carryforwards of approximately $90.7 million, of which $71.9 million will expire by 2038 if not utilized.
Non-GAAP Financial Information
In addition to Shapeways’ results determined in accordance with GAAP, Shapeways believes that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating our operational performance. Shapeways uses this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. Shapeways believes that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.
Shapeways defines Adjusted EBITDA as net loss plus debt forgiveness, interest expense, income taxes, and depreciation and amortization expense. In the future, Shapeways expects to report Adjusted EBITDA with an additional adjustment for stock based compensation expense.
Shapeways believes that the use of Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing and capital expenditures and provides investors with a means to compare its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating Adjusted EBITDA Shapeways may incur future expenses similar to those excluded when calculating these measures. In addition, Shapeways’ presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Shapeways compensates for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net income (loss) to Adjusted EBITDA below and not rely on any single financial measure to evaluate Shapeways’ business.
The following table reconciles net income (loss) to Adjusted EBITDA during the six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019:
	For the six months ended June 30,		For the years ended December 31,
(Dollars in thousands)	2021	2020	2020	2019
Net income (loss)	$1,573	$(2,470)	$(3,168)	$(6,973)
Debt forgiveness	(2,000)	—	—	—
Interest expense	281	303	582	535
Depreciation and amortization	67	76	149	319
Income tax (benefit) expense	(71)	—	(29)	102
Other	19	6	41	(81)
Adjusted EBITDA	$(131)	$(2,086)	$(2,425)	$(6,098)
Liquidity and Capital Resources
Shapeways has incurred a net loss in each of its annual periods since its inception. Shapeways incurred net losses of $3.2 million and $7.0 million during the years ended December 31, 2020 and 2019, respectively. As of June 30, 2021, Shapeways had $6.3 million in cash and cash equivalents. Historically, Shapeways has primarily obtained cash to fund its operations through preferred stock offerings and debt instruments. Shapeways expects it will continue to need further investment to support the growth of the business, continue development of its software, and support its operations.
Since inception through June 30, 2021, Shapeways has received cumulative net proceeds from the sale of its preferred and common stock of approximately $110 million to fund its operations.
In October 2018, Shapeways entered into a five-year loan and security agreement (the “Term Loan”) for $5.0 million. Interest is calculated using the Wall Street Journal Prime rate plus 25 basis points, payable monthly in arrears. If its domestic cash falls below $2.5 million, Shapeways will be in default under the loan agreement. In connection with this loan, Shapeways is also subject to periodic reporting requirements, and the lender has a first priority lien on all assets. Repayment terms included interest only payments for 12 months. Shapeways negotiated a three-month principal payment deferment in the second quarter of 2020 due to COVID-19. Shapeways paid off this term loan in connection with the Closing of the Business Combination.
In June 2019, Shapeways received a $5.0 million bridge loan from existing investors. The loan bears interest at 8% annually. The loan converted into Shapeways’ Series E Preferred Stock at a price per share equal to the Series E liquidation preference immediately prior to the Closing of the Business Combination.
In May 2020, Shapeways received loan proceeds in the amount of approximately $2.0 million under the PPP. The PPP, established as part of the CARES Act, provided for loans to qualifying businesses. Although the PPP loan has been forgiven as of June 30, 2021, Shapeways intends to repay the loan in its entirety during the fourth quarter of 2021.
Shapeways believes that its current cash and cash equivalents will be sufficient to meet its working capital needs for the twelve months following the issuance date of its consolidated financial statements. Its ability to transition to more profitable operations is dependent upon achieving a level of revenue adequate to support its evolving cost structure. If events or circumstances occur such that Shapeways does not meet its operating plan as expected, Shapeways will be required to reduce corporate overhead or other operating expenses, which could have an adverse impact on its ability to achieve intended business objectives or obtain additional financing. If Shapeways anticipates that its actual results will differ from its operating plan, Shapeways believes it will have sufficient capabilities to enact cost savings measures to preserve capital. There can be no assurance that Shapeways will be successful in implementing its business objectives, however, Shapeways believes that external sources of funding will be available in such circumstances.
As of the date of this prospectus, we believe our existing cash resources are sufficient to support planned operations for the next 12 months. We completed the Business Combination and PIPE Investment on September 29, 2021, pursuant to which we received gross proceeds of $28.0 million and $75.0 million, respectively. As a result, management believes that its current financial resources are sufficient to continue operating activities for at least one year past the issuance date of the financial statements.
Shapeways expects to continue to incur net losses in connection with its ongoing activities, particularly as Shapeways invests in hiring, growth-related operating expenditures, and capital expenditures in respect of new digital manufacturing technologies. Additionally, Shapeways may engage in future acquisitions.
Additionally, Shapeways expects to use a portion of the proceeds of the Business Combination to purchase $20.0 million of materials from Desktop Metal. In addition, a portion of the funds from the Trust Account and the proceeds from any PIPE Investment may be used to acquire complementary businesses, products, services or technologies. However, Shapeways does not have agreements or commitments to enter into any acquisitions at this time.
Cash Flows
The following table sets forth a summary of cash flows for the periods presented:
	For the six months ended June 30,		For the years ended December 31,
(Dollars in thousands)	2021	2020	2020	2019
Net cash used in operating activities	$(1,464)	$(2,473)	$(1,593)	$(6,901)
Net cash provided by (used in) investing activities	(143)	(6)	(104)	(156)
Net cash provided by (used in) financing activities	(827)	1,439	732	4,045
Net change in cash and cash equivalent and restricted cash	$(2,434)	$(1,040)	$(965)	$(3,012)
Cash Flows for the Six Months Ended June 30, 2021 and 2020
Operating Activities
Net cash used in operating activities during the six months ended June 30, 2021 and 2020 was $1.5 million and $2.5 million, respectively. The decrease in cash used in operating activities of $1.0 million was primarily driven by an increase in Adjusted EBITDA of $2.0 million, driven by higher revenue and gross profit, partially offset by higher operating expenses.
Investing Activities
Net cash provided by (used in) investing activities during the six months ended June 30, 2021 and 2020 was $(0.1) million and $0 million, respectively. The increase of $0.1 million in cash used by investing activities was primarily due capital expenditures associated with the lease end purchase of two machines in 2021.
Shapeways expects its capital expenditures in 2021 to be associated with building out its industrial metals offering, which we estimate to be approximately $6.3 million. Shapeways may revise its capital expenditures budget to reflect cash provided by the Business Combination in order to meet strategic objectives, including potentially acquiring companies in the digital manufacturing industry.
Financing Activities
Net cash provided by (used in) financing activities during the six months ended June 30, 2021 and 2020 was $(0.8) million and $1.4 million, respectively, in each case related primarily to payments on Shapeways’ outstanding indebtedness.

Cash Flows for the Years Ended December 31, 2020 and 2019
Operating Activities
Net cash used for operating activities during the years ended December 31, 2020 and 2019 was $1.6 million and $6.9 million, respectively. The decrease of $5.3 million in cash used for operating activities resulted primarily from a decrease in operating expenses, resulting in a decrease in Shapeways’ net loss of $3.8 million.
Investing Activities
Net cash used for investing activities during the year ended December 31, 2020 and 2019 was $0.1 million and $0.2 million, respectively. The change of $0.1 million in cash used for investing activities was primarily due to decreased capital expenditures for equipment due to decreased customer demand resulting from the COVID-19 pandemic.
Financing Activities
Net cash provided by financing activities during the years ended December 31, 2020 and 2019 was $0.7 million and $4.0 million, respectively. The decrease in cash provided by financing activities of $3.3 million was primarily the difference between the $5.0 million Bridge Loan Shapeways obtained in 2019 and the $2.0 million PPP loan Shapeways obtained in 2020, as well as a full year of debt principal payments under its term loan, which Shapeways obtained in the fourth quarter of 2018 and on which Shapeways started making principal payments in the fourth quarter of 2019.
Off-Balance Sheet Arrangements
Shapeways has no off-balance sheet arrangements and do not utilize any “structured debt,” “special purpose” or similar unconsolidated entities for liquidity or financing purposes.
Critical Accounting Policies and Significant Estimates
Shapeways’ discussion and analysis of financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. Certain of Shapeways’ accounting policies require the application of judgment in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Shapeways periodically evaluates the judgments and estimates used for its critical accounting policies to ensure that such judgments and estimates are reasonable for its interim and year-end reporting requirements. These judgments and estimates are based on its historical experience, current trends and information available from other sources, as appropriate. If different conditions result from those assumptions used in its judgments, the results could be materially different from Shapeways’ estimates. Shapeways believes the following critical accounting policies requires significant judgments and estimates in the preparation of its consolidated financial statements:
Revenue Recognition
Shapeways recognizes revenue from sale of products, both direct sales and marketplace sales, upon transfer of control, which is generally at the point of shipment.
Shapeways’ software contracts with customers often include promises to transfer multiple software elements to the customer. Revenue from sale of software may be recognized over the life of the associated software contract or as services are performed, depending on the nature of the services being provided. Judgment is required to determine the separate performance obligations present in a given contract, which Shapeways has concluded are generally capable of being distinct and accounted for as separate performance obligations. Shapeways uses standalone selling price (“SSP”) to allocate revenue to each performance obligation. Significant judgment is required to determine the SSP for each distinct performance obligation in a contract.

Shapeways provides a platform for shop owners to sell their products to customers through Shapeways’ marketplace website. Shapeways receives a 3.5% markup fee from the shop owner upon the sale of any products through the marketplace. Shapeways handles the financial transaction, manufacturing, distribution and customer service on behalf of the shop owners. Shapeways is responsible for billing the customer in this arrangement and transmitting the applicable fees to the shop owner. Shapeways assesses whether it is responsible for providing the actual product or service as a principal, or for arranging for the product or service to be provided by the third party as an agent. Judgment is applied to determine whether Shapeways is the principal or the agent by evaluating whether it has control of the product or service prior to it being transferred to the customer. The principal versus agent assessment is performed at the performance obligation level. Indicators that Shapeways considers include whether it has the primary responsibility for fulfilling the promise to provide the specified product or service to the customer and whether it has inventory risk prior to transferring the product or service to the customer. Shapeways has the responsibility to fulfill the promise to provide the specific good or service on behalf of the shop owners to the customer. In addition, Shapeways has inventory risk before the specific good or service is transferred to a customer. As such, Shapeways is deemed the principal and shall recognize revenue on a gross basis for the price it charges to the shop owner for each product or service.
Stock-Based Compensation
Shapeways has applied the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718 Compensation-Stock Compensation to account for the stock-based compensation for employees and non-employees. Shapeways recognizes compensation costs related to stock options granted to employees and non-employees based on estimated fair value of the award on the date of grant. Described below is the methodology Shapeways has utilized in measuring stock-based compensation expense.
Determining the amount of stock-based compensation to be recorded requires us to develop estimates of the fair value of stock-based awards as of their measurement date. Shapeways recognizes stock-based compensation expense over the requisite service period, which is the vesting period of the award. Calculating the fair value of stock-based awards requires that Shapeways makes highly subjective assumptions. Shapeways uses the Black-Scholes option pricing model to value its stock option awards Use of this valuation methodology requires that Shapeways makes assumptions as to the volatility of its common stock, the fair value of its common stock on the measurement date, the expected term of its stock options, the risk free interest rate for a period that approximates the expected term of its stock options and its expected dividend yield. Because Shapeways is a privately held company, Shapeways utilizes data from a representative group of publicly traded companies to estimate the expected stock price volatility. Shapeways selected representative companies from the additive manufacturing industry with characteristics similar to it. Shapeways uses the simplified method as prescribed by the SEC Staff Accounting Bulletin No. 107, Share-Based Payment as Shapeways does not have sufficient historical stock option activity data to provide a reasonable basis upon which to estimate the expected term of stock options granted to employees and non-employees. Shapeways utilizes a dividend yield of zero based on the fact that Shapeways has never paid and are not expected to pay cash dividends. The risk-free interest rate used for each grant is an interpolated rate to match the term assumption based on the U.S. Treasury yield curve as of the valuation date.
Determination of the fair value of common stock on Grant Dates
There has been no public market for Shapeways’ equity instruments prior to the Closing Date, as a result, the estimated fair value of its common shares has historically been determined by a third party appraisal. Following the consummation of the Business Combination, the fair value of the combined entity’s common stock will be determined based on the quoted market price of the entity’s common stock. Shapeways engaged an independent third-party valuation specialist to perform contemporaneous valuations of its common shares in connection with each of its convertible preferred stock issuances and otherwise at least once annually. The valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants, or AICPA, Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. The independent third-party valuation specialist considered all objective and subjective factors that it believed to be relevant for each valuation conducted in accordance with

AICPA’s Practice Aid, including its best estimate of its business condition, prospects, and operating performance at each valuation date. Other significant factors included:
•
The rights and preferences of Shapeways’ preferred stock as compared to those of its common stock, including liquidation preferences of preferred stock;

•
Shapeways’ results of operations and financial position;

•
Shapeways’ stage of development and business strategy and the material risks related to its business and industry;

•
The composition of, and changes to, Shapeways’ management team and Board;

•
The lack of liquidity of Shapeways’ common stock;

•
The valuation of publicly-traded peer companies; and

•
The likelihood of achieving a liquidity event for the holders of Shapeways’ common stock and stock options, given prevailing market conditions.

The dates of Shapeways’ contemporaneous valuations have not always coincided with the date of its stock option grants. In determining the exercise prices of the stock options, Shapeways’ board of directors considered, among other things, the most recent contemporaneous valuation of Shapeways’ common stock and their assessment of additional objective and subjective factors that were relevant as of the grant dates. These factors include the current operating performance of the company, assumptions regarding the future operating performance of the company, and the likelihood of achieving a liquidity event in the capital markets. If Shapeways had made different assumptions, its stock-based compensation expense, net loss, and net loss per share applicable to common stockholders could have been materially different.
Recent Accounting Pronouncements
Refer to Note 2 of Shapeways’ consolidated financial statements found elsewhere in this prospectus.
Quantitative and Qualitative Disclosures About Market Risk
Shapeways is exposed to market risks from fluctuations in interest rates, which may adversely affect its results of operations and financial condition. Shapeways seeks to minimize these risks through regular operating and financing activities and, if Shapeways considers it to be appropriate, through the use of derivative financial instruments. Shapeways does not purchase, hold or sell derivative financial instruments for trading or speculative purposes. For additional information on its variable rate debt, refer to the notes to Shapeways’ unaudited condensed consolidated financial statements found elsewhere in this prospectus.
Interest Rate Risk
Prior to the Business Combination, Shapeways had exposure to interest rate risk from its variable rate date. At June 30, 2021, Legacy Shapeways had approximately $2.3 million in variable rate debt outstanding. Shapeways paid off its term loan in connection with the Closing of the Business Combination, and does not have material exposure to interest rate risk as of the date of this prospectus.

BUSINESS
Our Mission
Shapeways enables digital manufacturing at scale by combining high quality, flexible on-demand manufacturing with purpose-built proprietary software.
Company Overview
Shapeways is a leading digital manufacturer combining high quality, flexible on-demand manufacturing with purpose-built proprietary software to offer customers an end-to-end digital manufacturing platform on which they can rapidly transform digital designs into physical products. Our manufacturing platform offers customers access to high quality manufacturing from start to finish through automation, innovation and digitization. Our proprietary software, wide selection of materials and technologies, and global supply chain lower manufacturing barriers and accelerate delivery of manufactured parts from prototypes to finished end parts. We combine deep digital manufacturing know-how and software expertise to deliver high quality, flexible on-demand digital manufacturing to a range of customers, from project-focused engineers to large enterprises.
Based in New York City, we were founded in 2008 and have two manufacturing facilities, one in Long Island City, New York and the other in Eindhoven, the Netherlands. In addition, as of June 30, 2021, we had over 50 strategic supply chain partners who provide incremental capacity and production technologies to help us scale with customer demand and support us in efficiently launching new materials and manufacturing technologies. These strategic partners were responsible for approximately 33% of our revenue in 2020, and approximately 37% of our revenue during the six months ended June 30, 2021.
We support our customers through the design, pre-production, manufacturing and delivery process across a range of industries, materials, part volumes and delivery options. Our software is deeply integrated with our customers’ workflows and often is mission critical to their businesses. We believe our manufacturing platform is highly scalable, having delivered to date over 21 million parts to one million customers in over 160 countries. Our platform is agnostic as to manufacturing hardware, materials and design software providers. Today, we utilize 11 additive manufacturing technologies to produce parts in more than 90 materials and finishes.
We use our proprietary software to automate production that passes through the Shapeways manufacturing platform. Our software supports ordering, part analysis, manufacturing planning, pre-production and manufacturing. This software enables Shapeways to offer high quality, low-volume, complex part production. In an environment increasingly focused on mass customization and speed of part delivery, our core competency in low-volume, high-mix production at scale appeals to customers.
In 2020, we launched Powered by Shapeways, software that enables other manufacturers the ability to leverage Shapeways’ existing end-to-end manufacturing software to scale their businesses and shift to digital manufacturing. Shapeways’ software offers improved customer accessibility, increased productivity and expanded manufacturing capabilities for its customers. We intend to further commercialize our software as part of our goal to accelerate digital transformation across the manufacturing ecosystem. We believe our software can transform manufacturers globally by easing the digital transformation by traditional manufacturers, particularly small- to medium-sized manufacturers that are not able to invest the capital and time necessary to digitize their processes.
We believe the digital manufacturing industry is at an inflection point. According to industry research, the global digital manufacturing market, which includes spending on low-volume high-mix part manufacturing across all manufacturing technologies, is expected to grow from $39 billion in 2020 to $120 billion in 2030 by disrupting the massive global manufacturing market which is slow, manual and rigid. This is fueled by the additive manufacturing industry, which is experiencing a transformation due to significant advancements in hardware technologies, innovation in materials, and the adoption of software to increase speed, lower cost and achieve higher flexibility. With our purpose-built proprietary software, we believe Shapeways is uniquely positioned to empower adoption of digital manufacturing on a global scale.

Our Strategy
The key elements of our strategy for growth are:
•
Expand Materials Offering.   Our materials portfolio has historically been focused on polymers. We will continue to expand our polymers offerings while adding capabilities in industrial metals, composites and ceramics. We believe that by expanding our materials capabilities and offering a comprehensive and innovative materials portfolio, we will be able to unlock additional opportunities in key markets such as industrial, medical, automotive and aerospace.

•
Build a Diverse, Global Customer Base.   Our customers today include businesses of all sizes, ranging from small and medium enterprises to Fortune 500 organizations, and span many industries, including aerospace, robotics, consumer products, architecture, gaming, jewelry and medical devices. We have historically served customers based largely in North America and Europe, but we believe there is considerable opportunity to expand into other markets, including Asia, in particular, given the significant levels of manufacturing output in countries such as China, Japan, South Korea, Taiwan and India. We aim to leverage our supply chain partners globally to help us serve customers in areas in which we currently do not have a geographic footprint. As we continue to add customers, we may consider adding our own manufacturing capabilities to serve customers outside of North America and Europe.

•
Expand Within and Beyond Additive Manufacturing.   We will continue to expand our reach within additive manufacturing through new hardware and materials capabilities. We also plan to expand into other digital manufacturing technologies such as computer numerical control (CNC), injection molding and sheet metal, all of which are generally suited to complex, low-volume part production. As our customers scale in volume, they often graduate into these traditional methods; therefore, we believe adding these capabilities will allow us to capture a larger portion of customer spend and grow with our customers. We plan to leverage our outsourced supply chain partners to support these manufacturing capabilities while we focus our internal manufacturing capabilities on additive manufacturing.

•
Further Commercialize Software Offering.   We believe there are opportunities to expand revenue from our software offering. We recently deployed software offerings which we collectively refer to as Powered by Shapeways to certain design partners to test the software with the goal of creating a white-labeled version of this software that we can license to other manufacturers. We believe that offering this software to other manufacturers will enable us to generate future.

•
Target Strategic M&A and Partnership Opportunities.   The manufacturing industry is highly fragmented, with many niche additive manufacturers focused on specific geographies, end-markets, hardware technologies and materials, but many of these manufacturers have not implemented software to fully digitize their manufacturing process and complete their digital transformation. With increased resources following the Business Combination, we expect to be able to take advantage of potential future opportunities, to grow inorganically by acquiring companies that we believe can help us accelerate our investment in new hardware, materials, and finishing capabilities, as well as new geographies and vertical markets. We believe our expertise in both software and manufacturing makes us well positioned to evaluate such opportunities as they become available in the future. provides a unique opportunity for consolidation.

Our Competitive Strengths
•
High quality, flexible on-demand manufacturing with proprietary purpose-built software.   Our manufacturing platform adjusts to customers’ needs to optimize for speed, cost and quality. Our platform is designed to be highly configurable to meet the needs of our customers and suited for industrial-grade, high quality, low-volume, complex one-part production at scale. We offer high quality, flexible on-demand manufacturing services to deliver finished end parts to our customers in days instead of the weeks or months that are required by traditional manufacturers.

•
Platform scalability and quick adaptability to market shifts.   We do not depend on the success of any one hardware provider, manufacturing technology, or materials vendor. Our software is designed to be highly configurable and integrate easily with new hardware technologies and materials allowing us to adapt and shift in market changes. We expect to continue adding new hardware providers, manufacturing technologies and materials. We believe that we will benefit from the innovation in hardware and materials across the additive manufacturing market, which will allow us to offer even more materials to our customers.
•
Enabling platform adoption across customer types and industries.   Our customer base is diversified across sizes, industries and geographies. Unlike hardware providers, we have the opportunity to capture business from small to medium sized manufacturers that are unlikely to invest the capital required to deploy and support their own digital manufacturing capabilities.

•
Experienced management team with strong investor support.   Our leadership team has decades of category and operational experience, including our engineering, sales and manufacturing teams. We have a proven history in successfully operating and scaling businesses with experience in both technology and manufacturing. Investors with deep domain expertise have supported our business, providing resources and knowledge in the development of our end-to-end digital manufacturing platform and underlying software.

Our Platform
Shapeways Digital Manufacturing Platform
We offer a broad set of digital manufacturing tools and services to help customers innovate faster, lower costs and scale more efficiently. Our end-to-end digital manufacturing platform is differentiated through four key areas, design, production, post-production, and scale and is powered by our proprietary, purpose-built software:
•
Design.   We provide our customers with advanced design technology and services to help correct and optimize their files to enable successful manufacturability. Through our software and in-house experts, we assist with file optimization, file correction, material and technology consultation, and prototyping. We also review digital files so they are optimized for materials, strength, structure, and cost, working closely with our customers to ensure quality and end-user satisfaction. Finally, we offer custom rapid-prototyping services that can accelerate product development by allowing our customers to iterate designs both virtually and physically prior to production.

•
Production.   Through Shapeways’ digital manufacturing platform, our customers have access to numerous innovative additive manufacturing hardware technologies and materials. We built our platform with process visibility and quality in mind, and we offer our customers the ability to track production via real-time dashboards. Our manufacturing technology is able to deliver thousands of unique parts per day with the ability to track by machine, material, operator, and process. Shapeways production capabilities include 11 hardware technologies and over 90 materials and finishes. A subset of those capabilities are shown below.

•
The below table shows 10 common materials offered by Shapeways and the 10 types of technology that are used to manufacture end parts using the material, in each case as of March 2021.

Name	Material	Technology
Accura 60, Accura Xtreme, Accura Xtreme 200	Accura 60, Accura Xtreme, Accura Xtreme 200	SLA
Fine Detail Plastic	Visijet M3 Crystal	MJP
MJF Plastic PA12, PA12GB	Nylon 12, Nylon 12 Glass Bead Filled	MJF
PA11, TPU, Versatile Plastic	Nylon 11, Thermoplastic Polyurethane, Nylon 12	SLS
Multi-Color Polyjet	Vero	Polyjet
Sandstone	Gypsum	Binder jetting SLS
EPU 40, RPU 70, UMA 90	Elastomeric Polyurethane, Rigid Polyurethane, Urethane Methacrylate	DLS
Aluminum	Aluminum	DMLS
Steel, Stainless Steel 316L	420 Steel / Bronze (60:40),Stainless Steel 316L	Binder Jetting
Bronze, Brass, Copper, Gold Plated Brass, Gold, Platinum, Rhodium Plated Brass, Silver	Wax Casting	Casting

•
Post-Production.   Our post-production services are designed to ensure our manufactured products are ready for delivery to our customers’ end customers. We offer advanced finishing, including painting, polish, chemical treatment, color and metal plating, as well as performance and fit testing, quality checks and assembly for finished end-parts. We also offer custom-branded packing and fulfillment. Shapeways has high quality, low-volume production with a 30-day average of approximately 99% on-time delivery globally, as of February 2021 with less than a 1% customer complaint rate for the three months ended December 31, 2020. By shipping products directly to our customers’ end customers, we can help reduce the potential for issues related to order fulfillment.

•
Scale.   Our Application Programming Interface (“API”) integrations allow us to easily scale and grow with our customers’ businesses. With our API integrations, customers can seamlessly integrate custom websites or web applications into the Shapeways platform, enabling them to efficiently scale and leverage our fulfillment capability. We also have integrations with leading third party e-commerce providers, allowing our customers who sell consumer-facing goods to connect their stores directly to the Shapeways platform. Further, our customers have access to our service and support teams, who provide them with deep domain expertise in digital manufacturing technology, materials and production processes.

Shapeways Software — Powered by Shapeways
In 2020, we began offering Powered by Shapeways, software that enables other manufacturers to leverage Shapeways’ existing end-to-end manufacturing software to scale their businesses and shift to digital manufacturing. Shapeways’ software positions our customers to experience improved customer accessibility, increased productivity and expanded manufacturing capabilities. We intend to further commercialize our software as part of our goal to accelerate digital transformation across the manufacturing ecosystem. We believe our software can transform manufacturers globally by easing adoption of digital manufacturing by traditional manufacturers, particularly small- to medium-sized manufacturers that are not able to invest the capital and time necessary to digitize their processes. To date we have not derived material revenue from this offering.
Powered by Shapeways enables our software customers to leverage Shapeways’ end-to-end manufacturing software and manufacturing capability to scale their business and shift to digital manufacturing. Through

Powered by Shapeways, software customers can leverage our technology for capabilities such as file-upload, instant pricing, custom checkout, file optimization and manufacturing fulfillment. Software customers can also leverage our software platform to launch new hardware or materials offerings. This solution provides our software customers with the ability to maintain their branding while also providing them access to Shapeways’ end-to-end manufacturing software for their own manufacturing needs. Our platform is differentiated through sales enablement, fulfillment management and supply and demand development, and it includes features for ordering, analysis, planning, pre-production and manufacturing.
We add value to our software customers and their customers primarily through five key points in the manufacturing workflow:
Ordering.   Our software enables customized order intake. We offer secure upload and immediate pricing through automated configuration of model, material, finish, and fulfillment requirements. Our software supports customers through the product lifecycle with features for direct checkout and order management to simplify manufacturing status monitoring, sales tracking, and repeat ordering. Files that are uploaded can be saved to a digital inventory, allowing the customer to facilitate future orders.
Analysis.   Currently approximately 80% of files that are uploaded to Shapeways’ platform must be revised for successful manufacturability. Our software provides automated printability analysis, including file correction and optimization, and can automatically correct common issues with 3D models. If the file is determined to be unprintable based on model geometry, past print successes, and material guidelines, our software enables automated workflows to communicate feedback and printability issues with the customer and offer them paths for resolution.
Planning.   Our software enables production planning across a supply chain network, including both our own internal manufacturing facilities and external supply chain outsource partners. Our software automates the assignment and allocation of orders through the supply chain using smart demand allocation, based on cost, manufacturing capacity, part specification, geography, and fulfillment speed, all with the goal of reducing costs. Software customers have the ability to configure their smart demand allocation rules and leverage the broader Shapeways manufacturing capability and outsource supply chain network capacity. We provide our software customers with the tools they need to run their own supply chain networks, including adding new outsource supply chain partners, setting up routing rules for automated assignment and allocation, and integrating with logistics systems.
Pre-Production.   Our software includes manufacturing preparation technology, 2D and 3D tray planning, and machine integration. We believe that our technology not only can drive gross profit margin improvement for our software customers, but also enable a collaborative process between us and them to successfully launch new materials, hardware, and post-production solutions.
Manufacturing.   Our software includes technology that spans production, asset monitoring, material monitoring, traceability, post-production processes, and certification. This includes robust tools to monitor all steps of the manufacturing process and enable continuous iterations and improvements to adjust to emerging technologies and capabilities. Our platform connects directly with additive manufacturing hardware, providing an integrated platform for monitoring production, maintenance, and printer status across both internal manufacturing and outsource supply chain capabilities. We provide full historical logging capabilities, capturing key touch points from pre-print to production to reduce machine downtime and enable gross profit margin improvements.
Our software also supports post-production processes, inspection, and assembly. This enables software customers to incorporate custom workflows, including improved quality assurance processes and assembly instructions. Our quality assurance feedback process creates a feedback loop between customers and manufacturers to achieve optimal product standards.
Our software enables global distribution and delivery of finished products direct to the end customer. We enable our partners to ship efficiently via a distribution center network and shipping service integrations. Our customer service team has deep domain expertise in additive manufacturing technology, materials, and production processing and offers end-to-end support to both software customers and their end customers.
Our software offerings collectively referred to as Powered by Shapeways, which, to date have only been offered by us to certain of our existing design partners for testing purposes, is designed to address several of the challenges facing hardware and materials partners and manufacturers to drive the large-scale adoption of digital manufacturing. It is our belief that Shapeways software may be useful to other manufacturers in some of the following ways:
•
Improved Accessibility.   Shapeways software will shift manufacturers online enabling them to improve customer accessibility. Moving offline processes online enables more streamlined quoting and ordering process, clear communication with the customer through the process, and improved customer visibility to the end-to-end manufacturing process.

•
Increased Productivity.   Shapeways software digitizes the process from ordering through delivery, creating significant efficiencies in the end-to-end manufacturing process. This removes manual steps in the process, minimizes unnecessary labor costs, and increases manufacturing throughput.

•
Expanded Capabilities.   Shapeways software will enable customers to expand their manufacturing hardware and material capabilities by leveraging Shapeways’ internal manufacturing capabilities and outsourced supply chain partners. This will enable software customers to expand their manufacturing capabilities and capture more customer share of wallet, without having to invest in hardware.

We expect to offer Powered by Shapeways to additional customers, including chemicals companies, industrial parts manufacturers, and small U.S.-based manufacturers.
Customers
We have delivered 21 million parts to over one million customers in over 160 countries through 2020. A key component of our growth has been our relationships with our customers, which has led to a high level of repeat revenue. In 2020, 88% of our revenue came from our existing customer base and one customer accounted for 21% of our revenue. Our customers range from small- and medium-sized enterprises to Fortune 500 companies and are diversified across a range of industries. Shapeways supports customers manufacturing needs from design, prototyping, optimization, and finished part production. Shapeways expects to expand its customer base to include software customers with the commercial release Powered by Shapeways.
Research and Development
Our research and development efforts are focused primarily on software development and the evaluation of new manufacturing technologies and materials to add to the Shapeways digital manufacturing platform, both internally and through our supply chain partners. The digital manufacturing landscape is evolving quickly, with new technologies and materials being brought to market at an increasingly rapid pace. Our research and development, operations and supply chain teams have deep relationships with the leading hardware and materials providers, allowing us to stay current on new technologies coming to market. Our research and development team regularly evaluates opportunities in new technologies and materials across a range of factors including customer demand, technology maturity, and production workflow. Additionally, our research and development team work closely with hardware OEMs and materials providers to ensure production quality and efficiency for our customers.
Sales and Marketing
Historically, Shapeways has been a self-service digital manufacturing platform growing through our customers and through organic customer acquisition. We are focused on direct sales and marketing efforts to both expand our customer base and retain our existing customer base. We have strong brand recognition due to our long-standing relationships with hardware OEMs and materials providers, who have also served as channels for customer acquisition. Our marketing strategy has historically focused on inbound marketing, and we plan to expand our outbound efforts, primarily focused on larger potential customers and expanding our reach in key verticals.
Our marketing strategies are focused on supporting sales growth by driving awareness of digital manufacturing and of our platform. We develop comprehensive sales and marketing content, tools, and campaigns, often in parallel with our partner network. Our internal marketing team develops content specifically aimed for both corporate executives and engineers in multiple formats such as case studies, newsletters, and webinars in order to facilitate sales and customer engagement. We regularly release communications through trade press and attend industry events and conferences to augment our vertical market strategy and build strategic relationships.
Manufacturing and Suppliers
Our manufacturing capabilities include two ISO 9001 compliant facilities in Long Island City, New York and Eindhoven, the Netherlands, as well as a network of outsource supply chain partners, all of which are managed through our proprietary software platform. Our outsource supply chain partners focus on overflow capacity to help us meet peak demand, as well as support us in efficiently launching new materials and technologies on our platform. Our internal manufacturing and supply chain teams collaborate closely with our outsource supply chain partners to ensure production quality.
We source and purchase manufacturing equipment from the leading hardware providers in the additive manufacturing ecosystem, such as 3D Systems, Carbon, EnvisionTec, EOS, ExOne, Formlabs, HP, Origin, Prodways, SLM Solutions, and Stratasys. We source materials from these hardware providers as well as from leading chemicals companies such as BASF, DSM/Covestro, and Henkel. As the hardware and materials landscape continues to evolve, we expect to partner with additional hardware and materials providers, either by bringing their capabilities in house or by outsourcing to our supply chain partners. In April 2021, we signed a Memorandum of Understanding to form a strategic partnership with Desktop Metal to expand on our long-standing relationship with its subsidiary EnvisionTec, as well as accelerate our industrial metals manufacturing roadmap with new hardware and materials offerings.
Our Competition
The industry in which we operate is fragmented and competitive. We compete for customers with a range of digital manufacturing platforms, including Materialise NV, Proto Labs, Inc., service bureaus, digital manufacturing brokers, and small local manufacturers. We believe we are differentiated from our competitors as we provide solutions that combine proprietary software and digital manufacturing capabilities.
In particular, we believe we compare favorably to other industry participants on the basis of the following competitive factors:
•
Wide range of plastic materials offerings;

•
Growing portfolio of metals offerings with ability to supply new materials as they become available;

•
Part quality and consistency across over 21 million parts;

•
Serving a broad range of customers and industries;

•
End-to-end digital manufacturing solution from design and repair to production and distribution;

•
Proprietary software platform to streamline customer operations;

•
Strategic ecosystem of partner integrations; and

•
Opportunity to expand to traditional manufacturing capabilities and capture more customers’ share of wallet.

Intellectual Property
Our ability to drive innovation in the digital manufacturing market depends in part upon our ability to protect our core technology and software know-how. We attempt to protect our intellectual property rights through a combination of patent, trademark, domain names, copyright and trade secret laws, as well as through contractual provisions and restrictions on access to our proprietary technology which includes both nondisclosure and invention assignment agreements with our consultants and employees and non-disclosure agreements with our vendors and business partners. While unpatented research, development, know-how and engineering skills are important to our business, we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property. Our existing patents are expected to expire between 2031 through 2038.
As of June 30, 2021, we own 15 issued patents, including 8 United States patents and 7 issued foreign patents. Shapeways’ patents and patent applications are directed to proprietary technology used in mass customization design tools, part costing, evaluating manufacturability, manufacturing planning, and the manufacturing process.
We have registered “Shapeways” as a trademark in the Australia, Canada, China, the European Union, India, Israel, Japan, New Zealand, Singapore, South Korea, Taiwan, the United Kingdom, and the United States.
Employees and Human Capital
Our employees are core to Shapeways’ and our customers’ success. As of June 30, 2021, we had 133 employees hailing from 12 different countries, based primarily in the New York City area and Eindhoven in the Netherlands. A majority of our employees are engaged in operations and engineering functions. To date, we have not experienced any work stoppages and consider our relationship with our employees to be good. None of our employees are subject to a collective bargaining agreement or represented by a labor union.
The success of our business is fundamentally connected to our employees and their well-being. We are committed to the health, safety, and wellness of our employees around the globe. We provide our employees with a wide range of benefits, including benefits directed to their health, safety, and long-term financial security. In response to the COVID-19 pandemic, we have implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. This includes allowing our employees to work remotely as appropriate, while implementing significant safety measures designed to protect the health of anyone entering our facilities.
Facilities
Our corporate headquarters is located in New York, New York. We lease a 25,000 square foot manufacturing facility in Long Island City, and the lease expires in January 2023. We lease another 18,837 square foot facility in Eindhoven, Netherlands, and the lease of this facility expires in September 2024. We believe that our facilities are adequate for our current needs and, should the company need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.
Government Regulations
We are subject to various laws, regulations and permitting requirements of federal, state, and local authorities, including related to environmental, health and safety, anti-corruption, and export controls. We believe that we are in material compliance with all such laws, regulations, and permitting requirements.
Prior to utilizing Shapeways’ services, all Shapeways customers must agree to Shapeways Terms and Conditions wherein, among other things, customers warrant that any files they upload are their original creation and not copied from any third party or entity. The Shapeways Terms and Conditions also contain additional legal safeguards protecting Shapeways from intellectual property infringement by its customers, such as their acknowledgement of their compliance with all applicable laws, rules and regulations and their indemnification of Shapeways for any claims resulting from their infringement of any third party intellectual property.
In addition to the Shapeways Terms and Conditions, Shapeways implements other safeguards and policies to eliminate or reduce exposure to third party intellectual property infringement. Specifically, Shapeways utilizes a keyword filter that screens all product listings for specific terms prior to the listings’ publication on the Shapeways marketplace. The keyword filter screens terms (i) related to products where Shapeways has observed substantial prior unauthorized intellectual property use, and (ii) added upon request by certain intellectual property rights holders who have sent Shapeways notices under the Digital Millennium Copyright Act (“DMCA”). The keyword filter is periodically updated. Once a listing has been flagged by Shapeways’ keyword filter, the listing enters into a queue for manual review by Shapeways’ content review team and/or the legal department. The content review team and/or the legal department reviews the listing for unauthorized use of intellectual property.
The primary intellectual property-related statute that applies to Shapeways’ business is the DMCA, which, among other things, provides a copyright safe harbor for online service providers and a formal procedure for submitting copyright takedown notices. The takedown procedure consists of six requirements which establish the proper standing of the individual or organization providing notice, and specify the infringing and infringed material. Once a proper DMCA takedown notice is received, Shapeways promptly removes the content and informs the customer of the takedown notice that Shapeways received. The customer then has an opportunity to file a counter notice to reinstate the content. Although there is no DMCA equivalent for trademarks, Shapeways applies a similar takedown procedure for those instances.
Environmental Matters
We are subject to domestic and foreign environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal, and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling, and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air, or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials, and the health and safety of our employees. We are required to obtain environmental permits from governmental authorities for certain operations.
The export of our products internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as TSCA and REACH. These laws and regulations require the evaluation and registration of some chemicals that we ship along with, or that form a part of, our systems and other products.
Export and Trade Matters
We are subject to anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the United States government has a renewed focus on export matters related to additive manufacturing. Some of our products are already more tightly controlled for export, and other of our products may in the future become more tightly controlled for export. For example, the Export Control Reform Act of 2018 and regulatory guidance thereunder have imposed additional controls and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.

Legal Proceedings
We are from time to time subject to various claims, lawsuits, and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions, or relief. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates.

MANAGEMENT
Executive Officers and Directors
The business and affairs of the Company is managed by or under the direction of the Board. The Board consists of seven (7) members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. The following table sets forth certain information, as of the date of this prospectus, concerning the persons who serve as officers and directors of the Company:
Name	Age	Position
Josh Wolfe	43	Chairman, Director
Greg Kress	39	Chief Executive Officer, Director
Jennifer Walsh	47	Chief Financial Officer
Miko Levy	43	Chief Revenue Officer
Alberto Recchi	47	Director
Patrick S. Jones	76	Director
Robert Jan Galema	55	Director
Ryan Kearny	52	Director
Leslie Campbell	63	Director
Executive Officers
Greg Kress.   Since the consummation of the Business Combination, Greg Kress has served as our Chief Executive Officer. Mr. Kress served as Legacy Shapeways’ Chief Executive Officer and a member of Legacy Shapeways’ board of directors from January 2018 to the consummation of the Business Combination. From 2014 to 2017, Mr. Kress served as Chief Operating Officer then President at Open English, an online education platform. Prior to that, he was a member of the corporate leadership staff at GE, where he held a series of roles in global commercial operations and supply chain management as well as environmental health and safety. Mr. Kress’s background as an innovative and results-driven leader with experience in large and mid-size organizations brings substantial operating experience to our Board. Mr. Kress earned his Bachelor of Science in Mechanical Engineering from Penn State University.
Jennifer Walsh.   Since the consummation of the Business Combination, Jennifer Walsh has served as our Chief Financial Officer. Ms. Walsh served as Legacy Shapeways’ Chief Financial Officer from March 2018 to the consummation of the Business Combination and expanded her role to Chief Operating Officer in 2019. From 2015 to 2018, Ms. Walsh served as CFO for Return Path, a global SaaS and data solutions business. Before that, she was Vice President of Finance and Operations for communications consulting firm maslansky+partners and also served as a divisional CFO at (fka) Time Warner, overseeing nine Time brands spanning print, digital, mobile, TV, events, and licensed retail products. Ms. Walsh earned her Bachelor of Science from the Wharton School of the University of Pennsylvania and a Masters of Business Administration from Columbia Business School.
Miko Levy.   Since the consummation of the Business Combination Miko Levy has served as our Chief Revenue Officer. Mr. Levy served as Legacy Shapeways’ Chief Revenue Officer from September 2019 to the consummation of the Business Combination. He brings a strong track record of success in driving business growth while expanding sales channels and driving global marketing momentum. From 2013 to 2019, Miko served as a Vice President for Outbrain, a web advertising platform. Before that, he held a series of leadership and marketing positions, at Conduit, ROASTe, and 888. Mr. Levy earned his Masters in Business Administration in Marketing and Entrepreneurship from Tel Aviv University and a Bachelor of Arts in Economics and Management from the Academic College of Tel-Aviv.
Non-Employee Directors
Josh Wolfe.   Since the consummation of the Business Combination, Josh Wolfe has served as Chairman of the Board. Mr. Wolfe served on Legacy Shapeways’ board of directors from May 2012 to the consummation of the Business Combination. Mr. Wolfe is a Managing Director of Lux Capital, a venture capital firm he co-founded in 2000. Mr. Wolfe currently serves on the board of directors of a number of private companies. Mr. Wolfe earned his Bachelor of Science in Applied Economics from Cornell University. Mr. Wolfe’s background in identifying and building next-generation technologies and companies brings broad expertise that allows him to make valuable contributions to our Board.
Alberto Recchi.   Prior to the consummation of the Business Combination, Alberto Recchi served as the Chief Financial Officer and a member of the board of directors of Galileo. Since the consummation of the Business Combination, Mr. Recchi has served as a member of the Board. Mr. Recchi has over 15 years of experience in corporate and leveraged finance, mergers and acquisitions, and principal investing, in both the North American and Western European markets. In 2019, he founded Ampla Capital, a merchant bank, based in New York, which focuses on proprietary direct co-investments, in both established and growth-oriented SMEs in the North American and Western European markets. Previously, from 2016 to 2019, he was a Managing Director at MC Square Capital, a co-investment platform and cross-border boutique merchant bank. Prior to this, Mr. Recchi spent 12 years at Credit Suisse, where he worked in the Private Banking and Wealth Management Division in London for three years, advising corporate treasury departments, single and multi-family offices, ultra-high net worth individuals, across all product offerings, including direct investments, asset management, custody, corporate finance, structured finance, and private wealth management. Prior to that he worked in the Investment Banking Division for nine years, advising financial initial shareholders in the U.S. and E.U., structuring and executing LBOs, IPOs and M&A deals, based in New York first and London thereafter. Mr. Recchi holds B.S. and M.S. degrees in Aerospace Engineering from the Polytechnic of Turin, Italy. He also holds an M.B.A. from Columbia Business School as well as an M&A Certificate of Mastery issued by the New York Institute of Finance. We believe Mr. Recchi is well-qualified to serve on the Board due to his extensive investment and finance background in both the U.S. and Western Europe.
Patrick S. Jones.   Prior to the consummation of the Business Combination, Patrick S. Jones served as a member of the board of directors of Galileo. Since the consummation of the Business Combination, Mr. Jones has served as a member of the Board. Mr. Jones is a private investor with considerable independent board member experience with a variety of technology companies. Mr. Jones served as audit committee chairman and independent board member for Talend SA, a SaaS software company, from 2015 to August 2021. He currently serves as an independent board member of Itesoft SA, a software company, since 2014. Previously, from 2007 to 2017, he was Chairman of the Board of Lattice Semiconductor, Chairman of the Board of InsideSecure (renamed Verimatrix), Chairman of the Board of Dialogic, Chairman of the Board of Epocrates, and has served on other boards including Fluidigm, Openwave Systems and Novell. Prior to this, he was Senior Vice President and Chief Financial Officer for Gemplus SA. Prior to this, Mr. Jones was Vice President of Finance —Corporate Controller for Intel Corp. Mr. Jones has an undergraduate degree from the University of Illinois, and an MBA from Saint Louis University. We believe Mr. Jones is well-qualified to serve on the Board due to his extensive investment and board experience.
Robert Jan Galema.   Since the consummation of the Business Combination, Robert Jan Galema has served as a member of the Board. Mr. Galema served as a member of Legacy Shapeways’ board of directors from June 2015 to the consummation of the Business Combination. Mr. Galema is a Managing Partner at INKEF Capital, a venture capital firm he joined in 2013. Mr. Galema serves on the board of directors of a number of private companies. Mr. Galema earned his Masters of Science in Economics from Erasmus University Rotterdam. Mr. Galema’s background in identifying and building next-generation technologies and companies, as well as his operation experiences, brings valuable contributions to our Board.
Ryan Kearny.   Since the consummation of the Business Combination, Ryan Kearny has served as a member of the Board. Mr. Kearny has served as an independent board member for Talend SA, from November 2020 to July 2021. Mr. Kearny has held the position of Chief Technology Officer and Senior Vice President of Development since September 2019 at Lassen Peak, a software security company. Prior to that position, Mr. Kearny served in various increasingly senior roles at F5 Networks, Inc., an application services and application delivery networking company, including serving as Senior Vice President of F5 Networks’ Cloud, Orchestration and Service Provider Product Groups from January 2012 to September 2016, and Chief Technology Officer and Executive Vice President/Senior Vice President of Product Development from September 2016 to May 2019. Mr. Kearny holds a B.S.E.E. degree in electrical and computer engineering from the University of Washington. We believe that Mr. Kearny is well-qualified to serve as a member of the Board because of his experience driving technology strategy, roadmap, and growth for more than two decades in various executive roles.
Leslie Campbell.   Leslie C. G. Campbell has served as a member of our board of directors and the Nominating and Corporate Governance Committee and chair of the Compensation Committee since October, 2021. Ms. Campbell previously served as the Chief Procurement Officer for Reed Elsevier, Inc., from September 2007 to December 2012. From March 1998 to September 2007, Ms. Campbell held a number of positions at Dell, Inc., most recently as the Vice President of Worldwide Procurement, and previously as the Vice President and General Manager, Global Segment EMEA. Ms. Campbell held a number of positions at Oracle Corporation from May 1990 to January 1998, most recently as Vice President, Corporate Purchasing. From August 1982 to May 1990, she held a number of positions at KPMG Peat Marwick LLP, a member firm of KPMG International, most recently as a Senior Manager. Ms. Campbell has served as a member of the board of directors of Coupa Software, Inc., a global terminology platform for business spend management, since May 2016, a member of the board of directors of PetMed Express, Inc., an online pet pharmacy, since July 2018, and a member of the board of directors of LiveVox Holdings, Inc., a cloud-based contact center platform, since June 2021. She also serves, or has served, on the advisory boards of several private and non-profit enterprises. Ms. Campbell holds a B.A. in Business Administration from the University of Washington. We believe Ms. Campbell possesses specific skills and attributes that qualify her to serve as a member of the Board and on our Nominating and Corporate Governance Committee and the Compensation Committee, including her international operational and financial expertise gained as an executive at several companies in the technology and financial services industries, her broad ranging corporate experiences, and her substantial corporate governance experience serving on the boards of directors of numerous public and private companies.
Composition of the Board
The Company’s business affairs are managed under the direction of the Board. Subject to amendments to the terms of the Charter and Bylaws, the number of directors will be fixed by the Board.
The Board consists of seven members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
•
the Class I directors, Robert Jan Galema and Ryan Kearny, serving until the annual meeting to be held in 2022;

•
the Class II directors, Alberto Recchi and Patrick S. Jones, serving until the annual meeting to be held in 2023; and

•
the Class III directors, Josh Wolfe, Greg Kress and Leslie Campbell, serving until the annual meeting to be held in 2024.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.
Director Independence
The Board consists of seven members, six of whom qualify as independent within the meaning of the independent director guidelines of NYSE.
The Company’s common stock is listed on NYSE. Under the rules of NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of NYSE.
We have undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we have determined that Josh Wolfe, Robert Jan Galema, Patrick S. Jones, Alberto Recchi, Ryan Kearny and Leslie Campbell are “independent directors” as defined under the listing requirements and rules of NYSE and the applicable rules of the Exchange Act.
Committees of the Board
The Board has an audit committee, compensation committee and nominating and corporate governance committee. All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act, NYSE and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Board is described below. Members serve on these committees until their resignation or until as otherwise determined by the Board.
Audit Committee
Our audit committee is responsible for, among other things:
•
appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

•
discussing with the Company’s independent registered public accounting firm their independence from management;

•
reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit;

•
approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that Galileo file with the SEC;

•
overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;

•
reviewing the Company’s policies on risk assessment and risk management;

•
reviewing related person transactions; and

•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Company’s audit committee consists of Patrick S. Jones, Alberto Recchi, Ryan Kearny and Robert Jan Galema, with Patrick S. Jones serving as chair. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under NYSE rules applicable to board members generally and under NYSE rules and Exchange Act Rule 10A-3 specific to audit committee members. All members of the Company’s audit committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, we have concluded that Mr. Jones qualifies as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. The written charter for the audit committee is available on the Company’s corporate website at www.Shapeways.com. The information on the Company’s website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Compensation Committee
The Company’s compensation committee is responsible for, among other things:
•
reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of the Company’s Chief Executive Officer, and the Chief Executive Officers may not be present during voting or deliberations on his or her compensation;

•
overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;

•
reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans, policies and programs;

•
reviewing and approving all employment agreement and severance arrangements for the Company’s executive officers;

•
making recommendations to the Board regarding the compensation of the Company’s directors; and

•
retaining and overseeing any compensation consultants.

The Company’s compensation committee consists of Leslie Campbell, Josh Wolfe, Robert Jan Galema, and Alberto Recchi, with Leslie Campbell serving as chair. The Company has affirmatively determined that each member qualifies as independent under NYSE rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The written charter for the compensation committee is available on the Company’s corporate website at www.Shapeways.com. The information on the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Nominating and Corporate Governance Committee
The Company’s nominating and corporate governance committee is responsible for, among other things:
•
identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•
overseeing succession planning for the Company’s Chief Executive Officer and other executive officers;

•
periodically reviewing the Board’s leadership structure and recommending any proposed changes to the Board;

•
overseeing an annual evaluation of the effectiveness of the Board and its committees; and

•
developing and recommending to the Board a set of corporate governance guidelines.

The Company’s nominating and corporate governance committee consists of Alberto Recchi, Patrick S. Jones, and Leslie Campbell, with Alberto Recchi serving as chair. The Company has affirmatively determined that each member qualifies as independent under NYSE rules. The written charter for the nominating and corporate governance committee is available on the Company’s corporate website at www.Shapeways.com. The information on the Company’s websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.
Code of Ethics
The Company has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on the Company’s corporate website at www.Shapeways.com. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K. The information on the Company’s website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Risk Oversight
The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Company’s audit committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board believes its administration of its risk oversight function has not negatively affected the Board’s leadership structure.
Compensation Committee Interlocks and Sponsor Participation
None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.
Shapeways Non-Employee Director Compensation Policy
The Company has implemented a compensation policy for its non-employee directors. Such policy includes an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. See the section titled “Executive Compensation — Executive Officer and Director Compensation — Director Compensation” for the terms of the Non-Employee Director Compensation Policy.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, any reference in this section of this prospectus to “Shapeways,” “we,” “us” or “our” refers to Shapeways, Inc. and its consolidated subsidiaries prior to the consummation of the Business Combination and to Shapeways Holdings, Inc. and its consolidated subsidiaries following the Business Combination.
Executive Officer and Director Compensation
For the year ended December 31, 2020, Shapeways’ named executive officers were Gregory Kress, Chief Executive Officer, Miko Levy, Chief Revenue Officer, and Jennifer Walsh, Chief Financial Officer.
This section provides an overview of Shapeways’ executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Summary Compensation Table for Fiscal Year 2020
The following table sets forth information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2020.
	Year	Salary ($)(1)	Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Compensation(4)	All Other Compensation ($)(5)	Total ($)
Gregory Kress,	2020	$350,000	$200,000(2)	$242,959	$—	$8,550	$801,509
Chief Executive Officer
Miko Levy,	2020	$250,000	$100,000	$24,296	$90,000	$8,550	$472,846
Chief Revenue Officer
Jennifer Walsh,	2020	$325,000	$97,500	$—	$—	$8,550	$431,050

(1)
The amounts in this column represent the base salaries earned in fiscal year 2020.

(2)
In 2020, Mr. Kress’s bonus was contingent upon closing funding for Shapeways. His original target was $150,000; however, the Shapeways board of directors approved a larger bonus of $200,000 in 2020 for superior performance as determined by the Shapeways board of directors, as shown above.

(3)
The amounts in this column represent the aggregate grant-date fair value of the granted awards, computed in accordance with the FASB’s Accounting Standards Codification Topic 718. See Note 11 to Shapeways’ audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Shapeways in determining the grant-date fair value of Shapeways’ equity awards.

(4)
The amount in this column represents commissions paid based on sales commission awards under Shapeways’ sales compensation incentive plan.

(5)
The amounts in this column represent employer contributions made to each named executive officer’s 401(k) plan account in respect of 2020.

Narrative Disclosure to Summary Compensation Table
For 2020, the compensation program for Shapeways’ named executive officers consisted of base salary and incentive compensation, delivered in the form of cash bonus opportunities and stock option awards.
Base Salary
Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus
Cash bonus opportunities are also set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. With respect to each of Messrs. Kress and Levy and Ms. Walsh we have entered into an offer letter, described below, which sets forth his or her cash bonus opportunities. As of December 31, 2020, the executives’ bonuses are paid twice yearly, with 35% of the total bonus eligible to be paid at the end of July each year and the remaining 65% paid at the end of January the following calendar year. Mr. Levy’s sales commission bonus is paid quarterly at 80% and is finalized and trued up at the end of each January. Each executive’s bonus is subject to varying bonus targets as described in both the Summary Compensation Table above and the offer letters with each of Messrs. Kress and Levy and Ms. Walsh as described below.
2010 Stock Plan
Shapeways’ board of directors adopted, and Shapeways’ stockholders approved, the 2010 Stock Plan in 2010. Each of the named executive officers hold options under the 2010 Stock Plan, as described below. In connection with the Business Combination, the 2010 Stock Plan was terminated.
The maximum number of shares of Shapeways common stock reserved for grant under the 2010 Stock Plan is 16,942,546 shares. As of the Closing Date, stock options to purchase 4,900,523 shares of Shapeways’ common stock with a weighted-average exercise price of $0.62 per share were outstanding under the 2010 Stock Plan. There were no outstanding awards under the 2010 Stock Plan other than these options.
Administration.   Shapeways’ board of directors, or a committee delegated by the Shapeways board of directors, administers the 2010 Stock Plan. Subject to the terms of the 2010 Stock Plan, the administrator has the power to, among other things, determine the eligible persons to whom, and the times at which, awards will be granted, to determine the terms and conditions of each award (including the number of shares subject to the award, the exercise or purchase price of the award, and when the award will vest and, as applicable, become exercisable), to modify or amend outstanding awards, or accept the surrender of outstanding awards and substitute new awards, to accelerate the time(s) at which an award may vest or be exercised, and to construe and interpret the terms of the 2010 Stock Plan and awards granted thereunder.
Options.   Shapeways’ employees and service providers have historically received stock options pursuant to the 2010 Stock Plan. Each of the named executive officers has been granted a mix of Investment Stock Options (“ISOs”) and Non-qualified Stock Options (“NSOs”). See the “Outstanding Equity Awards at 2020 Fiscal Year End” table below for further information about Shapeways’ named executive officers’ outstanding options as of December 31, 2020.
The exercise price per share of options granted under the 2010 Stock Plan must be at least 100% of the fair market value per share of Shapeways’ common stock on the grant date. Subject to the provisions of the 2010 Stock Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, the option expiration date, and the period following termination of service during which options may remain exercisable.
Changes to Capital Structure; Corporate Transactions.   In the event of certain changes to Shapeways’ capital structure, such as a stock dividend, stock split or reverse stock split, appropriate adjustments will be made to (a) the number of shares available for issuance under the 2010 Stock Plan, and (b) the number of shares covered by and, as applicable, the exercise price and the kind of underlying security of each outstanding award granted under the 2010 Stock Plan. In the event Shapeways is party to a corporate transaction (as defined in the 2010 Stock Plan), the Shapeways board of directors or committee administering the 2010 Stock Plan may take one or more of the following actions to provide for: (i) the continuation of the options by Shapeways (if Shapeways is the surviving corporation), (ii) the assumption or substitution of options by the successor or surviving corporation, (iii) upon written notice, the termination of unexercised options prior to the reorganization event, (iv) the cancellation and purchase of outstanding options for an amount equal to the amount that could have been obtained upon the exercise of the option and sale of the underlying stock had such option been currently exercisable, or (v) the cancellation of such outstanding options.
Plan Amendment or Termination.   Shapeways’ board of directors may amend, modify, or terminate the 2010 Stock Plan at any time. The 2010 Stock Plan was terminated in connection with the Closing of the Business Combination.

Retirement Benefits and Perquisites.   Shapeways provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; pet insurance; life insurance; accidental death and dismemberment insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which Shapeways makes safe harbor contributions on behalf of its employees. In 2020, the contribution amount was equal to 3% of employees’ compensation. In 2021, Shapeways increased the contribution amount to 4% of employees’ compensation. Shapeways does not maintain any executive-specific benefit or perquisite programs.
Outstanding Equity Awards at 2020 Fiscal Year End
The following table presents information regarding outstanding equity awards held by Shapeways’ named executive officers as of December 31, 2020. The number of shares subject to each option set forth below and the applicable exercise price are as of December 31, 2020 and have not been adjusted to reflect the Business Combination.
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date
Gregory Kress	2/27/2018	1/02/2018	969,791(1)	360,209(1)	0.36(2)	2/26/2028
	9/06/2018	4/20/2018	373,120(1)	186,561(1)	0.36	9/05/2028
	5/06/2020	3/01/2020	253,082(3)	1,096,690(3)	0.37	5/05/2030
Miko Levy	10/30/2019	9/23/2019	126,541(1)	278,391(1)	0.37	10/29/2029
	5/06/2020	3/01/2020	28,120(4)	106,857(4)	0.37	5/05/2030
Jennifer Walsh	9/06/2018	3/19/2018	288,750(1)	131,250(1)	0.36	9/05/2028
	9/06/2018	4/20/2018	79,939(1)	39,970(1)	0.36	9/05/2028
	7/24/2019	6/01/2019	202,465(3)	337,444(3)	0.37	7/23/2029

(1)
The option was immediately exercisable for all shares. The shares underlying the option vest over a four- year period subject to the officer’s continuous service through each vesting date, with 25% of the shares vesting upon completion of 12 months of service after the vesting commencement date and the remainder vesting in 36 equal monthly installments thereafter. In addition, 100% of the unvested shares subject to the option shall vest if the optionee is subject to an involuntary termination without cause or resignation for good reason within 12 months after a change in control.

(2)
The option was originally granted with an exercise price of $2.51 per share and was repriced to $0.36 per share on September 6, 2018.

(3)
The option was immediately exercisable for all shares. The shares underlying the option vest in 48 equal monthly installments subject to the officer’s continuous service through each vesting date. In addition, 100% of the unvested shares subject to the option shall vest if the optionee is subject to an involuntary termination without cause or resignation for good reason within 12 months after a change in control.

(4)
The option was immediately exercisable for all shares. The shares underlying the option vest over a four- year period subject to the officer’s continuous service through each vesting date, with 12.5% of the shares vesting upon completion of 6 months of service after the vesting commencement date and the remainder vesting in 42 equal monthly installments thereafter. In addition, 100% of the unvested shares subject to the option shall vest if the optionee is subject to an involuntary termination without cause or resignation for good reason within 12 months after a change in control.

Acceleration of Mr. Kress’s, Ms. Walsh’s and Mr. Levy’s Option Awards
In view of the substantial contributions from Mr. Kress, Ms. Walsh and Mr. Levy in connection with the Business Combination, the Shapeways board of directors, as administrator of the 2010 Stock Plan, took action to accelerate the vesting of the shares underlying the Kress options, the Walsh options and the

Levy options so that, effective as of immediately prior to the consummation of the Business Combination, each of the Kress options, the Walsh options and the Levy options vested in full. As a condition to such vesting acceleration and as a material inducement for the Shapeways to enter into the Employment Agreements (the terms of which are described in the section titled “Executive Officer and Director Compensation — Employment Agreements”), Mr. Kress, Ms. Walsh and Mr. Levy agreed to retain all, and to not sell or transfer any, of their existing options under the 2010 Stock Plan or any shares received upon exercise of such options through the earlier of (x) December 31, 2022 and (y) a Change in Control (as defined in the Incentive Plan).
Director Compensation
Shapeways currently has no formal arrangements under which directors receive compensation for their service on the Shapeways’ board of directors or its committees. Mr. Kress does not receive additional compensation for his services as a director.
Shapeways has implemented a compensation policy for its non-employee directors. Such policy includes an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. See the section titled “Executive Officer and Director Compensation — Director Compensation” for the terms of the Non-Employee Director Compensation Policy.
Shapeways Executive Officer and Director Compensation
Executive Compensation
The policies of Shapeways with respect to the compensation of its executive officers will be administered by the Board in consultation with its compensation committee. Shapeways may also rely on data and analyses from third parties, such as compensation consultants, in connection with its compensation programs. Shapeways intends to design and implement programs to provide for compensation that is sufficient to attract, motivate and retain executives of Shapeways and potentially other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
Employment Agreements
Each of the Key Executives has entered into an Employment Agreement with Shapeways. Mr. Kress reports to the Board and Mr. Levy and Ms. Walsh report to the Chief Executive Officer. The principal location of their services is in New York City.
Following the Business Combination, Mr. Kress receives an annual base salary of $385,000, Mr. Levy receives an annual base salary of $300,000 and Ms. Walsh receives an annual base salary of $357,500. Each Key Executive’s annual base salary rate may be increased but not decreased, unless such decrease is made across the board to other senior executives of the Company. The Board or its compensation committee will review each Key Executive’s annual base salary rate at least annually, with the intent to establish compensation levels consistent with competitive market standards, taking into account the growth of the Company over time.
Pursuant to the terms of each Key Executive Employment Agreement, the Key Executive is eligible to participate in the Company’s annual incentive bonus plan, as in effect from time to time (the “Company Bonus Plan”). For each fiscal year commencing with 2021, the annual target bonus opportunity under the Company Bonus Plan for Messrs. Kress and Levy and Ms. Walsh will be 90%, 65% and 50%, respectively, of his or her annual base salary rate, with a maximum bonus opportunity for any fiscal year equal to 200% of his or her target opportunity. Each Key Executive will be eligible to earn the full bonus for 2021, calculated using his or her annual base salary rate as if such rate were in effect for the full year.
The performance measures under the Company Bonus Plan will be established by the compensation committee and, absent extraordinary circumstances, will be communicated to the Key Executive in the first quarter of the fiscal year for which the bonus is measured. The performance measures and targets under the Bonus Plan will be subject to adjustment by the compensation committee in case of extraordinary nonrecurring events, such as those described under relevant accounting rules, or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or as a result of applicable tax law or accounting rule changes. Bonuses, if earned, will be payable in the fiscal year immediately following the fiscal year for which the bonus is earned, subject to the compensation committee’s determination of the achievement of the applicable performance measures. Payments under the Company Bonus Plan will generally be subject to continued employment through the applicable payment date (except in case of certain qualifying terminations, described below).
For 2021 and 2022, annual incentive bonuses will be conditioned on achievement of gross margin and revenue growth goals. If the gross margin goal is not satisfied, then no bonus will be payable for such year. If the gross margin goal is satisfied, then the amount of the Key Executive’s bonus for such year will be determined based on achievement of the revenue growth goal, as follows:
(a)
The threshold revenue growth target will be 60% of budgeted target, meaning that if revenue growth is below such threshold target, no bonus for such year will be payable;

(b)
Between 60% and 100% achievement of the revenue growth target (i.e., between threshold and target achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 0% and 100% payment of target bonus; and

(c)
Between 100% and 150% (or greater) achievement of the revenue growth target (i.e., between target and maximum achievement), the amount of the bonus for such year will be determined on a linear interpolation basis between 100% and 200% payout of target bonus.

The Board or its compensation committee will review each Key Executive’s annual target and maximum bonus opportunities at least annually, with the intent to establish compensation levels consistent with competitive market standards, taking into account the growth of the Company over time. The value of each Key Executive’s annual target and maximum bonus opportunities may be increased but not decreased, unless such decrease is made across the board to other senior executives of the Company.
Each Key Executive Employment Agreement provides that if the Company terminates the Key Executive’s employment without Cause or if the Key Executive terminates his or her employment for Good Reason, the Key Executive will be entitled to (i) six months of salary continuation at the Key Executive’s then-current base salary, (ii) a prorated portion of the actual bonus the Key Executive would have received under the Company Bonus Plan had his or her termination not occurred, (iii) any unpaid bonus that would have been payable under the Company Bonus Plan for any fiscal year preceding the fiscal year in which termination occurs had the Key Executive remained employed through the applicable payment date (the “Prior Year Bonus”), and (iv) should the Key Executive elect COBRA coverage, the Company will continue its contribution to the premium cost of the Key Executive’s coverage and that of his or her eligible dependents until the earlier of (x) the six -month anniversary of the Key Executive’s termination date and (y) the date the Key Executive begins new employment that offers group health coverage.
However, if the Key Executive’s termination occurs on or within 12 months following a consummation of a Change in Control (as generally defined in the Incentive Plan), then in lieu of the payments described above, the Key Executive will be entitled to (i) a lump sum cash payment equal to 12 months of base salary at the Key Executive’s then-current base salary rate, (ii) a prorated portion of the Key Executive’s target bonus, (iii) the Prior Year Bonus, (iv) 12 months of COBRA contributions as described above and (v) immediate vesting in full of all service-vesting conditions of all of the Key Executive’s then outstanding equity or equity-based incentive awards, it being understood that any such outstanding awards that are also subject to satisfaction of performance-vesting conditions will remain outstanding and will continue to be eligible to vest subject to the satisfaction of such conditions based on the actual results of the applicable financial or other metrics and will be payable on the regular payment dates as per the terms of the applicable award agreement; provided that any individual performance goals that are not based on objective financial performance criteria will be deemed earned at target as of the date of termination; provided, further, that if the individual award agreement or other contract between the Company and the Key Executive governing any such award provides for more favorable vesting treatment, then the more favorable treatment will apply to such award.

If the Key Executive’s employment terminates due to his or her death or is terminated by the Company due to disability, the Key Executive (or his or her heirs or estate, as applicable) will be eligible to receive (i) the Prior Year Bonus and (ii) a prorated portion of the bonus the Key Executive would have received under the Company Bonus Plan had the termination not occurred, based on actual performance results for such year.
Severance benefits are conditioned upon and subject to (i) the Key Executive’s execution of a general waiver and release of claims, (ii) compliance with restrictive covenants and (iii) resignation from all offices, boards, committees and any other offices or positions of the Company or its affiliates. Additionally, the Board and its compensation committee will cooperate in good faith to review and evaluate the Key Executive’s severance benefits on a periodic basis to take into account the growth of the Company’s business over time.
“Cause” is defined as (i) willful and continued failure to substantially perform duties with the Company or its affiliates (other than any such failure resulting from incapacity due to physical or mental illness); (ii) gross negligence or willful misconduct in the execution of duties under the Employment Agreement; (iii) conviction of, or a plea of nolo contendere to, a crime of serious moral turpitude that causes material harm to the business or prospects of the Company or its affiliates, (iv) conviction of, or a plea of nolo contendere to, a felony (or the equivalent thereof in a jurisdiction other than the United States); (v) material breach of the Employment Agreement, the proprietary information and inventions agreement or any other material written agreement between the Key Executive and the Company or any of its affiliates; (vi) performance of any material act of theft, embezzlement, fraud or misappropriation, in each case with respect to the property of the Company or one of its affiliates; or (vii) any material breach of the material, written personnel policies of the Company or one of its affiliates, including those prohibiting acts of discrimination, harassment or retaliation. The events described in clauses (i), (ii) and (v) above will not constitute Cause unless the Company notifies the Key Executive in writing within 30 days following the Board’s actual knowledge of the event giving rise to Cause and the Key Executive has failed to cure the circumstances giving rise to Cause within 30 days following such notice.
“Good Reason” means, without the Key Executive’s consent: (i) a reduction in the Key Executive’s annual base salary or annual incentive opportunity, unless such reduction is made across the board to other senior executives of the Company and does not exceed 10% of the Key Executive’s then current annual base salary or annual incentive opportunity, as applicable; (ii) a material diminution in the Key Executive’s title, reporting relationship, authority, duties or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); (iii) relocation of the Key Executive’s principal place of employment by more than 25 miles outside of New York City (unless the Key Executive is provided the opportunity, and the Key Executive consents, to work remotely); or (iv) the Company’s failure to pay compensation when due or other breach of the Employment Agreement or any other material written agreement between the Key Executive and the Company or any of its affiliates.
Mr. Kress has entered into the Non-Competition Agreement, which became effective as of the Closing. In addition, each of the Key Executives have entered into a proprietary information and inventions agreement with Shapeways, effective as of the Closing, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment.
Equity Compensation
Pursuant to the Merger Agreement, certain named executive officers received Earnout RSUs (as defined below) and Transaction Bonus RSUs (as defined below) under the Incentive Plan.
As a result of and upon the Closing, options to purchase Legacy Shapeways’ common stock (whether vested or unvested, exercisable or unexercisable) issued pursuant to the 2010 Stock Plan, and outstanding immediately prior to the Closing were assumed and converted into (a) options to purchase an aggregate of 4,901,207 shares of common stock under the 2010 Stock Plan and (b) in the case of in-the-money options held by individuals who were service providers as of the Closing Date, an aggregate of 493,489 restricted stock units denominated in a number of shares of common stock (“Earnout RSUs”) granted under the Incentive Plan, which Earnout RSUs are subject to the earnout vesting and forfeiture conditions described in the Merger Agreement.

At the Closing, Shapeways granted 268,651 Earnout RSUs to Greg Kress, 89,550 Earnout RSUs to Jennifer Walsh and 44,774 Earnout RSUs to Miko Levy, which are subject to the performance vesting conditions described in the Merger Agreement.
Additionally, within 30 days following the Closing, Shapeways will grant 205,000 fully vested restricted stock unit awards (“Transaction Bonus RSUs”) to each of Greg Kress, the Company’s Chief Executive Officer, and Jennifer Walsh, the Company’s Chief Financial Officer, pursuant to the Incentive Plan. The Transaction Bonus RSUs will be settled in shares of Common Stock no later than 74 days following the date of grant.
In addition, under the Employment Agreements, each Key Executive will be eligible to receive annual grants of long-term compensation under the Incentive Plan as determined by the Board or its compensation committee. Such grants will be made at the same time as for other senior executive officers of the Company, and will be subject to such terms and conditions (including vesting, which may be service-based or performance-based) as may be determined by the Board or its compensation committee.
In early 2022, pursuant to their Employment Agreements, each Key Executive will be eligible to receive, subject to the approval of the Board or its compensation committee, an RSU award under the Incentive Plan, with respect to a number of shares equal to 0.5% in the case of Mr. Kress, 0.2% in the case of Mr. Levy and 0.3% in the case of Ms. Walsh, of the then outstanding common stock on a fully-diluted basis. These RSUs will be subject to (a) vesting over four years from the date of grant, as to 10%, 20%, 30% and 40% on the first, second, third and fourth anniversaries of the grant date, respectively, in each case, subject to the Key Executive’s continued employment with the Company through each applicable vesting date, and (b) such other terms and conditions to be set forth in an award agreement provided to the Key Executive.
Director Compensation
Following the consummation of the Business Combination, the Board adopted a compensation policy for its non-employee directors (the “Non-Employee Director Compensation Policy”). The Non-Employee Director Compensation Policy was designed to align compensation with Shapeways’ business objectives and the creation of stockholder value, while enabling Shapeways to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of Shapeways. The Non-Employee Director Compensation Policy will provide for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. Shapeways will review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that Shapeways is able to recruit and retain qualified directors.
Cash Compensation
•
Each non-employee director will receive an annual cash retainer of $35,000.

•
A non-executive chairperson will be paid an additional annual cash retainer of $30,000.

•
To the extent Shapeways appoints a director as “lead independent director” (if not the chairperson), such director will be paid an additional annual cash retainer of $17,500.

•
Directors will receive an additional annual cash retainer, as set forth below, for their service on Board committees as follows:

Committee	Chairperson	Member
Audit	$20,000	$10,000
Compensation	$12,000	$6,000
Nominating and Governance	$8,000	$4,000

•
All cash retainers will be paid in arrears in quarterly installments within 30 days after the fiscal quarter end.

Equity Compensation
Directors will receive RSU awards under the Incentive Plan or any successor plan, subject to the terms and conditions of the Incentive Plan and the applicable restricted stock unit agreement.
Annual Grant.   Commencing with Shapeways’ first annual meeting of stockholders, each director will receive an RSU award having a value of $125,000. The date of grant for the annual grant will be the date of the annual meeting of stockholders. The number of shares subject to the annual grant will be determined using the closing price of the common stock on the date of grant. Subject to the director’s continuing service, the service-based requirement will be satisfied on the earlier of (A) the date of the next annual meeting of stockholders or (B) the one-year anniversary of the date of grant.
Initial Grant.   Each director whose appointment or nomination as a member of the Board occurs after the Closing will receive in connection with such appointment or nomination an RSU award having a value of $215,000. The date of grant for an initial grant will be the date of the director’s appointment or nomination. The number of shares subject to the initial grant will be determined using the closing price of the common stock on the date of grant. Subject to the director’s continuing service, the service-based requirement will be satisfied in equal annual installments over a three-year period, and the vesting date in each year will be the anniversary of the date of grant (or if there is no corresponding date, the last date of the month).
Upon a transaction constituting a “Change in Control” as defined in the Incentive Plan, the service- based requirement applicable to outstanding equity awards granted pursuant hereto will be deemed satisfied in full upon the effective date of such transaction.
Mr. Kress will not receive additional compensation for his services as a director.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Galileo Related Party Transactions
As of September 30, 2019, Sponsor loaned Galileo an aggregate of $61,452 on a non-interest bearing basis for payment of offering expenses on our behalf. The loan is payable on the earlier of March 31, 2020 or the date on which Galileo consummate its IPO. The loan was repaid out of the proceeds of the IPO not placed in the Trust Account.
Sponsor agreed that, commencing on the date of IPO through the earlier of Galileo’s consummation of Galileo’s initial business combination or Galileo’s liquidation, it would make available to Galileo certain general and administrative services, including office space, utilities and secretarial support, as Galileo may require from time to time.
Galileo entered into the Administrative Services Agreement, commencing on October 17, 2019 through the earlier of the consummation of a business combination or the Galileo’s liquidation, to pay Ampla Capital, LLC, an affiliate of Galileo’s then chief financial officer a monthly fee of approximately $3,000 for general and administrative services, including office space, utilities and secretarial support. For the three months ended March 31, 2021 and 2020, Galileo incurred and paid $9,000 and $9,000 in fees for these services, respectively.
On October 22, 2019, simultaneously with the consummation of the IPO, Galileo completed the private placement of an aggregate of 4,110,000 Private Warrants, 3,562,000 of which were issued to Sponsor and 548,000 of which were issued to EBC generating aggregate gross proceeds to Galileo of $4,110,000. These Private Warrants were purchased in a private placement that occurred simultaneously with the purchase of units resulting from the exercise of the over-allotment option. In addition, for as long as the Private Warrants are held by EBC or its designees or affiliates, they may not be exercised after five years from the effective date of the IPO registration statement.
Pursuant to that certain marketing agreement entered into by Galileo and EBC in connection with the IPO (the “Business Combination Marketing Agreement”), a transaction fee equal to 3.5% of the gross proceeds received by Galileo in the IPO, or $4,830,000, up to 25% of which may be paid to investment banks or other financial advisors that did not participate in the IPO and assist Galileo in consummating a business combination (the “EBC Transaction Fee”), will be payable to EBC upon consummation of the Business Combination. At the Closing, EBC was paid the EBC Transaction Fee and EBC was reimbursed for its reasonable costs and expenses associated with services performed in connection with the IPO. In addition, designees of EBC own 150,000 shares of common stock, issued to them for nominal consideration in connection with the IPO, and 548,000 Private Warrants, purchased by EBC at a price of $1.00 per Private Warrant.
In connection with the Business Combination, on April 26, 2021, Galileo entered into capital markets advisory agreements with Needham and with Craig Hallum, pursuant to which a capital markets advisory fee (collectively, the “Capital Markets Advisory Fees”) will be payable to each of Needham and Craig Hallum at, and contingent upon, the Closing. The Capital Markets Advisory Fees, in aggregate, will constitute 25% of the EBC Transaction Fee pursuant to the Business Combination Marketing Agreement. At the Closing, Needham and Craig Hallum were paid the Capital Markets Advisory Fees and Needham and Craig Hallum were reimbursed for their reasonable out-of-pocket costs and expenses.
Pursuant to the Stifel Engagement Letter, a placement fee (the “Placement Fee”) equal to 4.0% of the gross proceeds to Galileo from the PIPE Investment, excluding proceeds from PIPE Investors that were stockholders of Legacy Shapeways as of the date they entered into Subscription Agreements and excluding proceeds from Stifel or any of its affiliates, will be payable to Stifel upon consummation of the PIPE Investment. At the Closing, the Placement Fee was paid to Stifel and Stifel was reimbursed for its reasonable out-of-pocket expenses.
Legacy Shapeways Related Party Transactions
In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements and indemnification arrangements, discussed, when required, in the sections titled “Management of the Company” and “Executive Compensation” and the registration rights described in the section titled “Description of Securities,” the following is a description of each transaction since January 1, 2018 and each currently proposed transaction in which:
•
Shapeways has been or is to be a participant;

•
the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of Shapeways’ total assets at year-end for the fiscal years ended December 31, 2020 and 2019; and

•
any of Shapeways’ directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Promissory Note to former Chief Executive Officer
On or around August 2012, Legacy Shapeways entered into a promissory note (the “Weijmarshausen Promissory Note”) with its then-chief executive officer, Peter Weijmarshausen, bearing interest equal to the greater of (a) 0.88% per annum or (b) the mid-term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code in effect during the time the note is outstanding, pursuant to which Legacy Shapeways loaned Mr. Weijmarshausen $175,000, which amount would become due and payable, together with interest accrued thereunder, on the earlier of August 2017 or the consummation of a “Liquidation Event” as defined in Legacy Shapeways’ Restated Certificate of Incorporation. On August 25, 2017, Legacy Shapeways and Mr. Weijmarshausen amended the terms of the Weijmarshausen Promissory Note to extend the maturity date to August 10, 2020. On July 28, 2020, Legacy Shapeways and Mr. Weijmarshausen again amended the terms of the Weijmarshausen Promissory Note to extend the maturity date to August 10, 2021, and on or around August 10, 2020, Mr. Weijmarshausen paid to Legacy Shapeways $50,000 in respect of outstanding interest and principal under the Weijmarshausen Promissory Note. In connection with the closing of the Business Combination, Mr. Weijmarshausen repaid all outstanding interest and principal under the Weijmarshausen Promissory Note.
Sales of Convertible Promissory Notes
In June 2019, Legacy Shapeways sold convertible promissory notes having an aggregate principal amount of $5 million. In December 2020, Legacy Shapeways entered into an amendment which extended the maturity date of the convertible promissory notes to June 19, 2021. Immediately prior to the closing of the Business Combination, each convertible promissory note was converted into shares of Legacy Shapeways’ Series E Preferred Stock, and each share of Legacy Shapeways’ Series E Preferred Stock converted automatically into one share of Shapeways common stock. At the Closing, holders of Legacy Shapeways common stock received a number of shares of Shapeways’ common stock equal to the Stockholder Merger Consideration (as defined in the Proxy Statement).
Equity Financings
Sales of Series E Preferred Stock
In April 2018, Legacy Shapeways sold an aggregate of 6,570,938 shares of its Series E Preferred Stock at a purchase price of $3.4858 per share (before giving effect to discount on conversion of then-outstanding convertible promissory notes into Series E Preferred Stock) to accredited investors for an aggregate purchase price (including cancellation of then-outstanding convertible promissory notes) of approximately $21.6 million. In connection with the Business Combination, each share of Legacy Shapeways’ Series E Preferred Stock converted automatically into one share of Shapeways common stock. At the Closing, holders of Legacy Shapeways common stock received a number of shares of Shapeways’ common stock equal to the Stockholder Merger Consideration.
The following table summarizes purchases of shares of Legacy Shapeways’ Series E Preferred Stock by its executive officers, directors and holders of more than 5% of its capital stock.

		Shares of Series E Preferred Stock
Purchaser	Affiliated Director(s) or Officer(s)	Number of Shares	Aggregate Gross Consideration ($)
Stichting Depositary INKEF Investment Fund	Robert Jan Galema	1,082,230	$3,517,934.94
Union Square Ventures 2008, L.P.	Albert Wenger	1,237,427	$4,058,920.64
Andreessen Horowitz Fund III, L.P.	N/A	651,913	$2,017,935.94
Lux Ventures III, L.P.	Josh Wolfe	365,035	$1,017,936.60
Lux Co-Invest Opportunities, L.P.	Josh Wolfe	2,869,300	$10,001,805.30
Index Ventures V (Jersey), L.P.	N/A	357,575	$997,133.64
Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P.	N/A	2,896	$8,075.78
Yucca (Jersey) SLP	N/A	4,562	$12,721.59
Indemnification Agreements
Shapeways has entered into indemnification agreements with each of its executive officers, directors and certain key employees and purchased directors’ and officers’ liability insurance. The indemnification agreements, our Charter and our Bylaws require Shapeways to indemnify its directors and officers to the fullest extent permitted under Delaware law. Our Charter and our Bylaws also provide the Board with discretion to indemnify officers and employees when determined appropriate. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Shapeways will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.
Founders Registration Rights Agreement
In connection with the Closing, that certain Registration Rights Agreement of Galileo, dated October 17, 2019, by and among Galileo, the Sponsor and EBC was amended by that certain First Amendment to Registration Rights Agreement (as amended, the “Founders Registration Rights Agreement”). The amendment to the Founders Registration Rights Agreement reflected that the registration rights of the Sponsor and EBC thereunder will be pari passu with the registration rights provided to certain securityholders of Shapeways under the Shapeways Registration Rights Agreement (as defined below).
Shapeways Registration Rights Agreement
In connection with the Business Combination, certain securityholders of Shapeways’ capital stock entered into the Registration Rights Agreement to provide such securityholders with registration rights that are on terms substantially similar in all material respects to, and pari passu with, the registration rights set forth in the Founders Registration Rights Agreement.
Share Escrow Agreement Amendment
On October 17, 2019, Galileo, Sponsor and the escrow agent entered into a share escrow agreement (the “Share Escrow Agreement”) pursuant to which shares held by the Sponsor were placed into an escrow account. In connection with the Business Combination, Galileo’s shareholders approved an amendment to the Share Escrow Agreement, pursuant to which the Sponsor agreed, subject to certain exceptions, not to effect any direct or indirect sale, transfer or other disposition with respect to any shares of Common Stock issued to the Sponsor in the Merger for a period commencing on the Closing and ending on the earlier of (x) 180 days after the date of the Closing, and (y) the date after the Closing on which the Company consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party. The amendment to the Share Escrow Agreement was effected to match the lock-up period thereunder with the lock-up period reflected in the lock-up agreements with certain stockholders of Shapeways entered into in connection with the Business Combination.

Related Person Transactions Policy Following the Business Combination
Shapeways’ Board adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•
any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

•
any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Company’s audit committee charter, the audit committee will have the responsibility to review related party transactions.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Shapeways’ common stock as of September 29, 2021:
•
each person known by Shapeways to be the beneficial owner of more than 5% of outstanding common stock on such date;

•
each current executive officer of Shapeways and each member of Shapeways’ board of directors; and

•
all of Shapeways’ executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned securities.
Name and Address of Beneficial Ownership(1)	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Named Executive Officers
Josh Wolfe(2)	7,134,051	14.8%
Greg Kress(3)	2,622,866	5.4%
Jennifer Walsh(4)	1,010,954	2.1%
Miko Levy(5)	402,977	*
Alberto Recchi(6)	6,822,000	14.1%
Patrick S. Jones(7)	—	—
Robert Jan Galema(8)	3,508,963	7.3%
Ryan Kearny	—	—
Leslie Campbell	—	—
All executive officers and directors as a group (9 individuals)	21,251,811	44.0%
5% Beneficial Holders
Andreessen Horowitz(9)	5,304,463	11.0%
Galileo Founders Holdings, L.P(10)	6,822,000	14.1%
Index Ventures(11)	5,418,460	11.2%
Koninklijke Philips N.V. (F/K/A Koninklijke Philips Electronics N.V.)(12)	4,146,478	8.6%
Lux Capital(13)	7,134,051	14.8%
Miller Value Partners, LLC(14)	2,725,000	5.6%
Stichting Depositary INKEF Investment Fund(15)	3,508,963	7.3%
Union Square Ventures 2008, L.P.(16)	6,107,670	12.6%

*
Less than 1%

(1)
Unless otherwise indicated, the business address of each executive officer and director of the Company is c/o Shapeways Holdings, Inc., 30-02 48th Avenue, Long Island City, NY 11101.

(2)
Consists of (i) 3,811,111 shares held by Lux Ventures III, L.P., of which 381,111 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 2,848,460 shares held by Lux Co-Invest Opportunities, L.P., of which 284,846 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (iii) 172,666 shares held by Lux Ventures Cayman III, L.P., of which 17,266 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (iv) 1,814 shares held by Lux Ventures III Special Founders Fund, L.P., of which 266 shares are subject to the Earnout Terms (as defined in the Proxy Statement) and (v) 300,000 shares of common stock purchased by Lux Co-Invest Opportunities, L.P. in the PIPE Investment. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures III, LP and of Lux Ventures III Special Founders Fund, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(3)
Consists of (i) 2,417,866 shares subject to options, which are fully vested and exercisable within 60 days of the Closing Date, and (ii) 205,000 shares subject to Transaction Bonus RSUs, which will be granted within 30 days following the Closing and settled no later than 74 days following the grant date.

(4)
Consists of (i) 805,954 shares subject to options, which are fully vested and exercisable within 60 days of the Closing Date, and (ii) 205,000 shares subject to Transaction Bonus RSUs, which will be granted within 30 days following the Closing and settled no later than 74 days following the grant date.

(5)
Consists of 402,977 shares subject to options, all of which are fully vested and exercisable within 60 days of the Closing Date.

(6)
Consists of (i) 2,760,000 shares and (ii) 4,062,000 Warrants exercisable for shares of common stock held by the Sponsor, consisting of (a) 3,562,000 Private Warrants and (b) 500,000 Sponsor Warrants. Galileo Founders GP Corp. (“Sponsor GP”) is the general partner of the Sponsor. Alberto Recchi, a Director of the Company, through an entity he controls (Ampla Capital, LLC), is a director and officer of Sponsor GP. As such, Mr. Recchi may be deemed to have beneficial ownership of the shares held directly by the Sponsor. The address for these entities is 1049 Park Ave. 14A, New York, NY 10028. Upon the Distribution (as defined herein), Mr. Recchi, through Ampla Capital, LLC, will receive (i) 653,123 shares of common stock and (ii) 298,408 Warrants.

(7)
Patrick S. Jones holds an interest in the Sponsor. Mr. Jones disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. Upon the Distribution (as defined herein), Mr. Jones will receive 13,000 shares of common stock.

(8)
Consists of (i) 3,258,963 shares held by Stichting Depositary INKEF Investment Fund, of which 325,896 shares are subject to the Earnout Terms (as defined in the Proxy Statement) and (ii) 250,000 shares of common stock purchased by Stitchting Depositary INKEF Investment Funds in the PIPE Investment. Robert John Galema, Roel Bulthuis, Corne Jansen and Wolfgang Noldeke together exercise voting and investment control over shares held by Stichting Depositary INKEF Investment Fund. The address for these funds is Gustav Mahlerplein 104, 22nd Floor, 1082 MA, Amsterdam, the Netherlands.

(9)
Consists of (i) 4,889,040 shares received by Andreessen Horowitz Fund III, L.P. for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P. and Andreessen Horowitz Fund III-Q, L.P. (collectively the “AH Fund III Entities”), in the Business Combination as an equityholder of Shapeways, of which 488,904 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 100,000 shares that the AH Fund III Entities purchased in the PIPE Investment and (iii) 315,423 shares held by AH Parallel Fund III, L.P., of which 31,542 shares are subject to the Earnout Terms (as defined in the Proxy Statement), for itself and as a nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P. and AH Parallel Fund III-Q, L.P. The address for the entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(10)
Includes the shares referenced in footnote (6).

(11)
Consists of (i) 5,307,738 shares held by Index Ventures V (Jersey), L.P. (“Ventures”), of which 530,773 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 42,994 shares held by Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P. (“Entrepreneur”), of which 4,299 shares are subject to the Earnout Terms (as defined in the Proxy Statement), and (iii) 67,728 shares held by Yucca (Jersey) SLP (“Yucca” and, together with Ventures and Entrepreneur, the “Index Funds”), of which 6,772 shares are subject to the Earnout Terms (as defined in the Proxy Statement). The principal place of business of the Index Funds is 44 Esplanade, St. Helier, Jersey JE4 9WG, Channel Islands.

(12)
Includes 414,647 shares subject to the Earnout Terms (as defined in the Proxy Statement). The address for Koninklijke Philips N.V. (F/K/A Koninklijke Philips Electronics N.V.) is Philips International BV, Amstelplein 2, 1096 BC Amsterdam, the Netherlands.

(13)
Includes the shares referenced in footnote (2).

(14)
William H. Miller is the Manager of Miller Value Partners, LLC, the discretionary advisor for the Miller Opportunity Trust, and may be deemed to have voting and dispositive power over the securities held by Miller Value Partners, LLC. The address for Miller Value Partners, LLC is One South Street, Suite 2550, Baltimore MD 21202.

(15)
Includes the shares referenced in footnote (8).

(16)
Consists of (i) 5,807,670 shares held by Union Square Ventures 2008, L.P., of which 580,767 shares are subject to the Earnout Terms (as defined in the Proxy Statement and (ii) 300,000 shares purchased by Union Square Ventures 2008, L.P. in the PIPE Investment. The address for Union Square Ventures 2008, L.P. is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

SELLING SECURITYHOLDERS
This prospectus relates to the offer and resale, from time to time, by the Selling Securityholders named in this prospectus of (a) up to 17,094,051 shares of common stock, consisting of (i) up to 7,500,000 PIPE Shares, (ii) up to 2,760,000 shares of common stock held by the Sponsor or its permitted transferees and (iii) up to 7,134,051 shares of common stock (which includes 300,000 PIPE Shares) held by affiliates of Shapeways, and (b) up to 4,062,000 Warrants, consisting of (i) up to 3,562,000 Private Warrants and (ii) up to 500,000 Sponsor Warrants. In addition, this prospectus relates to the offer and sale of up to 18,410,000 shares of common stock that are issuable by us upon the exercise of 18,410,000 Warrants to purchase shares of common stock, consisting of (a) 13,800,000 Public Warrants, (b) 3,562,000 Private Warrants, (c) 548,000 EBC Warrants and (d) 500,000 Sponsor Warrants.
The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock and Warrants held by each Selling Securityholder immediately prior to the sale of the shares of common stock and Warrants in this offering, the number of shares of our common stock and Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) after termination of this offering none of the shares of common stock or Warrants covered by this prospectus will be beneficially owned by the Selling Securityholders, (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering, and (iii) the Distribution (as defined below) has occurred. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in our common stock, the Private Warrants of the Sponsor Warrants other than through a public sale.
The Sponsor intends to dissolve and effect a pro rata distribution-in-kind to its members comprising 2,760,000 shares of common stock, 3,562,000 Private Warrants and 500,000 Sponsor Warrants (the “Distribution”). Each member of the Sponsor that receives shares of common stock in the Distribution will be subject to lock-up terms on substantially the same terms as described in “Certain Relationships and Related Party Transactions — Share Escrow Agreement Amendment.”
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
The Selling Securityholders may sell, distribute or otherwise transfer all, some or none of such securities in this offering. See “Plan of Distribution.”

	Before the Offering				After the Offering
	Shares of Common Stock Beneficially Owned		Number of Warrants Beneficially Owned	Number of Shares of Common Stock or Warrants to be Sold in the Offering	Shares of Common Stock Beneficially Owned		Number of Warrants Beneficially Owned
Selling Securityholders	Number(1)%				Number	%
Andreessen Horowitz Fund III, L.P.(2)	5,304,463	11.0%	—	100,000	5,204,463	10.8%	—
Ansari 3 Twelve LLC II(3)	50,000	*	—	50,000	—	—	—
Kevin S. Choksi Trust Dated 9-24-2013	100,000	*	—	100,000	—	—	—
Desktop Metal Operating, Inc.(4)	2,000,000	4.1%	—	2,000,000	—	—	—
CVI Investments, Inc.(5)	750,000	1.6%	—	750,000	—	—	—
Stitching Depositary INKEF Investment Funds(6)	3,508,963	7.3%	—	250,000	3,258,963	6.7%	—
Lux Capital(7)	7,134,051	14.8%	—	7,134,051	—	—	—
Miller Opportunity Trust, a series of Trust for Advised Portfolios(8)	2,725,000	5.6%	—	2,725,000	—	—	—
Patient Partners, LP(9)	75,000	*	—	75,000	—	—	—
Stifel Venture Corp.(10)	100,000	*	—	100,000	—	—	—
Thomas F Shadek TTEE Shadek Family Trust(11)	50,000	*	—	50,000	—	—	—
The SPAC & New Issue ETF(12)	200,000	*	—	200,000	—	—	—
Union Square Ventures 2008, L.P.(13)	6,107,670	12.6%	—	300,000	5,807,670	12.0%	—
XN Exponent Master Fund LP(14)	500,000	1.0%	—	500,000	—	—	—
European Co-investment Partners LLP(15)	65,600	*	180,000	245,600	—	—	—
Andrew L. Beaton(16)	60,000	*	180,000	240,000	—	—	—
Andrew Bernstein(17)	30,000	*	90,000	120,000	—	—	—
Oliver Schumann(18)	30,000	*	90,000	120,000	—	—	—
Martin G. Hahn(19)	30,000	*	90,000	120,000	—	—	—
Galeazzo Pecori Giraldi(20)	92,000	*	270,000	362,000	—	—	—
Finorizzonte S.r.l.(21)	120,000	*	360,000	480,000	—	—	—
Patrick S. Jones(22)	13,000	*	—	13,000	—	—	—
Magnetar Financial LLC(23)(24)(25)	1,510,592	3.1%	1,456,776	1,942,368	1,025,000	2.1%	—
Owl Creek Credit Opportunities Master Fund, L.P.(26)	200,000	*	500,000	700,000	—	—	—
Luca Fabio Giacometti(27)	350,038	*	99,204	449,242	—	—	—
Gaburo S.r.l.(27)	350,038	*	99,204	449,242	—	—	—
Ampla Capital, LLC(28)	653,123	1.4%	298,408	951,531	—	—	—
Alberto Pontonio(29)	177,609	*	78,408	256,017	—	—	—
Other Selling Securityholders(30)	103,000	*	270,000	373,000	—	—	—

*
Less than 1%.

(1)
The percentage of beneficial ownership before this offering is calculated based on 48,296,484 shares of our common stock outstanding as of September 29, 2021 following the completion of the Business

Combination. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)
Consists of (i) 4,889,040 shares received by Andreessen Horowitz Fund III, L.P. for itself and as nominee for Andreessen Horowitz Fund III-A, L.P., Andreessen Horowitz Fund III-B, L.P. and Andreessen Horowitz Fund III-Q, L.P. (collectively the “AH Fund III Entities”), in the Business Combination as an equityholder of Shapeways, of which 488,904 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 100,000 shares that the Andreessen Horowitz Fund III, L.P. purchased in the PIPE Investment and (iii) 315,423 shares held by AH Parallel Fund III, L.P., of which 31,542 shares are subject to the Earnout Terms (as defined in the Proxy Statement), for itself and as a nominee for AH Parallel Fund III-A, L.P., AH Parallel Fund III-B, L.P. and AH Parallel Fund III-Q, L.P. AH Equity Partners III, L.L.C., the general partner of Andreessen Horowitz Fund III, L.P., may be deemed to have sole voting an dispositive power over the shares held by Andreessen Horowitz Fund III, L.P. The managing members of AH Equity Partners III, L.L.C. are Marc Andreessen and Ben Horowits, and each of them may be deemed to hold shared voting and dispositive power over the shares held by Andreessen Horowitz Fund III, L.P. The address for persons and entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(3)
Mohsinuddin Ansari, Manager, has discretionary authority to vote and dispose of the shares held by Ansari 3 Twelve LLC II and may be deemed to be the beneficial owner of these shares. The address for Ansari 3 Twelve LLC II and Mohsinuddin Ansari is 1603 Orrington Avenue, Suite 450 Evanston, IL 60201.

(4)
Desktop Metal Operating, Inc.’s parent and sole shareholder, Desktop Metal, Inc., is a beneficial owner of these shares. The address of these entities is 63 Third Avenue Burlington, MA 01803.

(5)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.

(6)
Consists of (i) 3,258,963 shares held by Stichting Depositary INKEF Investment Fund, of which 325,896 shares are subject to the Earnout Terms (as defined in the Proxy Statement) and (ii) 250,000 shares of common stock purchased by Stitchting Depositary INKEF Investment Funds in the PIPE Investment. Robert John Galema, Roel Bulthuis, Corne Jansen and Wolfgang Noldeke together exercise voting and investment control over shares held by Stichting Depositary INKEF Investment Fund. Mr. Galema is a member of our Board. The address for Stichting Depositary INKEF Investment Fund and individuals is Gustav Mahlerplein 104, 22nd Floor, 1082 MA, Amsterdam, the Netherlands.

(7)
Consists of (i) 3,811,111 shares held by Lux Ventures III, L.P., of which 381,111 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (ii) 2,848,460 shares held by Lux Co-Invest Opportunities, L.P., of which 284,846 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (iii) 172,666 shares held by Lux Ventures Cayman III, L.P., of which 17,266 shares are subject to the Earnout Terms (as defined in the Proxy Statement), (iv) 1,814 shares held by Lux Ventures III Special Founders Fund, L.P., of which 266 shares are subject to the Earnout Terms (as defined in the Proxy Statement) and (v) 300,000 shares of common stock purchased by Lux Co-Invest Opportunities, L.P. in the PIPE Investment. Lux Co-Invest Partners, LLC is the general partner of Lux Co-Invest Opportunities, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Co-Invest Opportunities, L.P. Lux Venture Partners III, LLC is the general partner of Lux Ventures III, LP and of Lux Ventures III Special Founders Fund, L.P. Lux Ventures Cayman III General Partner Limited is the general partner of Lux Ventures Cayman III, L.P. and exercises voting and dispositive power over the shares noted herein held by Lux Ventures Cayman III, L.P. Peter Hebert and Josh Wolfe are the individual managing members of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited. The individual managers, as the sole managers of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, may be deemed to share voting and dispositive power for the shares noted herein held by Lux Ventures III, L.P., Lux Co-Invest Opportunities, L.P., Lux Ventures Cayman III, L.P. and Lux Ventures III Special Founders Fund, L.P. Each of Lux Venture Partners III, LLC, Lux Co-Invest Partners, LLC and Lux Ventures Cayman III General Partner Limited, and the individual managers separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o Lux Capital Management, 920 Broadway, 11th Floor, New York, NY 10010.
(8)
William H. Miller is the Manager of Miller Value Partners, LLC, the discretionary advisor for the Miller Opportunity Trust, and may be deemed to have voting and dispositive power over the securities held by Miller Opportunity Trust, a series of Trust for Advised Portfolios. The address of Miller Opportunity Trust, a series of Trust for Advised Portfolios is One South Street, Suite 2550, Baltimore, MD 21202.

(9)
Samantha McLemore is the Manager of Patient Capital Management, LLC, the discretionary investment manager for Patient Partners, LP, and may be deemed to have voting and dispositive power over the securities held by Patient Partners, LP. The address of Patient Partners, LP is One South Street Suite 2550, Baltimore, MD 21202.

(10)
Stifel, Nicolaus & Company, Incorporated, an affiliate of Stifel Venture Corp., served as placement agent to Galileo in connection with a private placement of securities of Galileo. The address of Stifel Venture Corp. is 501 N Broadway, St. Louis, MO 63102.

(11)
Thomas F Shadek, Trustee, has discretionary authority to vote and dispose of the shares held by Tomas F Shadek TTEE Shadek Family Trust and may be deemed to be the beneficial owner of these shares. The address of Thomas F Shadek TTEE Shadek Family Trust is 6330 Muirlands Dr. La Jolla, CA 92037.

(12)
The SPAC & New Issue ETF is the beneficial owner of the PIPE shares. Matthew Tuttle is the advisor to the fund, and as such, has authority to vote and sell shares. The address for the SPAC & New Issue ETF is 500 W Putnam Ave Ste 400 Greenwich, CT 06830.

(13)
Consists of (i) 5,807,670 shares held by Union Square Ventures 2008, L.P., of which 580,767 shares are subject to the Earnout Terms (as defined in the Proxy Statement and (ii) 300,000 shares purchased by Union Square Ventures 2008, L.P. in the PIPE Investment. Union Square GP 2008, LLC is the General Partner of Union Square Ventures 2008, LP and has sole voting and investment power with regards to the shares held directly by Union Square Ventures 2008, L.P. Fred Wilson, Brad Burrnham and Albert Wenger are the managing members of Union Square GP 2008, LLC and, therefore, share voting and investment power with regard to the shares held directly by union Square Ventures 2008, LP. The address for these entities is 920 Broadway 2nd Floor New York, NY 10010.

(14)
XN LP serves as investment manager to XN Exponent Master Fund LP (the “Fund”) and has discretionary authority to make investment decisions and determine how to vote any securities held by the Fund. The general partner of XN LP is XN Management GP LLC, which is indirectly controlled by Gaurav Kapadia. The principal business address of the entities referenced herein is 412 West 15th Street, 13th Floor, New York, New York.

(15)
The economic/voting interests of European Co-investment Partners LLP are held by its members/partners, Andrew Beaton, Luca Giacometti, Oliver Schumann and David Smith. Consists of (i) 65,600 shares and (ii) 180,000 Warrants to be received in the Distribution. The address of European Co-investment Partners LLP is St. Mary’s Barn, Somerton Road, Ardley, Oxfordshire, OX27 7PF, UK.

(16)
Consists of (i) 60,000 shares and (ii) 180,000 Warrants to be received in the Distribution.

(17)
Consists of (i) 30,000 shares and (ii) 90,000 Warrants to be received in the Distribution.

(18)
Consists of (i) 30,000 shares and (ii) 90,000 Warrants to be received in the Distribution.

(19)
Consists of (i) 30,000 shares and (ii) 90,000 Warrants to be received in the Distribution.

(20)
Consists of (i) 92,000 shares and (ii) 270,000 Warrants to be received in the Distribution.

(21)
Consists of (i) 120,000 shares and (ii) 360,000 Warrants to be received in the Distribution. Silvio Marenco controls Finorizzonte S.r.l. and may be deemed to have voting and dispositive power over the securities held by Finorizzonte S.r.l. The address of Finorizzonte S.r.l. is Corso Giovanni Agnelli, 40 10137 Torino, Italy.

(22)
Consists of 13,000 shares to be received in the Distribution. Patrick S. Jones is a member of our Board.

(23)
The registered holders of the referenced securities to be registered are the following funds and accounts that are managed by Magnetar Financial LLC (“MFL”), which serves as investment manager of each Magnetar Capital Master Fund, Ltd, Magnetar Constellation Master Fund, Ltd., Magnetar Constellation Fund II, Ltd, Magnetar SC Fund Ltd, and Magnetar Xing He Master Fund Ltd. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities listed above held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders described above or by other investment funds managed or advised by MFL.

(24)
Consists of (a) 1,025,000 shares held by the Magnetar Funds pursuant to a Schedule 13G filed by MFL with the SEC on February 13, 2020 and (b)(i) 133,040 shares held by Magnetar Constellation Fund II, Ltd., (ii) 200,953 shares held by Magnetar Constellation Master Fund, Ltd., (iii) 30,042 shares held by Magnetarm SC Fund Ltd, (iv) 6,808 shares held by Magnetar Capital Master Fund Ltd, (v) 54,781 shares held by Magnetar Structured Credit Fund, LP and (vi) 59,968 shares held by Magnetar Xing He Master Fund Ltd. All of the shares referenced in clause (b) will be received in the Distribution.

(25)
Consists of (i) 399,121 Warrants held by Magnetar Constellation Fund II, Ltd., (ii) 602,857 Warrants held by Magnetar Constellation Master Fund, Ltd., (iii) 90,127 Warrants held by Magnetar SC Fund Ltd, (iv) 20,424 Warrants held by Magnetar Capital Master Fund Ltd, (v) 164,343 Warrants held by Magnetar Structured Credit Fund, LP and (vi) 179,904 Warrants held by Magnetar Xing He Master Fund Ltd. All of the Warrants referenced herein will be received in the Distribution.

(26)
Owl Creek Credit Opportunities Master Fund, L.P. beneficially owns 200,000 shares of our common stock (which are subject to restrictions on transfer until March 29, 2022) and Warrants to purchase 500,000 shares of our common stock, with an exercise price of $11.50 per share, which is exercisable within 60 days of the date hereof, subject to applicable securities laws and ownership and transfer restrictions in our governing documents. Owl Creek Advisors, LLC is the general partner of Owl Creek Credit Opportunities Master Fund, L.P. and Owl Creek Asset Management, L.P. is the fund’s investment manager. As such, both Owl Creek Advisors, LLC and Owl Creek Asset Management, L.P. may be deemed to have voting and dispositive power in respect of the shares and warrants, as applicable, held by these funds. Jeffrey A. Altman is the managing member of the general partner of Owl Creek Credit Opportunities Master Fund, L.P. and the managing partner of Owl Creek Asset Management, L.P. The address for Owl Creek Credit Opportunities Master Fund, L.P., Owl Creek Advisors, LLC and Owl Creek Asset Management, L.P. is 640 Fifth Avenue, 20th Floor New York, NY 10019.

(27)
Consists of (i) 350,038 shares and (ii) 99,204 Warrants to be received in the Distribution. Luca Fabio Giacometti controls Gaburo S.r.l. and may be deemed to have voting and dispositive power over the securities held by Gaburo S.r.l. The address of Gaburo S.r.l. is Viale Bianca Maria, 25 20121 Milan, Italy.

(28)
Consists of (i) 653,123 shares and (ii) 298,408 Warrants to be received in the Distribution. The members of Ampla Capital LLC are Alberto Recchi and Monica Fuentes. Mr. Recchi and Ms. Fuentes may be deemed to have voting and dispositive power over the securities held by Ampla Capital, LLC.. The address of Ampla Capital, LLC is 1049 Park Ave, Apt 14A, New York, New York 10028. Mr. Recchi is a member of our Board.

(29)
Consists of (i) 177,609 shares and (ii) 78,408 Warrants to be received in the Distribution.

(30)
Consists of securities to be received by each of Gaetano Tasca, Robert Cohen, Elie Cohen, Yvan Chene, Andriy Fitsych, Andrzej Plichta and Harald Zeiter in the Distribution. The disclosure with respect to these Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our common stock.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. You are encouraged to read the applicable provisions of DGCL, our Charter and our Bylaws in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Charter authorizes the issuance of 130,000,000 shares, of which 120,000,000 shares will be shares of common stock, par value $0.0001 per share, and 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share.
After giving effect to the Business Combination, as of the date of this prospectus, Shapeways has issued and outstanding approximately (i) 48,296,484 shares of common stock and (ii) 18,410,000 Warrants to purchase common stock, consisting of (a) 13,800,000 Public Warrants, (b) 3,562,000 Private Warrants, (c) 548,000 EBC Warrants and (d) 500,000 Sponsor Warrants.
Common Stock
Voting
The holders of common stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.
Dividends
The holders of common stock are entitled to receive dividends, as and if declared by the Board out of legally available funds.
Liquidation Rights
Upon the liquidation or dissolution of Shapeways, the holders of common stock are entitled to share ratably in those of Shapeways’ assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.
Pre-Emptive or other Subscription Rights
The holders of common stock will not have any pre-emptive or other subscription rights.
Preferred Stock
Shapeways is authorized to issue up to 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share. The Board will be authorized, subject to limitations prescribed by DGCL and the Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Shapeways and may adversely affect the voting and other rights of the holders of common stock, which could have a negative impact on the market price of the common stock. Shapeways has no current plan to issue any shares of preferred stock.
Public Warrants
In connection with the Closing of the Business Combination, all of the Public Warrants to purchase Galileo ordinary shares were automatically adjusted to represent the right to purchase an equal number of shares of Shapeways common stock on the same terms and conditions as the original warrants. Each Public

Warrant will become exercisable 30 days after the Closing Date. The exercise price of each Public Warrant is $11.50 per share. As of the date of this prospectus, there are 13,800,000 of Shapeways Public Warrants outstanding.
Shapeways has the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of the common stock equals or exceeds $18.00 per share (as adjusted for share subdivisions, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30-trading-day period ending on the third trading day prior to the date Shapeways sends the notice of redemption to the warrantholders. If and when the Public Warrants become redeemable by Shapeways, Shapeways may exercise its redemption right even if Shapeways is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you to: (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.
In addition, Shapeways may redeem your Public Warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants prior to redemption for a number of ordinary shares determined based on the redemption date and the fair market value of Shapeways common stock. The value received upon exercise of the Public Warrants (1) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Public Warrants.
Private Warrants
Simultaneously with the closing of the IPO, the Sponsor and EBC and its designees purchased an aggregate of 4,110,000 Private Warrants at $1.00 per Private Warrant, for an aggregate purchase price of $4,110,000. The Sponsor purchased an aggregate of 3,562,000 Private Warrants and EBC and its designees purchased an aggregate of 548,000 Private Warrants. Each Private Warrant is exercisable for one share of common stock at a price of $11.50 per share. The Private Warrants are not redeemable by Shapeways so long as they are held by the initial purchaser or its permitted transferees.
Sponsor Warrants
On December 14, 2020, Galileo entered into the convertible promissory note with the Sponsor, pursuant to which, the Sponsor agreed to loan Galileo up to an aggregate principal amount of $500,000. The Note was non-interest bearing and payable upon the Closing Date. At the Closing, the Sponsor exercised its right to convert $500,000 in aggregate outstanding principal amount of the convertible promissory note issued by Galileo into an aggregate of 500,000 Sponsor Warrants excisable for common stock at a purchase price of $1.00 per warrant. Each Sponsor Warrant is exercisable for one share of common stock at a price of $11.50 per share. The Sponsor Warrants are not redeemable by Shapeways so long as they are held by the initial purchaser or its permitted transferees.
Exclusive Forum
Our Charter provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’ stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, if an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel.

Our Charter provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the foregoing choice of forum provision.
Our Charter provides further that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Anti-Takeover Effects of Provisions of our Charter and Bylaws
The provisions of our Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of common stock.
Our Charter and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board.
These provisions include:
Action by Written Consent; Meetings of Stockholders.   Our Charter provides that stockholder action can be taken only at an annual meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the majority of the Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Board to call a special meeting.
Advance Notice Procedures.   Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Authorized but Unissued Shares.   The Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to rules of the securities exchange on which the common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of the Company’s Warrants and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.
Business Combinations.    The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination”

with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:
•
prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•
on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual meeting stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.
Such provisions may encourage companies interested in acquiring Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Staggered Board of Directors.   Our Charter provides that the Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Board only by successfully engaging in a proxy contest at two or more annual meetings.
Limitations on Liability and Indemnification of Officers and Directors
Our Bylaws limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company has entered into, and expects to continue to enter into, customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to Company or on its behalf.
Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.
Listing of Shapeways’ Securities
Our common stock and the Public Warrants are listed on the NYSE under the symbols “SHPW” and “SHPW WS.”

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and (ii) Shapeways is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted common stock for at least six months but who are affiliates of ours at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of our common stock then outstanding; or

•
the average weekly reported trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell its common stock and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of our “Super” Form 8-K with Form 10 type information, which was filed on October 5, 2021. Absent registration under the Securities Act, other stockholders, including Shapeways’ equityholders who received restricted securities in the Business Combination, will not be permitted to sell their restricted securities under Rule 144 earlier than one year after the filing of the “Super” Form 8-K.
We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our common stock and any consideration received by a holder in consideration for the sale or other disposition of our common stock will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of our shares;

•
persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

•
persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•
tax-exempt entities;

•
controlled foreign corporations; and

•
passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock.   Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION
We are registering the issuance of (i) up to 13,800,000 shares of our common stock issuable upon the exercise of our Public Warrants, (ii) up to 3,562,000 shares of our common stock issuable upon the exercise of our Private Warrants, (iii) up to 548,000 shares of our common stock issuable upon the exercise of our EBC Warrants and (iv) up to 500,000 shares of our common stock issuable upon the exercise of our Sponsor Warrants.
We are also registering the offer and sale, from time to time, by the Selling Securityholders of (a) up to 17,094,051 shares of common stock, consisting of (i) 7,500,000 PIPE Shares, (ii) up to 2,760,000 shares of common stock held by the Sponsor or its permitted transferees and (iii) up to 7,134,051 shares of common stock (which includes 300,000 PIPE Shares) held by affiliates of Shapeways, (b) up to 3,562,000 Private Warrants and (c) up to 500,000 Sponsor Warrants.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders, subject to any applicable lock up agreements. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership or limited liability company distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholders reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor- in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
To the extent required, the securities to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of our securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The Selling Securityholders may also sell our securities short and deliver these securities to close out their short positions, or loan or pledge our securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of common stock and Public Warrants are currently listed on the NYSE under the symbols “SHPW” and “SHPW WS”, respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.
A Selling Securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholders that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.
We have agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements or, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the registration statement of which this prospectus is a part.
A holder of Public Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
LEGAL MATTERS
Certain legal matters will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1250 Broadway, 23rd Floor New York, New York.
EXPERTS
The financial statements of Galileo as of and for the years ended December 31, 2020 and 2019, included in this prospectus have been audited by Withum Smith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Legacy Shapeways and its subsidiaries as of and for the year ended December 31, 2020, included in this prospectus have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Legacy Shapeways and its subsidiaries as of and for the year ended December 31, 2019, included in this prospectus have been audited by Briggs & Veselka Co., an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and the exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov.
We make available, free of charge, annual, quarterly and current reports, proxy statements and other information. All information contained in this document relating to Galileo has been supplied by Galileo, and all such information relating to Shapeways has been supplied by Shapeways. Information provided by one another does not constitute any representation, estimate or projection of the other.
If you would like copies of our annual, quarterly and current reports, proxy statements and other information, you should contact via phone or in writing:
Mr. Greg Kress
Shapeways Holdings, Inc.
30-02 48th Avenue,
Long Island City, New York 11101
Attention: Greg Kress
Tel. (646) 979-9885

INDEX TO FINANCIAL STATEMENTS
GALILEO ACQUISITION CORP.
Audited Financial Statements as of and for the Years ended December 31, 2020 and 2019
Unaudited Financial Statements for the Six Months ended June 30, 2021 and 2020
SHAPEWAYS, INC.
Audited Consolidated Financial Statements as of and for the Years ended December 31, 2020 and 2019
Unaudited Consolidated Financial Statements for the Six Months ended June 30, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Galileo Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Galileo Acquisition Corp. (the “Company”), as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020, and for the period from July 30, 2019 (inception) through December 31, 2019, the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and the period from July 30, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2A to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the financial statements have been restated to correct the accounting and related disclosure for the warrants.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by October 22, 2021 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2019.
New York, New York
May 25, 2021

GALILEO ACQUISITION CORP.
BALANCE SHEETS (Restated)
	December 31
	2020	2019
ASSETS
Current Assets
Cash	$624,830	$712,062
Prepaid expenses and other current assets	65,301	129,666
Total Current Assets . . .	690,131	841,728
Cash and marketable securities held in Trust Account	139,158,500	138,414,479
TOTAL ASSETS	$139,848,631	$139,256,207
LIABILITIES AND SHAREHOLDERS’ EQUITY LIABILITIES
Current liabilities – Accounts payable and accrued expenses	$209,732	$65,716
Convertible promissory note – related party	500,000	—
Warrant Liabilities	3,452,400	1,972,800
Total Liabilities	4,162,132	2,038,516
Commitments and Contingencies (Note 5)
Ordinary shares subject to possible redemption, 13,068,649 and 13,221,769 shares at $10.00 redemption value at $10.00 per share at December 31, 2020 and 2019, respectively	130,686,490	132,217,690
Shareholders’ Equity
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 4,331,351 and 4,178,231 shares issued and outstanding (excluding 13,068,649 and 13,221,769 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	433	418
Additional paid-in capital	6,909,687	5,378,502
Accumulated deficit	(1,910,111)	(378,919)
Total Shareholders’ Equity	5,000,009	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,848,631	$139,256,207
The accompanying notes are an integral part of these financial statements.

GALILEO ACQUISITION CORP.
STATEMENTS OF OPERATIONS (Restated)
	Year Ended December 31, 2020	For the Period from July 30, 2019 (Inception) Through December 31, 2019
General and administrative costs	$795,613	$172,820
Loss from operations	(795,613)	(172,820)
Other income:
Interest earned on marketable securities held in Trust Account	744,021	414,479
Transaction costs allocable to warrant liabilities		(4,078)
Change in fair value of warrant liabilities	(1,479,600)	(616,500)
Net loss	$(1,531,192)	$(378,919)
Weighted average shares outstanding of redeemable ordinary shares	13,800,000	13,800,000
Basic and diluted net income per ordinary share, redeemable	$0.05	$0.03
Weighted average shares outstanding of non-redeemable ordinary shares	3,600,000	3,600,000
Basic and diluted net loss per ordinary share, non-redeemable	$(0.63)	$(0.22)
The accompanying notes are an integral part of these financial statements.

GALILEO ACQUISITION CORP.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Restated)
	Ordinary Shares		Additional Paid in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – July 30, 2019 (inception)	—	$—	$—	$—	$—
Non- Redeemable ordinary shares issued to Sponsor	3,450,000	345	24,655	—	25,000
Issuance of Representative Shares	150,000	15	1,122	—	1,137
Sale of 13,800,000 Units, net of underwriting discount and offering expenses	13,800,000	1,380	134,811,315	—	134,812,695
Contribution in excess of fair value of private warrants	—	—	2,757,778	—	2,757,778
Redeemable ordinary shares subject to possible redemption	(13,221,769)	(1,322)	(132,216,368)	—	(132,217,690)
Net loss	—	—	—	(378,919)	(378,919)
Balance – December 31, 2019 .	4,178,231	418	5,378,502	(378,919)	5,000,001
Change in value of redeemable ordinary shares subject to possible redemption	153,120	15	1,531,185	—	1,531,200
Net loss	—	—	—	(1,531,192)	(1,531,192)
Balance – December 31, 2020	4,331,351	$433	$6,909,687	$(1,910,111)	$5,000,009
The accompanying notes are an integral part of these financial statements.

GALILEO ACQUISITION CORP.
STATEMENTS OF CASH FLOWS (Restated)
	Year Ended December 31, 2020	For the Period from July 30, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(1,531,192)	$(378,919)
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Formation costs paid by Sponsor	—	5,000
Interest earned on marketable securities held in Trust Account	(744,021)	(414,479)
Change in fair value of warrant liabilities	1,479,600	616,500
Transaction costs allocable to warrant liabilities	—	4,078
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	64,365	(129,666)
Accounts payable and accrued expenses	144,016	65,716
Net cash used in operating activities	(587,232)	(231,770)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(138,000,000)
Net cash used in investing activities	—	(138,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	135,240,000
Proceeds from sale of Private Warrants	—	4,110,000
Proceeds from convertible promissory note – related party	500,000
Repayment of promissory note – related party	—	(93,798)
Payments of offering costs	—	(312,370)
Net cash provided by financing activities	500,000	138,943,832
Net Change in Cash	(87,232)	712,062
Cash – Beginning	712,062	—
Cash – Ending	$624,830	$712,062
Non-Cash Investing and Financing Activities:
Initial classification of ordinary shares subject to possible redemption	$—	$132,539,620
Change in value of ordinary share subject to possible redemption	$(1,531,200)	$(321,930)
Initial classification of warrant liabilities	$—	$1,356,300
Issuance of Representative Shares	$—	$1,137
Payment of offering costs through promissory note – related party	$—	$88,798
Offering costs paid directly by shareholder in exchange for issuance of ordinary shares . . . . . . . .	$—	$25,000
.
The accompanying notes are an integral part of these financial statements.

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Galileo Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on July 30, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.
As of December 31, 2020, the Company had not yet commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the preparation of the initial public offering (“Initial Public Offering”), which is described below, and since the IPO, identifying a target company for a Business Combination. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on October 17, 2019. On October 22, 2019, the Company consummated the Initial Public Offering of 13,800,000 units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,800,000 Units, at $10.00 per Unit, generating gross proceeds of $138,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,110,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to Galileo Founders Holdings, L.P. (the “Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”) and its designees, generating gross proceeds of $4,110,000, which is described in Note 4.
Transaction costs amounted to $3,187,305, consisting of $2,760,000 of underwriting fees and $427,305 of other offering costs.
Following the closing of the Initial Public Offering on October 22, 2019, an amount of $138,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of approximately six months, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares.
The Sponsor and the other initial shareholders (collectively, the “initial shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination; (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to convert any Founder Shares (as well as any Public Shares purchased during or after the Initial Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-Business Combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.
The Company will have until October 22, 2021 to consummate the proposed business combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association. If the Company is forced to liquidate, the amount in the Trust Account (less the aggregate nominal par value of the shares of the Company’s public shareholders) under the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”) will be treated as share premium which is distributable under the Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, the Company is able to pay the debts as they fall due in the ordinary course of business. If the Company is forced to liquidate the Trust Account, the public shareholders would be distributed the amount in the Trust Account calculated as of the date that is two days prior to the distribution (including any accrued interest, net of taxes payable).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company,

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until October 22, 2021 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company until one year from the issuance of these financial statements. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 22. The Company intends to complete the proposed Business Combination before the mandatory liquidation date.
NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company previously accounted for its outstanding Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).
On April 12, 2021, the SEC released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. Following the SEC Staff Statement, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the private warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.
The Company’s accounting for the private warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses, cash flows or cash.
Balance Sheet as of October 22, 2019	As Reported	Adjustment	As Restated
Warrant Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .	$—	$1,356,300	$1,356,300
Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	82,127	1,356,300	1,438,427
Ordinary shares subject to redemption . . . . . . . . . . .	133,895,920	(1,356,300)	132,539,620
Ordinary Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . .	401	14	415
Additional paid-in capital . . . . . . . . . . . . . . . . . . . . .	$5,052,511	$4,064	$5,056,575
Retained earnings (Accumulated deficit) . . . . . . . . .	(52,908)	(4,078)	(56,986)
Total Shareholders’ Equity . . . . . . . . . . . . . . . . . . . .	$5,000,004	$—	$5,000,004
Number of shares subject to possible redemption . .	13,389,592	(135,630)	13,253,962
Balance Sheet as of December 31, 2019	As Reported	Adjustment	As Restated
Warrant Liabilities	$—	$1,972,800	$1,972,800
Total Liabilities	65,716	1,972,800	2,038,516
Ordinary shares subject to redemption	134,190,490	(1,972,800)	132,217,690
Ordinary Shares	398	20	418
Additional paid-in capital	$4,757,944	$620,558)	$5,378,502
Retained earnings (Accumulated deficit)	$241,659	$(620,578)	$(378,919)
Total Shareholders’ Equity	$5,000,001	$—	$5,000,001
Number of shares subject to possible redemption	13,419,049	(197,280)	13,221,769
Statement of Operations for the period from July 30, 2019 (inception) to December 31, 2019	As Reported	Adjustment	As Restated
Transaction costs allocable to warrant liabilities	$—	$(4,078)	$(4,078)
Change in fair value of warrant liabilities	—	(616,500)	(616,500)
Net income	$241,659	$(620,578)	$(378,919)
Basic and diluted net loss per ordinary share, non-redeemable	$(0.05)	$(0.17)	$(0.22)

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Statement of Cash Flows for the year ended December 31, 2019	As Reported	Period Adjustment	As Restated
Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . .	$241,659	$(620,578)	$(378,919)
Change in fair value of warrant liabilities . . . . . .	$—	$616,500	$616,500
Transaction costs allocable to warrant liabilities .	$—	$4,078	$4,078
Initial classification of warrant liabilities . . . . . .	$—	$1,356,300	$1,356,300
Initial classification of ordinary shares subject to redemption	$133,895,920	$(1,356,300)	$132,539,620
Change in value of ordinary shares subject to possible redemption	$294,570	$(616,500)	$(321,930)
Balance Sheet as of March 31, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Warrant Liabilities	$—	$1,027,500	$1,027,500
Total Liabilities	53,215	1,027,500	1,080,715
Ordinary shares subject to redemption	134,537,080	(1,027,500)	133,509,580
Ordinary Shares	395	10	405
Additional paid-in capital	$4,411,357	$(324,732)	$4,086,625
Retained earnings	$588,253	$324,722	$912,975
Total Shareholders’ Equity	$5,000,005	$—	$5,000,005
Number of shares subject to possible redemption	13,453,708	(102,750)	13,350,958
Balance Sheet as of June 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Warrant Liabilities	$—	$2,383,800	$2,383,800
Total Liabilities	16,366	2,383,800	2,400,166
Ordinary shares subject to redemption	134,591,590	(2,383,800)	132,207,790
Ordinary Shares	394	24	418
Additional paid-in capital	$4,356,848	$1,031,554	$5,388,402
Retained earnings (Accumulated deficit)	$642,765	$(1,031,578)	$(388,813)
Total Shareholders’ Equity	$5,000,007	$—	$5,000,007
Number of shares subject to possible redemption	13,459,159	(238,380)	13,220,779
Balance Sheet as of September 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Warrant Liabilities	$—	$2,548,200	$2,548,200
Total Liabilities	15,147	2,548,200	2,563,347
Ordinary shares subject to redemption	134,531,290	(2,548,200)	131,983,090
Ordinary Shares	395	25	420
Additional paid-in capital	$4,417,147	$1,195,953	$5,613,100
Retained earnings (Accumulated deficit)	$582,459	$(1,195,978)	$(613,519)
Total Shareholders’ Equity	$5,000,001	$0	$5,000,001
Number of shares subject to possible redemption	13,453,129	(254,820)	13,198,309

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Balance Sheet as of December 31, 2020	As Reported	Period Adjustment	As Restated
Warrant Liabilities	$—	$3,452,400	$3,452,400
Total Liabilities	709,732	3,452,400	4,162,132
Ordinary shares subject to redemption	134,138,890	(3,452,400)	130,686,490
Ordinary Shares	399	34	433
Additional paid-in capital	$4,809,543	$2,100,144	$6,909,687
Retained earnings (Accumulated deficit)	$190,067	$(2,100,178)	$(1,910,111)
Total Shareholders’ Equity	$5,000,009	$—	$5,000,009
Number of shares subject to possible redemption	13,413,889	(345,240)	13,068,649
Statement of Operations for the three months ended March 31, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Change in fair value of warrant liabilities	$—	$945,300	$945,300
Net income	$346,594	$945,300	$1,291,894
Basic and diluted net loss per ordinary share, non-redeemable	$(0.06)	$0.27	$0.21
Statement of Operations for the six months ended June 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Change in fair value of warrant liabilities	$—	$(411,000)	$(411,000)
Net income	$401,106	$(411,000)	$(9,894)
Basic and diluted net loss per ordinary share, non-redeemable	$(0.08)	$(0.11)	$(0.19)
Statement of Operations for the three months ended June 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Change in fair value of warrant liabilities	$—	$(1,356,300)	$(1,356,300)
Net income	$54,512	$(1,356,300)	$(1,301,788)
Basic and diluted net loss per ordinary share, non-redeemable	$(0.02)	$(0.38)	$(0.40)
Statement of Operations for the nine months ended September 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Change in fair value of warrant liabilities	$—	$(575,400)	$(575,400)
Net income (loss)	$340,800	$(575,400)	$(234,600)
Basic and diluted net loss per ordinary share, non-redeemable	$(0.10)	$(0.16)	$(0.26)
Statement of Operations for the three months ended September 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Change in fair value of warrant liabilities	$—	$(164,400)	$(164,400)
Net income (loss)	$(60,306)	$(164,400)	$(224,706)
Basic and diluted net loss per ordinary share, non-redeemable	$(0.30)	$0.23	$(0.07)
Statement of Operations for the year ended December 31, 2020	As Reported	Period Adjustment	As Restated
Change in fair value of warrant liabilities	$—	$(1,479,600)	$(1,479,600)
Net income (loss)	$(51,592)	$(1,479,600)	$(1,531,192)
Basic and diluted net loss per ordinary share, non-redeemable	$(0.22)	$(0.41)	$(0.63)

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Statement of Cash Flows for the period ended March 31, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Net income (loss)	$346,594	$945,300	$1,291,894
Change in fair value of warrant liabilities	$—	$(945,300)	$(945,300)
Change in value of ordinary shares subject to possible redemption	$346,590	$945,300	$1,291,890)
Statement of Cash Flows for the period ended June 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Net income (loss)	$401,106	$(411,000)	$(9,894)
Change in fair value of warrant liabilities	$—	$411,000	$411,000
Change in value of ordinary shares subject to possible
redemption	$401,100	$(411,000)	$(9,900)
Statement of Cash Flows for the period ended September 30, 2020 (unaudited)	As Reported	Period Adjustment	As Restated
Net income (loss)	$340,800	$(575,400)	$(234,600)
Change in fair value of warrant liabilities	$—	$575,400	$575,400
Change in value of ordinary shares subject to possible
redemption	$340,800	$(575,400)	$(234,600)
Statement of Cash Flows for the year ended December 31, 2020	As Reported	Period Adjustment	As Restated
Net income (loss)	$(51,592)	$(1,479,600)	$(1,531,192)
Change in fair value of warrant liabilities	$—	$1,479,600	$1,479,600
Change in value of ordinary shares subject to possible redemption	$(51,600)	$(1,479,600)	$(1,531,200)
NOTE 2a. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, 13,068,649 and 13,221,769 of ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets, respectively.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the private warrants was estimated using a Binomial Lattice Model (see Note 8).
Cash
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash and cash equivalents as of December 31, 2020 and December 31, 2019 of approximately $625,000 and $712,000, respectively.
Offering Costs
Offering costs consist of underwriting, legal, accounting and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $3,187,305 were charged to shareholders’ equity upon the completion of the Initial Public Offering. $4,078 of the offering costs were immediately expensed through the Statement of Operations in connection with the warrant liability.
Income Taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2020 and December 31, 2019 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the periods. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,910,000 ordinary shares in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive under the treasury stock method.
The Company’s statements of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted, for Class A redeemable ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
redeemable ordinary shares outstanding since original issuance. Net loss per share, basic and diluted, non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income attributable to redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the period. Non-redeemable ordinary shares includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):
	Year Ended December 31, 2020	For the Period from July 30, 2019 (inception) Through December 31, 2019
Redeemable Ordinary Shares
Numerator: Earnings allocable to Redeemable Ordinary Shares
Interest Income	$744,021	$414,479
Net Earnings	$744,021	$414,479
Denominator: Weighted Average Redeemable Ordinary Shares
Redeemable Ordinary Shares, Basic and Diluted	13,800,000	13,800,000
Earnings/Basic and Diluted Redeemable Ordinary Shares .	$0.05	$0.03
Non-Redeemable Ordinary Shares
Numerator: Net (Loss) Income minus Redeemable Net Earnings
Net (Loss) Income	$(1,531,192)	$(378,919)
Redeemable Net Earnings	(744,021)	(414,479)
Non-Redeemable Net Loss	$(2,275,213)	$(793,398)
Denominator: Weighted Average Non-Redeemable Ordinary Shares
Non-Redeemable Ordinary Shares, Basic and Diluted	3,600,000	3,600,000
Loss/Basic and Diluted Non-Redeemable Ordinary Shares	$(0.63)	$(0.22)

Note:
As of December 31, 2020 and 2019, basic and diluted shares are the same as there are no securities that are dilutive to the shareholders.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed the Federal Depository Insurance Corporation of $250,000. The Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 13,800,000 Units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,800,000 Units at $10.00 per Unit. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and EarlyBirdCapital and its designees purchased an aggregate of 4,110,000 Private Warrants at $1.00 per Private Warrant, for an aggregate purchase price of $4,110,000. The Sponsor purchased an aggregate of 3,562,000 Private Warrants and EarlyBirdCapital and its designees purchased an aggregate of 548,000 Private Warrants. Each Private Warrant is exercisable to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7). The proceeds from the Private Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchaser or any of its permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. In addition, the Private Warrants may not be transferable, assignable or saleable until the consummation of a Business Combination, subject to certain limited exceptions.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In August 2019, the Company issued an aggregate of 2,875,000 ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On October 17, 2019, the Company effected a share dividend of 0.2 of a share for each ordinary share in issue, resulting in the Sponsor holding an aggregate of 3,450,000 Founder Shares. The Founder Shares include an aggregate of up to 450,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the initial shareholders will collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Representative Shares (as defined in Note 7)). As a result of the underwriters’ election to fully exercise their over-allotment option, 450,000 Founder Shares are no longer subject to forfeiture.
The initial shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on October 17, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, to pay Ampla Capital, LLC, an affiliate of the Company’s Chief Financial Officer a monthly fee of approximately $3,000 for general and administrative services, including office space, utilities and secretarial support. For the year ended December 31, 2020 and for the period from July 30, 2019 (inception) through December 31, 2019, the Company incurred and paid $36,000 and $9,000 in fees for these services, respectively.
Promissory Note — Related Party
The Company’s Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering. The Promissory Note (“Promissory Note”) was non-interest bearing, unsecured and due on the earlier of March 31, 2020 or the closing of the Initial Public Offering. The Promissory Note, in the outstanding amount of $93,798, was repaid upon the consummation of the

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Initial Public Offering on October 22, 2019. As of December 31, 2020 and 2019, there were no amounts under the Promissory Note were outstanding.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Initial Shareholders, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Warrants. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
On December 14, 2020, the Company entered into a convertible promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $500,000 (the “Note”). The Note is non-interest bearing and payable upon the date on which the Company consummates a Business Combination. If the Company does not consummate a Business Combination, the Company may use a portion of any funds held outside the Trust Account to repay the Promissory Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $500,000 of the Note may be converted into warrants at a price of $1.00 per warrant at the option of the Sponsor. The warrants would be identical to the Private Warrants. As of December 31, 2020, the outstanding balance under the Note amounted to an aggregate of $500,000.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on October 17, 2019, the holders of the Founder Shares, Private Warrants (and their underlying securities), Representative Shares (as a defined in Note 7) and any securities that may be issued upon conversion of the Working Capital Loans (and their underlying securities) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the Representative Shares, Private Warrants (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. Notwithstanding anything herein to the contrary, EarlyBirdCapital and/or its designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the Initial Public Offering. In addition, the holders will have certain “piggy- back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Business Combination Marketing Agreement
The Company engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in locating target businesses, holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EarlyBirdCapital a cash fee equal to 3.5% of the gross proceeds of the Initial Public Offering, or $4,830,000, for such services only upon the consummation of a Business Combination. Of such amount, up to approximately 25% may be paid (subject to the Company’s discretion) to third parties who are investment banks or financial advisory firms not participating in Initial Public Offering that assist the Company in consummating its Business Combination. The election to make such payments to third parties will be solely at the discretion of the Company’s management team, and such third parties will be selected by the management team in their sole and absolute discretion. As of December 31, 2020, the above service had not been completed and accordingly, no amounts have been recorded in the accompanying financial statements.
Additionally, the Company will pay EarlyBirdCapital a cash fee equal to 1.0% of the total consideration payable in the proposed Business Combination if it introduces the Company to the target business with which the Company completes a Business Combination; provided that the foregoing fee will not be paid prior to the date that is 90 days from the effective date of the Initial Public Offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the Initial Public Offering pursuant to FINRA Rule 5110(c)(3)(B)(ii).
NOTE 7. SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2020 and 2019, there were no preference shares issued or outstanding.
Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the ordinary shares are entitled to one vote for each share. At December 31, 2020 and 2019, there were 4,331,351 and 4,178,231 ordinary shares issued and outstanding, excluding 13,068,649 and 13,221,769 ordinary shares subject to possible redemption, respectively, which includes the 2,887,500 Founder Shares not subject to forfeiture.
Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:
•
in whole and not in part;

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
•
at a price of $0.01 per warrant;

•
at any time while the Public Warrants are exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

•
if, and only if, the reported last sale price of the Company’s ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a capitalization of shares, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their exercise price or issuance of potential extension warrants in connection with an extension of the period of time for the Company to complete a Business Combination. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination, and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of a warrant will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional ordinary shares or equity-linked securities.
Representative Shares
In August 2019, the Company issued to the designees of EarlyBirdCapital 125,000 ordinary shares (the “Representative Shares”) for a nominal consideration. On October 17, 2019, the Company effected a share dividend of 0.2 of a share for each ordinary share in issue, resulting in EarlyBirdCapital holding an aggregate of 150,000 Representative Shares. The Company accounted for the Representative Shares as an offering cost of the Proposed Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $1,137 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.
NOTE 8. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
At December 31, 2020, assets held in the Trust Account were comprised of $5,563 in cash equivalents and $139,152,937 in U.S. Treasury Bills at amortized cost. During the period ended December 31, 2020, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.
At December 31, 2019, assets held in the Trust Account were comprised of $220 in cash and $138,414,259 U.S Treasury Bills, at amortized cost. During the period ended December 31, 2019, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 and 2019 are as follows:

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Assets:	Held-To-Maturity Securities	Level	Amortized Cost	Gross Holding Gains	Fair Value
December 31, 2020	U.S. Treasury Securities
	(Matured on 01/07/2021)(1)	1	$139,152,937	$2,063	$139,155,000
December 31, 2019	U.S. Treasury Securities
	(Matured on 4/16/2020)	1	$138,414,259	$26,719	$138,440,978
Liabilities:	Warrant Liabilities	Level	December 31, 2020	December 31, 2019
	PrivatePlacementWarrants	3	$3,452,400	$1,972,800

(1)
The company notes that the U.S. Treasury Securities were reinvested with the funds from the previously matured securities

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.
Initial Measurement
The Company established the initial fair value for the private warrants on October 22, 2019, the date of the Company’s Initial Public Offering, using a Binomial Lattice Model. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.
The key inputs into the Binomial Lattice Model for the Private Placement Warrants were as follows at initial measurement:
Input	October 22, 2019 (Initial Measurement)	December 31, 2019	December 31, 2020
Risk-free interest rate	1.61%	1.70%	0.28%
Dividend yield	0.00%	0.00%	0.00%
Implied volatility	7.3%	8.6%	15.4%
Exercise price	$11.50	$11.50	$11.50
Market Stock Price	$9.80	$9.80	$10.20
On October 22, 2019, the Private Placement Warrants were determined to be $0.33 per warrant for an aggregate value of $1.4 million.
Subsequent Measurement
The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the private warrants are performed using the Binomial Lattice Model.

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
As of December 31, 2020, the aggregate value of the Private Placement Warrants was $3.5 million.
The following table presents the changes in the fair value of warrant liabilities:
Private Placement Warrants
Fair value as of October 22, 2019	$—
Initial measurement on October 22, 2019 (IPO)	1,356,300
Change in valuation inputs or other assumptions	616,500
Fair value as of December 31, 2019	1,972,800
Change in valuation inputs or other assumptions	1,479,600
Fair value as of December 31, 2020	$3,452,400
The Company recognizes transfers into and out of the fair value levels at the end of the reporting period. There were no transfers into or out of the levels during the year ended December 31, 2020 or the period from July 30 2019 (inception) through December 31, 2019.
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On April 28, 2021, Galileo Acquisition Corp., entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Shapeways, Inc., a Delaware corporation (“Shapeways”), Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Galileo (“Merger Sub”), Galileo Founders Holdings, L.P., a Delaware limited partnership (the “Sponsor”), in the capacity as the representative of the stockholders of Galileo (other than the Shapeways Securityholders) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Transaction”) (in such capacity, the “Purchaser Representative”), and Fortis Advisors LLC, in the capacity as the representative of the Shapeways Securityholders from and after the Closing of the Transaction (in such capacity, the “Seller Representative”).
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, Galileo will continue out of the Cayman Islands and into the State of Delaware to re-domicile and become a Delaware corporation (the “Domestication”) and (ii) at the Closing of the Transaction, and following the Domestication and the PIPE Investment (defined below), Merger Sub will merge with and into Shapeways (the “Merger”), with Shapeways continuing as the surviving entity and wholly-owned subsidiary of Galileo, and with each Shapeways stockholder receiving shares of Galileo common stock at the Closing (as further described below). Simultaneously with entering into the Merger Agreement, Galileo entered into Subscription Agreements (as defined below) with investors (“PIPE Investors”) to purchase a total of 7.5 million shares of Galileo common stock in a private equity investment (“PIPE”) in Galileo at $10.00 per share with aggregate gross proceeds to Galileo of $75,000,000. The PIPE Investors include certain existing Shapeways stockholders and a strategic investor that has entered into a commercial relationship with Shapeways.
The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of Galileo and Shapeways; (ii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iii) no law or order preventing the Transaction; (iv) the Registration Statement having been declared effective by the SEC; (v) the satisfaction of the $5,000,001 minimum net tangible asset test by Galileo; (vi) approval

GALILEO ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
of the Galileo common stock for listing on NYSE; (vii) consummation of the Domestication; and (viii) reconstitution of the post-Closing board of directors as contemplated under the Merger Agreement.
Simultaneously with the execution of the Merger Agreement, Galileo and Shapeways entered into subscription agreements (collectively, the “Subscription Agreements”) with PIPE Investors for an aggregate for 7,500,000 shares of Galileo’s common stock, par value $0.0001 per share (the “PIPE Shares”), at a price of $10.00 per share, for an aggregate of $75,000,000, in a private placement to be consummated simultaneously with the closing of the Transaction (the “PIPE Investment”). The consummation of the transactions contemplated by the Subscription Agreements is conditioned on the concurrent Closing and other customary closing conditions. Among other things, each PIPE Investor agreed in the Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Galileo’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In addition, Shapeways granted certain customary resale registration rights to the PIPE Investors in the Subscription Agreements.

GALILEO ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$241,416	$624,830
Prepaid expenses and other current assets	64,794	65,301
Total current assets	306,210	690,131
Cash and marketable securities held in Trust Account	139,188,838	139,158,500
TOTAL ASSETS	$139,495,048	$139,848,631
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$1,412,610	$209,732
Convertible promissory note – related party	1,350,000	500,000
Warrant liability	12,330,000	3,452,400
Total Liabilities	15,092,610	4,162,132
Commitments and Contingencies
Ordinary shares subject to possible redemption, 13,800,000 and 13,068,649 shares at $10.00 redemption value at June 30, 2021 and December 31, 2020, respectively	138,000,000	130,686,490
Shareholders’ Equity
Preference shares, $0.0001 par value; 2,000,000 shares authorized; no issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,600,000 and 4,331,351 shares issued and outstanding (excluding 13,800,000 and 13,068,649 shares subject to possible redemption) at June 30, 2021 and December 31, 2020, respectively	360	433
Additional paid-in capital	—	6,909,687
Accumulated deficit	(13,597,922)	(1,910,111)
Total Shareholders’ (Deficit) Equity . . . . . . .	(13,597,562)	5,000,009
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$139,495,048	$139,848,631
The accompanying notes are an integral part of these condensed financial statements.

GALILEO ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Six Months Ended June 30,
	2021	2020
Operating and formation costs	$1,586,799	$275,269
Loss from operations	(1,586,799)	(275,269)
Other (expense) income:
Interest earned on marketable securities held in Trust Account	30,338	676,375
Change in fair value of convertible promissory note – related party	(850,000)	—
Change in fair value of warrant liability	(8,877,600)	(411,000)
Other (expense) income, net	(9,697,262)	265,375
Net loss	$(11,284,061)	$(9,894)
Weighted average shares outstanding of redeemable ordinary shares	13,800,000	13,800,000
Basic and diluted net income per ordinary share, redeemable	$—	$0.05
Weighted average shares outstanding of non-redeemable ordinary shares	3,600,000	3,600,000
Basic and diluted net loss per ordinary share, non-redeemable	$(3.14)	$(0.19)
The accompanying notes are an integral part of these condensed financial statements.

GALILEO ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)
FOR SIX MONTHS ENDED JUNE 30, 2021
	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – January 1, 2021	4,331,351	$433	$6,909,687	$(1,910,111)	$5,000,009
Change in value of ordinary shares subject to possible redemption	(731,351)	(73)	(6,909,687)	(403,750)	(7,313,510)
Net income	—	—	—	(11,284,061)	(11,284,061)
Balance – June 30, 2021	3,600,000	$360	$—	$(13,597,922)	$(13,597,562)
FOR SIX MONTHS ENDED JUNE 30, 2020
	Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount
Balance – January 1, 2020	4,178,231	$418	$5,378,502	$(378,919)	$5,000,001
Ordinary shares subject to redemption	990	—	9,900	—	9,900
Net income	—	—	—	(9,894)	(9,894)
Balance – June 30, 2020	4,179,221	$418	$5,388,402	$(388,813)	$5,000,007
The accompanying notes are an integral part of these condensed financial statements.

GALILEO ACQUISITION CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(11,284,061)	$(9,894)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	8,877,600	411,000
Interest earned on marketable securities held in Trust Account	(30,338)	(676,375)
Change in fair value of convertible promissory note – related party	850,000	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	507	(5,282)
Accounts payable and accrued expenses	1,202,878	(49,350)
Net cash used in operating activities	$(383,414)	$(329,901)
Net Change in Cash	(383,414)	(329,901)
Cash – Beginning	624,830	712,062
Cash – Ending	$241,416	$382,161
Non-Cash Investing and Financing Activities:
Change in value of ordinary shares subject to possible redemption	$7,313,510	$(9,900)
The accompanying notes are an integral part of these condensed financial statements.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Galileo Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on July 30, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a business combination.
The Company has one subsidiary, Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Company incorporated in Delaware on October 2, 2020 (“Merger Sub”) (see Note 6).
As of June 30, 2021, the Company had not yet commenced any operations. All activity through June 30, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of Shapeways, Inc. (see Note 6). The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on October 17, 2019. On October 22, 2019, the Company consummated the Initial Public Offering of 13,800,000 units (the “Units” and, with respect to the ordinary shares included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,800,000 Units, at $10.00 per Unit, generating gross proceeds of $138,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 4,110,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to Galileo Founders Holdings, L.P. (the “Sponsor”) and EarlyBirdCapital, Inc. (“EarlyBirdCapital”), generating gross proceeds of $4,110,000, which is described in Note 4.
Transaction costs amounted to $3,187,305, consisting of $2,760,000 of underwriting fees and $427,305 of other offering costs.
Following the closing of the Initial Public Offering on October 22, 2019, an amount of $138,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of approximately six months, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended, or the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. The Company’s initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the signing of an agreement to enter into a business combination. The Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a business combination.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account ($10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).
The Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a business combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the business combination. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a business combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the business combination and the Company does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares.
The Sponsor and the other initial shareholders (collectively, the “initial shareholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a business combination; (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-business combination activities prior to the consummation of a business combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to convert any Founder Shares (as well as any Public Shares purchased during or after the Initial Public Offering) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a business combination (or sell any shares in a tender offer in connection with a business combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights or pre-business combination activity and (d) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its business combination.
The Company will have until October 22, 2021 to consummate the proposed business combination (the “Combination Period”). If the Company is unable to complete a business combination within the Combination Period, it will trigger the automatic winding up, dissolution and liquidation pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association. If the Company is forced to liquidate, the amount in the Trust Account (less the aggregate nominal par value of the shares of the Company’s public shareholders) under the Companies Law (2018 Revision) of the Cayman Islands (the “Companies Law”) will be treated as share premium which is distributable under the Companies Law provided that immediately following the date on which the proposed distribution is proposed to be made, the Company is able to pay the debts as they fall due in the ordinary course of business. If the Company is

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
forced to liquidate the Trust Account, the public shareholders would be distributed the amount in the Trust Account calculated as of the date that is two days prior to the distribution (including any accrued interest, net of taxes payable).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until October 22, 2021 to consummate the proposed Business Combination. It is uncertain that the Company will be able to consummate the proposed Business Combination by this time. Additionally, the Company may not have sufficient liquidity to fund the working capital needs of the Company through one year from the issuance of these financial statements. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the liquidity condition and mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 22, 2021. The Company intends to complete the proposed Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by October 22, 2021.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying condensed consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
The accompanying condensed consolidated financial statements should be read in conjunction with the Company’s Amended Annual Report on Form 10-K/A as filed with the SEC on May 26, 2021, which contains the audited financial statements and notes thereto. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods. In addition, results or performance may vary as a result of the Transaction involving Shapeways, as further described in Note 6 below. Important information is available in the Company’s registration statement on Form S-4, filed with the SEC on June 9, 2021, as further amended and filed on Form S-4/A with the SEC on July 22, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Ordinary Shares Subject to Possible Redemption
The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 13,800,000 and 13,068,649 ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s condensed consolidated balance sheets, respectively.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had cash and cash equivalents as of June 30, 2021 and December 31, 2020 of $241,416 and $624,830, respectively.
Offering Costs
Offering costs consist of underwriting, legal, accounting, and other expenses incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $3,183,227 were charged to shareholders’ equity upon the completion of the Initial Public Offering. $4,078 of the offering costs were immediately expensed through the Statement of Operations in connection with the warrant liability.
Warrant Liability
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each quarterly financial statement date thereafter. Changes in the estimated fair value of the warrants classified as liabilities are recognized as a non-cash gain or loss on the statements of operations.
Income Taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2021 and December 31, 2020 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.
Net Income (Loss) Per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 17,910,000 ordinary shares in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive under the treasury stock method.
The Company’s statements of operations include a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per share, basic and diluted, for Class A redeemable ordinary shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of Class A redeemable ordinary shares outstanding since original issuance. Net loss per share, basic and diluted, non-redeemable ordinary shares is calculated by dividing the net loss, adjusted for income attributable to redeemable ordinary shares, by the weighted average number of non-redeemable ordinary shares outstanding for the period. Non-redeemable ordinary shares include the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):
	Six Months Ended June 30,
	2021	2020
Redeemable ordinary shares
Numerator: Earnings allocable to Redeemable Ordinary Shares
Interest Income	$30,338		$676,375
Net Earnings	$30,338		$676,375
Denominator: Weighted Average Redeemable Ordinary Shares Redeemable Ordinary Shares, Basic and Diluted	13,800,000		13,800,000
Earnings/Basic and Diluted Redeemable Ordinary Shares	$—		$0.05
Non-Redeemable Ordinary Shares
Numerator: Net (Loss) Income minus Redeemable Net Earnings Net (Loss) Income	$(11,284,061)	.$	(9,894)
Redeemable Net Earnings	(30,338)		(676,375)
Non-Redeemable Net Income	$(11,314,399)		$(686,269)

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
	Six Months Ended June 30,
	2021	2020
Denominator: Weighted Average Non-Redeemable Ordinary Shares Non-Redeemable
Ordinary Shares, Basic and Diluted	3,600,000	3,600,000
Loss/Basic and Diluted Non-Redeemable Ordinary Shares	$(3.14)	$(0.19)
Note: As of June 30, 2021 and 2020, basic and diluted shares are the same as there are no securities that are dilutive to the shareholders.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed the $250,000 coverage provided by the Federal Depository Insurance Corporation. The Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities (excluding warrants), which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheets, primarily due to their short-term nature. The fair value of the private warrants, which are classified as liabilities, was estimated using a Binomial Lattice Model (see Note 9).
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 13,800,000 Units, at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,800,000 Units at $10.00 per Unit. Each Unit consists of one ordinary share and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price      of $11.50 per share (see Note 8).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and EarlyBirdCapital and its designees purchased an aggregate of 4,110,000 Private Warrants at $1.00 per Private Warrant, for an aggregate purchase price of $4,110,000. The Sponsor purchased an aggregate of 3,562,000 Private Warrants and EarlyBirdCapital and its designees purchased an aggregate of 548,000 Private Warrants. Each Private Warrant is exercisable to purchase one ordinary share at an exercise price of $11.50 per share (see Note 8). The proceeds from the Private Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a business combination within the Combination Period, the proceeds from the sale of the Private Warrants will be used to fund the redemption of the Public

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Warrants.
The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants (i) will not be redeemable by the Company and (ii) may be exercised for cash or on a cashless basis, so long as they are held by the initial purchaser or any of its permitted transferees. If the Private Warrants are held by holders other than the initial purchasers or any of their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants. In addition, the Private Warrants may not be transferable, assignable or saleable until the consummation of a business combination, subject to certain limited exceptions.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
In August 2019, the Company issued an aggregate of 2,875,000 ordinary shares (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000. On October 17, 2019, the Company effected a share dividend of 0.2 of a share for each ordinary share in issue, resulting in the Sponsor holding an aggregate of 3,450,000 Founder Shares..
The initial shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (i) with respect to 50% of the Founder Shares, the earlier of one year after the completion of a business combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a business combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the completion of a business combination, or earlier, in either case, if, subsequent to a business combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on October 17, 2019 through the earlier of the consummation of a business combination or the Company’s liquidation, to pay Ampla Capital, LLC, an affiliate of the Company’s Chief Financial Officer a monthly fee of approximately $3,000 for general and administrative services, including office space, utilities and secretarial support. For the three and six months ended June 30, 2021 and 2020, respectively, the Company incurred and paid $18,000 in fees for these services.
Promissory Note — Related Party
The Company’s Sponsor agreed to loan the Company up to $300,000 to be used for the payment of costs related to the Initial Public Offering. The Promissory Note (“Promissory Note”) was non-interest bearing, unsecured and due on the earlier of March 31, 2020 or the closing of the Initial Public Offering. The Promissory Note, in the outstanding amount of $93,798, was repaid upon the consummation of the Initial Public Offering on October 22, 2019. As of June 30, 2021 and December 31, 2020, no amounts under the Promissory Note were outstanding nor could the promissory note be drawn upon.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
Related Party Loans
In order to finance transaction costs in connection with a business combination, the Initial Shareholders, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,000,000 of the Working Capital Loans may be converted into warrants at a price of $1.00 per warrant. The warrants would be identical to the Private Warrants. In the event that a business combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2021, and December 31, 2020, respectively, there are no amounts outstanding.
On December 14, 2020, the Company entered into a convertible promissory note with the Sponsor pursuant to which the Sponsor agreed to loan the Company up to an aggregate principal amount of $500,000 (the “Convertible Note”). The Convertible Note is non-interest bearing and payable upon the date on which the Company consummates a business combination. If the Company does not consummate a business combination, the Company may use a portion of any funds held outside the Trust Account to repay the Convertible Note; however, no proceeds from the Trust Account may be used for such repayment. Up to $500,000 of the Convertible Note may be converted into warrants at a price of $1.00 per warrant at the option of the Sponsor. The warrants, if issued, will be identical to the Private Warrants. As of June 30, 2021 and December 31, 2020, the outstanding balance under the Convertible Note amounted to an aggregate of $500,000 and $500,000, respectively. As of June 30, 2021, the aggregate fair market value of the Convertible Note was $1,350,000 (see Note 9).
NOTE 6. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on October 17, 2019, the holders of the Founder Shares, Private Warrants (and their underlying securities), Representative Shares (as a defined in Note 7) and any securities that may be issued upon conversion of the Working Capital Loans (and their underlying securities) will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares are to be released from escrow. The holders of a majority of the Representative Shares, Private Warrants (and underlying securities) and securities issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. Notwithstanding anything herein to the contrary, EarlyBirdCapital and/or its designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the Initial Public Offering. In addition, the holders will have certain “piggy- back” registration rights with respect to registration statements filed subsequent to the completion of a business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
Business Combination Marketing Agreement
Pursuant to a letter agreement entered into on October 17, 2019 (the “Business Combination Marketing Agreement”), the Company engaged EarlyBirdCapital as an advisor to assist the Company in identifying potential target businesses for a business combination, holding meetings with its shareholders to discuss potential business combinations and target business’ attributes, introducing the Company to potential investors that may be interested in purchasing securities of the Company in connection with a business combination, assisting the Company in obtaining shareholder approval for a business combination and assist the Company with its press releases and public filings in connection with a business combination. The Company will pay EarlyBirdCapital a cash fee equal to 3.5% of the gross proceeds of the Initial Public Offering, or $4,830,000, for such services only upon the consummation of a business combination. At the Company’s sole discretion, , up to approximately 25% of such amount may be paid to third parties who are investment banks or financial advisory firms not participating in Initial Public Offering that assist the Company in consummating its business combination. As of June 30, 2021, the above service had not been completed and accordingly, no amounts have been recorded in the accompanying condensed consolidated financial statements.
Additionally, the Company will pay EarlyBirdCapital a cash fee equal to 1.0% of the total consideration payable in the proposed business combination if it introduces the Company to the target business with which the Company completes a business combination; provided that the foregoing fee will not be paid prior to the date that is 90 days from the effective date of the Initial Public Offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the Initial Public Offering pursuant to FINRA Rule 5110(c)(3)(B)(ii).
Placement Agent Agreement
Pursuant to a letter agreement dated February 23, 2021, the Company will pay Stifel Nicolaus & Company, Incorporated (“Stifel”) a placement agent fee for services provided by Stifel in connection with the placement of a private investment in a public equity transaction in connection with a business combination. Pursuant to the amended letter agreement, dated as of April 27, 2021 (the “Placement Agent Agreement”) entered into in connection with the proposed business combination with Shapeways (as defined in Note 6 below), upon consummation of the PIPE Investment referred to in Note 6, the Company will pay Stifel a placement fee equal to 4.0% of the gross proceeds to the Company from the PIPE Investment), excluding proceeds from investors in the PIPE Investment that were stockholders of Shapeways as of the date they entered into subscription agreements for the PIPE Investment and excluding proceeds from Stifel or any of its affiliates. In addition, the Company will reimburse Stifel for reasonable out-of-pocket expenses, not to exceed $25,000 in the aggregate, regardless of whether the PIPE Investment is consummated.
Merger Agreement
On April 28, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Shapeways, Inc., a Delaware corporation (“Shapeways”), Galileo Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Galileo (“Merger Sub”), Galileo Founders Holdings, L.P., a Delaware limited partnership (the “Sponsor”), in the capacity as the representative of the shareholders of Galileo (other than the Shapeways security holders) from and after the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (collectively, the “Transaction”) (in such capacity, the “Purchaser Representative”), and Fortis Advisors LLC, in the capacity as the representative of the Shapeways security holders from and after the Closing of the Transaction (in such capacity, the “Seller Representative”).
Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing, the Company will continue out of the Cayman Islands and into the State of Delaware to

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
re-domicile and become a Delaware corporation (the “Domestication”) and (ii) at the Closing of the Transaction, and following the Domestication and the PIPE Investment (defined below), Merger Sub will merge with and into Shapeways (the “Merger”), with Shapeways continuing as the surviving entity and wholly-owned subsidiary of the Company, and with each Shapeways stockholder receiving shares of the Company common stock at the Closing (as further described below). Simultaneously with entering into the Merger Agreement, the Company entered into Subscription Agreements (as defined below) with investors (“PIPE Investors”) to purchase a total of 7.5 million shares of the Company common stock in a private equity investment (“PIPE”) in the Company at $10.00 per share with aggregate gross proceeds to the Company of $75,000,000. The PIPE Investors include certain existing Shapeways stockholders and a strategic investor.
The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) approval of the shareholders of the Company and Shapeways; (ii)approvals of any required governmental authorities and completion of any antitrust expiration periods; (iii)no law or order preventing the Transaction; (iv) the Registration Statement having been declared effective by the SEC; (v) the satisfaction of the $5,000,001 minimum net tangible asset test by the Company; (vi) approval of the Company’s common stock for listing on NYSE; (vii) consummation of the Domestication; and (viii) reconstitution of the post-Closing board of directors as contemplated under the Merger Agreement.
Simultaneously with the execution of the Merger Agreement, the Company and Shapeways entered into subscription agreements (collectively, the “Subscription Agreements”) with PIPE Investors for an aggregate for 7,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “PIPE Shares”), at a price of $10.00 per share, for an aggregate of $75,000,000, in a private placement to be consummated simultaneously with the closing of the Transaction (the “PIPE Investment”). The consummation of the transactions contemplated by the Subscription Agreements is conditioned on the concurrent Closing and other customary closing conditions. Among other things, each PIPE Investor agreed in the Subscription Agreement that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom). In addition, Shapeways granted certain customary resale registration rights to the PIPE Investors in the Subscription Agreements.
NOTE 7. SHAREHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 2,000,000 preference shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Ordinary Shares — The Company is authorized to issue 200,000,000 ordinary shares with a par value of $0.0001 per share. Holders of the ordinary shares are entitled to one vote for each share. At June 30, 2021 and December 31, 2020, there were 3,600,000 and 4,331,351 ordinary shares issued and outstanding, excluding 13,800,000 and 13,068,649 ordinary shares subject to possible redemption, respectively.
The Company determined the ordinary shares subject to redemption to be equal to the redemption value of approximately $10.00 per share of ordinary shares while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Upon considering the impact of the PIPE financing and associated Subscription Agreements, it was concluded that the redemption value should include all shares of ordinary shares resulting in the ordinary shares subject to possible redemption being equal to $138,000,000. This resulted in a measurement adjustment to the initial carrying value of the ordinary shares subject to redemption with the offset recorded to additional paid-in capital and accumulated deficit.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
NOTE 8. WARRANTS
Warrants — The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 90 days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.
The Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
at any time while the Public Warrants are exercisable;

•
upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder;

•
if, and only if, the reported last sale price of the Company’s ordinary shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the warrant holders; and

•
if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a capitalization of shares, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their exercise price or issuance of potential extension warrants in connection with an extension of the period of time for the Company to complete a Business Combination. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor, initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
consummation of a Business Combination, and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of a warrant will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional ordinary shares or equity-linked securities.
Representative Shares
In August 2019, the Company issued to the designees of EarlyBirdCapital 125,000 ordinary shares (the “Representative Shares”) for a nominal consideration. On October 17, 2019, the Company effected a share dividend of 0.2 of a share for each ordinary share in issue, resulting in EarlyBirdCapital holding an aggregate of 150,000 Representative Shares. The Company accounted for the Representative Shares as an offering cost of the Proposed Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $1,137 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.
The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.
NOTE 9. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheets and adjusted for the amortization or accretion of premiums or discounts.
At June 30, 2021 and December 31, 2020, assets held in the Trust Account were comprised of $.33 and $5,563 in cash equivalents and $139,188,837.90 and $139,152,937 in U.S. Treasury Bills at amortized cost. During the six months ended June 30, 2021, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.
At June 30, 2021, there were 4,110,000 Private Placement Warrants outstanding that were measured at fair value.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at June 30, 2021 and December 31, 2020 are as follows:
	Held-To-Maturity	Level	Amortized Cost	Gross Holding Gains	Fair Value
June 30, 2021	Liquid Treasury Money
	Market Fund	1	$139,188,838	$0	$139,188,838
December 31, 2020	U.S. Treasury Securities (Matured on 01/07/2021)(1)	1	$139,152,937	$2,063	$139,155,000
Liabilities:	Warrant Liabilities	Level	Fair value at June 30, 2021	Fair value at December 31, 2020
	Warrant Liability	3	$12,330,000	$3,452,400
	Convertible Promissory Notes – Related Party	3	1,350,000	500,000

(1)
The Company notes that the U.S. Treasury Securities were reinvested with the funds from the previously matured securities

The Company recognizes transfers into and out of the fair value levels at the end of the reporting period. There were no transfers into or out of the levels during the six months ended June 30, 2021 or December 31, 2020.
The Company established the initial fair value for the private warrants on October 22, 2019, the date of the Company’s Initial Public Offering, using a Binomial Lattice Model. The Company continues to classify the private warrants as Level 3 due to the use of unobservable inputs and continues to value the private warrants using a Binomial Lattice Model.

GALILEO ACQUISITION CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(Unaudited)
he key inputs into the Binomial Lattice Model for the Private Placement Warrants were as follows at June 30, 2021 and December 31, 2020:
Input	June 30, 2021	December 31, 2020
Risk-free interest rate	0.80%	0.28%
Dividend yield	0.00%	0.00%
Implied volatility	40.04%	15.4%
Exercise price	$11.50	$11.50
Market Stock Price	$10.00	$10.20
On June 30, 2021 and December 31, 2020, the Private Placement Warrants were determined to be $3 and $0.84 and per warrant, respectively, for an aggregate value of $12.3 million and $3.5 million, respectively.
The following table presents the changes in the fair value of warrant liabilities:
Private Placement Warrants
Fair value as of December 31, 2020	$3,452,400
Change in valuation inputs or other assumptions	8,877,600
Fair value as of June 30, 2021	$12,330,000
NOTE 10. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of Shapeways, Inc.
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Shapeways, Inc. (the “Company”) as of December 31, 2020, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2020, and the related consolidated notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
Other Matter
The consolidated financial statements of Shapeways, Inc. as of and for the year ended December 31, 2019, were audited by another auditor who expressed an unmodified opinion on those statements on March 12, 2021.
WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, NY
March 15, 2021

To the Board of Directors and Stockholders of
Shapeways, Inc. and Subsidiary
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Shapeways, Inc. and Subsidiary (the “Company”) as of December 31, 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Briggs & Veselka Co.
Briggs & Veselka Co.
We have served as the Company’s auditor since 2021
Houston, Texas
March 12, 2021

SHAPEWAYS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$8,564	$9,464
Restricted cash	145	141
Accounts receivable	185	151
Inventory	727	440
Promissory note due from related party	151	200
Prepaid expenses and other current assets	1,910	1,953
Total current assets	11,682	12,349
Property and equipment, net	948	1,337
Right-of-use assets, net	2,102	—
Goodwill	1,835	1,835
Security deposits	175	434
Total assets	$16,742	$15,955
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,633	$2,079
Accrued expenses and other liabilities	3,319	2,816
Capital leases	—	17
Current portion of long-term debt	8,332	6,333
Operating lease liabilities, current	1,222	—
Deferred revenue	753	425
Total current liabilities	15,259	11,670
Deferred rent	—	283
Operating lease liabilities, net of current portion	1,094	—
Long-term debt, net of current portion	2,236	3,571
Total liabilities	18,589	15,524
Commitments and contingencies
Stockholders’ equity (deficit)
Convertible preferred stock ($0.0001 par value; 41,641,842 shares authorized; 22,579,695 shares issued and outstanding as of December 31, 2020 and 2019; aggregate liquidation preference of $60,391 as of December 31, 2020 and 2019)	2	2
Common stock ($0.0001 par value; 60,668,172 shares authorized; 16,211,567 and 15,894,428 shares issued and outstanding as of December 31, 2020 and 2019, respectively)	2	2
Additional paid-in capital	112,993	112,186
Accumulated deficit	(114,567)	(111,399)
Accumulated other comprehensive loss	(277)	(360)
Total stockholders’ (deficit) equity	(1,847)	431
Total liabilities and stockholders’ equity (deficit)	$16,742	$15,955
The accompanying notes are an integral part of these audited consolidated financial statements.

SHAPEWAYS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
	Year Ended December 31,
	2020	2019
Revenue, net	$31,775	$33,511
Cost of revenue	17,903	21,337
Gross profit	13,872	12,174
Operating expenses
Selling, general and administrative	10,752	13,062
Research and development	5,592	5,246
Amortization and depreciation	149	319
Total operating expenses	16,493	18,627
Loss from operations	(2,621)	(6,453)
Other income (expense)
Other income	9	124
Interest income	1	4
Interest expense	(582)	(535)
Loss on disposal of assets	(4)	(11)
Total other expense, net	(576)	(418)
Loss before income tax (benefit) expense	(3,197)	(6,871)
Income tax (benefit) expense	(29)	102
Net loss	(3,168)	(6,973)
Other comprehensive income (loss)
Foreign currency translation adjustment	83	(49)
Comprehensive loss	$(3,085)	$(7,022)
Loss per common share:
Basic and diluted	$(0.12)	$(0.35)
Weighted average common shares outstanding:
Basic and diluted	25,403,048	20,276,598
The accompanying notes are an integral part of these audited consolidated financial statements.

SHAPEWAYS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(in thousands, except share and per share amounts)
	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at January 1, 2019	15,800,082	$2	22,579,695	$2	$111,413	$(104,426)	$(311)	$6,680
Issuance of common stock resulting from exercise of stock options	94,346	—	—	—	33	—	—	33
Stock-based compensation expense	—	—	—	—	740	—	—	740
Net loss	—	—	—	—	—	(6,973)	—	(6,973)
Foreign currency translation	—	—	—	—	—	—	(49)	(49)
Balance at December 31, 2019	15,894,428	$2	22,579,695	$2	$112,186	$(111,399)	$(360)	$431
Issuance of common stock resulting from exercise of stock options	317,139	—	—	—	86	—	—	86
Stock-based compensation expense	—	—	—	—	721	—	—	721
Net loss	—	—	—	—	—	(3,168)	—	(3,168)
Foreign currency translation	—	—	—	—	—	—	83	83
Balance at December 31, 2020	16,211,567	$2	22,579,695	$2	$112,993	$(114,567)	$(277)	$(1,847)
The accompanying notes are an integral part of these audited consolidated financial statements.

SHAPEWAYS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except share and per share amounts)
	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(3,168)	$(6,973)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	473	1,458
Loss on disposal of asset	4	11
Stock-based compensation expense	721	740
Non-cash lease expense	2,056	—
Change in operating assets and liabilities:
Accounts receivable	(40)	69
Inventory	(310)	46
Prepaid expenses and other assets	(5)	(1,533)
Interest on promissory note due from related party	49	—
Security deposits	259	(141)
Accounts payable	(379)	63
Accrued expenses and other liabilities	814	(187)
Lease liabilities	(2,129)	—
Deferred revenue	345	(352)
Deferred rent	(283)	(98)
Net cash used in operating activities	(1,593)	(6,901)
Cash flows from investing activities:
Proceeds from sales of property and equipment	—	25
Purchases of property and equipment	(104)	(181)
Net cash used in investing activities	(104)	(156)
Cash flows from financing activities:
Principal payments on capital leases	(18)	(675)
Proceeds from issuance of common stock	86	33
Repayments of loans payable	(1,318)	(314)
Proceeds from loans payable	1,982	5,001
Net cash provided by financing activities	732	4,045
Net change in cash and cash equivalents and restricted cash	(965)	(3,012)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	69	(45)
Cash and cash equivalents and restricted cash at beginning of year	9,605	12,662
Cash and cash equivalents and restricted cash at end of year	$8,709	$9,605
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$182	$314
Cash paid for taxes	$—	$—
The accompanying notes are an integral part of these audited consolidated financial statements.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Note 1. Organization
Shapeways, Inc. (“Shapeways” or the “Parent”) was incorporated in Delaware on July 28, 2010, and facilitates the sale, design and manufacturing of 3D printed items. The Shapeways website provides a service for 3D designers to upload and print their models enabling them to turn their digital creations into physical products. The Shapeways website also provides a marketplace, which connects designers who wish to share and sell their products with individuals who want to order a wide range of personalized, custom-made items which include (but are not limited to) jewelry, household items and art. Upon purchase by the individual, the 3D printed items are manufactured by Shapeways in-house, or, in certain circumstances, are outsourced to third-party manufacturers. Shapeways also operates through its wholly-owned subsidiary, Shapeways BV, which was incorporated in the Netherlands on December 10, 2008. Shapeways, Inc. and Shapeways BV (collectively, the “Company”) manufacture products for customers located in the United States, Europe and other countries around the world.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of Shapeways, Inc. and its wholly owned subsidiary, Shapeways BV. All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The Company has considered information available to it as of the date of issuance of these consolidated financial statements and is not aware of any specific events or circumstances that would require an update to its estimates or judgements, or an adjustment to the carrying value of its assets or liabilities. The accounting estimates and other matters assessed include, but were not limited to, goodwill and other long-lived assets, and revenue recognition. These estimates may change as new events occur and additional information becomes available. Actual results could differ materially from these estimates.
Going Concern Uncertainty
On an annual basis, as required by ASC Topic 205, Presentation of Financial Statements — Going Concern, the Company performs an evaluation to determine whether there are conditions or events (known and reasonably knowable), considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.
The Company’s operations are subject to certain risks and uncertainties, including but not limited to those associated with the Company’s limited operating history, expected continuing losses and negative cash flows from operations, managing growth and expansion, and the overall economy.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception, as well as negative cash flows from operations for the years ended December 31, 2020 and 2019. The Company has funded its activities primarily through equity financing and expects to continue to incur net losses and use cash in operations for the foreseeable future.
The Company believes that its current cash and cash equivalents will be sufficient to meet its working capital needs for the next twelve months following the issuance date of these consolidated financial statements. The Company’s ability to transition to more profitable operations is dependent upon achieving a level of revenue adequate to support its evolving cost structure. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company will be required to reduce corporate overhead or other operating expenses which could have an adverse impact on its ability to achieve intended business objectives or obtain additional financing. There can be no assurance that the Company will be successful in implementing its business objectives, however, management believes that external sources of funding are available.
Functional Currency
The local currency is the functional currency for Shapeways BV’s operations outside the United States. Assets and liabilities of these operations are translated into U.S. Dollars at the exchange rate in effect at the end of each period. Income statement accounts are translated at the average exchange rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive loss within stockholders’ equity (deficit). Gains and losses from foreign currency transactions are included in net loss for the period.
Cash, Cash Equivalents and Restricted Cash
Cash includes cash on hand and demand deposits. The Company maintains its deposits at high quality financial institutions and monitors the credit ratings of those institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. While cash held by financial institutions may at times exceed federally insured limits, the Company believes that no material credit or market risk exposure exists due to the high quality of the institutions. The Company has not experienced any losses on such accounts. Restricted cash represents cash required to be held as collateral for the Company’s credit cards. Accordingly, these balances contain restrictions as to their availability and usage and are classified as restricted cash in the consolidated balance sheets.
The reconciliation of cash, cash equivalents and restricted cash reported within the applicable balance sheet that sum to the total of the same such amount shown in the consolidated statements of cash flows is as follows:
	December 31,
	2020	2019
Cash and cash equivalents	$8,564	$9,464
Restricted cash	145	141
	$8,709	$9,605
Accounts Receivable
Accounts receivable are recorded at the invoiced amount and are generally unsecured as they are uncollateralized. The Company provides an allowance for doubtful accounts to reduce receivables to their estimated net realizable value. Judgement is exercised in establishing allowances and estimates are based on the customers’ payment history and liquidity. Any amounts that were previously recognized as revenue and

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
subsequently determined to be uncollectible are charged to bad debt expense included in selling, general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss. Given the nature and historical collectability of the Company’s accounts receivable, an allowance for doubtful accounts was not deemed necessary at December 31, 2020 and 2019. As of January 1, 2019 the accounts receivable was $220.
Inventory
Inventory consists of raw materials, work in progress and finished goods at the Company’s distribution center. Raw materials are stated at the lower of cost or net realizable value, determined by the first-in-first-out method. Finished goods and work in progress are valued using a methodology to determine the cost of each 3D printed object using allocations for material, labor, machine time and overhead. The Company periodically reviews its inventory for slow-moving, damaged and discontinued items and provides allowances to reduce such items identified to their recoverable amounts. As of December 31, 2020 and 2019, the Company determined an allowance was not deemed necessary.
Property and Equipment, net
Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are charged to expense when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is recognized using the straight-line method in amounts considered to be sufficient to allocate the cost of the assets to operations over the estimated useful lives or lease terms, as follows:
Asset Category	Depreciable Life
Machinery and equipment	5 years
Computers and IT equipment	3 years
Furniture and fixtures	7 years
Leasehold improvements	**

**
Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Long-Lived Assets, Including Definite-Lived Intangible Assets
Intangible assets, which consist of technology, customer relationships, and trademarks, are stated at cost less accumulated amortization. Amortization is generally recorded on a straight-line basis over estimated useful lives ranging from three to eight years. The Company periodically reviews the estimated useful lives of intangible assets and adjusts when events indicate that a shorter life is appropriate. In accordance with authoritative accounting guidance, capitalization of costs to develop software begin when preliminary development efforts are successfully and completed. Costs related to the design or maintenance of internal- use software are expensed as incurred.
Long-lived assets, other than goodwill and other indefinite-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.
Factors that the Company considers in deciding when to perform an impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant underperformance of a product in relation to expectations,

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
significant changes, or planned changes in the Company’s use of the assets, significant negative industry or economic trends, and new or competing products that enter the marketplace. The impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset group. If impairment is indicated, the asset is written down by the amount by which the carrying value of the asset exceeds the related fair value of the asset with the related impairment charge recognized within the statements of operations and comprehensive loss. No impairment charges were recorded for the years ended December 31, 2020 and 2019.
Goodwill
Goodwill, which represents the excess of purchase prices over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Goodwill is evaluated for impairment on an annual basis at a level of reporting referred to as the reporting unit, and more frequently if adverse events or changes in circumstances indicate that the asset may be impaired.
Under the authoritative guidance issued by the FASB, the Company has the option to first assess the qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative goodwill impairment test. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the goodwill impairment test is performed. Impairment tests are performed, at a minimum, in the fourth quarter of each year. Management uses the future discounted cash flows valuation approach to determine the fair value of reporting units and determines whether the fair value of reporting units exceeded its carrying amounts. If the fair value is less than the carrying amount, management allocates the fair value of the reporting units to the assets and liabilities with the unallocated fair value representing an implied fair value of goodwill which is then compared to the carrying amount of goodwill. The impairment review requires management to make judgments in determining various assumptions with respect to revenues, operating margins, growth rates and discount rates. The judgments made in determining the projected cash flows used to estimate the fair value can materially impact the Company’s financial condition and results of operations. There was no impairment of goodwill for the years ended December 31, 2020 and 2019.
Fair Value Measurements
The Company applies ASC 820, Fair Value Measurement (“ASC 820”), which establishes framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.
The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable, accrued expenses, and deferred revenue approximate fair value due to their short-term nature. As of December 31, 2020 and 2019, the carrying amounts of the Company’s debt and operating lease liabilities approximated its fair value, as the obligation bears interest at rates currently available for debt with similar maturities and collateral requirements.
Revenue Recognition
On January 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method with respect to all non-completed contracts. Revenues and contract assets and liabilities for contracts completed prior to January 1, 2019 are presented in accordance with ASC 605, Revenue Recognition. ASC 606 outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes nearly all existing revenue recognition guidance, including industry-specific guidance.
The new guidance is based on the principle that an entity should recognize revenue to depict the transfer of products or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. The new guidance also requires added disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgment and changes in judgments and assets recognized from costs incurred to fulfill a contract. The adoption of ASC 606 did not have a material effect on the Company’s financial position, results of operations, or internal controls over financial reporting.
Revenue is primarily derived from two primary sources: a) direct sales of 3D printed products to customers and b) marketplace sales of 3D printed products from shop owners.
The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the products or services it transfers to the customer. These contracts have different terms based on the scope, performance obligations, and complexity of the project, which often requires us to make judgments and estimates in recognizing revenues.
Performance obligations are satisfied both at a point of time and over time. All revenues are recognized based on the satisfaction of the performance obligation to date (See Note 3).
Stock-based Compensation
The Company recognizes stock-based compensation expense for all options and other arrangements within the scope of ASC 718, Stock Compensation. Stock-based compensation expense is measured at the date of grant, based on the fair value of the award, and is recognized using the straight-line method over the employee’s requisite service period. Compensation for stock-based awards with vesting conditions other than service are recognized at the time that those conditions will be achieved. Forfeitures are recognized as they are incurred.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Research and Development Costs
Research and development expenses consist primarily of allocated personnel costs, fees paid to consultants and outside service providers, and allocations for rent and overhead. Research and development costs were $5,592 and $5,246 for the years ended December 31, 2020 and 2019, respectively.
Advertising
Advertising costs are expensed as incurred. Advertising costs were $448 and $1,550 for the years ended December 31, 2020 and 2019, respectively, which are included in selling, general and administrative expense on the consolidated statements of operations and comprehensive loss.
Income Taxes
The Company files consolidated income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Where applicable, the Company records a valuation allowance to reduce any deferred tax assets that it determines will not be realizable in the future.
The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on income tax returns it files if such tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. These tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. Although the Company believes that is has adequately reserved for uncertain tax positions (including interest and penalties), it can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustments to these reserves in accordance with the income tax accounting guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made, and could have a material impact on the Company’s financial condition and operating results. Carryforward attributes that were generated in tax years prior to those that remain open for examination may still be adjusted by relevant tax authorities upon examination if they either have been, or will be, used in a future period.
Loss per Share
In accordance with the provisions of ASC 260, “Earnings Per Share”, net loss per common share is computed by dividing net loss by the weighted-average shares of common stock outstanding during the period. During a loss period, the effect of the potential exercise of stock options and convertible debt are not considered in the diluted loss per common share calculation since the effect would be anti-dilutive. The results of operations were a net loss for the years ended December 31, 2020 and 2019. Therefore, the basic and diluted weighted-average shares of common stock outstanding were the same for all years. The anti-dilutive shares of common stock outstanding for the years ended December 31, 2020 and 2019 were as follows:

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
	Year Ended December 31,
	2020	2019
Potentially dilutive securities:
Convertible Series A-2 Preferred Stock	3,000,667	3,000,667
Convertible Series B Preferred Stock	1,809,751	1,809,751
Convertible Series B-1 Preferred Stock	2,174,591	2,174,591
Convertible Series C Preferred Stock	4,973,101	4,973,101
Convertible Series D Preferred Stock	3,965,857	3,965,857
Convertible Series E Preferred Stock	6,655,728	6,655,728
Warrants	381,926	381,926
Convertible Promissory Notes	1,610,024	1,495,273
Included in loss per common share are 4,936,601 and 4,442,094 shares of options due to their nominal exercise prices as of December 31, 2020 and 2019, respectively.
Segment Information
The Company has determined that it operates and reports in one segment, which focuses on providing additive manufacturing of 3D printing services to customers. The Company’s operating segment is reported in a manner consistent with the internal reporting provided to the chief operating decision maker (“CODM”). The Company’s CODM has been identified as its Chief Executive Officer.
Reclassifications
Certain balances in the prior year financial statements regarding research and development expenses and current portion of long-term debt have been reclassified to conform to the presentation in the current year financial statements. These reclassifications had no effect on net loss as previously reported.
Recent Accounting Pronouncements
Accounting Pronouncements Recently Adopted
In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition, and most industry-specific guidance included in the ASC. The standard requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. It also provides guidance on accounting for costs incurred to obtain or fulfill contracts with customers and establishes disclosure requirements which are more extensive than those required under prior U.S. GAAP. The Company adopted Topic 606 on January 1, 2019 and elected the modified retrospective transition method of adoption using the completed contract practical expedient. The Company performed an assessment of its contracts with customers and did not identify any significant changes to the timing or amount of its revenue recognition under Topic 606 compared to prior U.S. GAAP. There was no material impact to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 as a result of applying the new guidance.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which supersedes the current accounting for leases and while retaining two distinct types of leases, finance and operating, (i) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (ii) eliminates most real estate specific lease provisions, and (iii) aligns many of the

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
underlying lessor model principles with those in the new revenue standard. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases.
The Company adopted ASU 2016-02 effective January 1, 2020 using a modified retrospective approach. In connection with the adoption, the Company will elect to utilize the modified retrospective presentation whereby the Company will continue to present prior periods and disclosures under ASC 840. In addition, the Company elected the transition package of three practical expedients permitted within the standard, which eliminates the requirements to reassess prior conclusions about lease identification, lease classification and initial direct costs. Further, the Company will adopt a short-term lease exception policy, permitting the Company to not apply the recognition requirements of this standard to short-term leases (i.e. leases with terms of 12 months or less) and an accounting policy to account for lease and non-lease components as a single component for certain classes of assets. On January 1, 2020, the Company recorded lease liabilities of $4,404 and corresponding right-of-use assets of $4,116 based on the present value of the remaining minimum rental payments for leases existing upon adoption of the new lease standard.
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates certain disclosures, such as the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, and adds new disclosure requirements for Level 3 measurements. The Company adopted ASU 2018-13 effective January 1, 2020. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.
Accounting Pronouncements Not Yet Adopted
In June 2016, the FASB issued ASU No. 2016-13, Accounting for Credit Losses (Topic 326), which requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. Update No. 2016-13 is effective for annual periods beginning after December 15, 2022, including interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.
In August 2018, the FASB issued ASC Update No. 2018-15, Intangibles — Goodwill and Other —  Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The standard is effective for annual reporting periods beginning after December 15, 2020 and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.
In December 2019, the FASB issued ASC Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The purpose of Update No. 2019-12 is to continue the FASB’s Simplification Initiative to reduce complexity in accounting standards. The amendments in Update No. 2019-12 simplify the accounting for income taxes by removing certain exceptions related to the incremental approach for intraperiod tax allocation, the requirement to recognize or derecognize deferred tax liabilities related to equity method investments that are also foreign subsidiaries, and the methodology for calculating income taxes in an interim period. In addition to removing these exceptions, Update No. 2019-12 also clarifies and simplifies other aspects of the accounting for income taxes. Update No. 2019-12 is effective for annual periods beginning after December 15, 2021 and interim periods within annual periods beginning after December 15, 2022. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470-20, Debt — Debt with Conversion and Other Options, for convertible instruments and also increases information transparency by making disclosure amendments. The standard is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.
Note 3. Revenue Recognition
Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control of the product or service to the customer which could occur over time or at a point in time.
A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the customer receives the benefit of the performance obligation. Customers typically receive the benefit of the Company’s services as (or when) they are performed. Substantially all customer contracts provide that compensation is received for services performed to date. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are excluded from revenue.
Nature of Products and Services
The following is a description of the Company’s products and services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:
Direct sales
The Company provides customers with a 3D printing service, allowing for the customer to select the specifications of the model which they wish to have printed. Shapeways prints the 3D model and ships the product directly to the customer.
The Company recognizes the sale of shop owner products through their e-commerce website over time using the output method. Contracts involving the sale of shop owner products through their e-commerce website do not include other performance obligations. As such, allocation of the transaction price was not necessary as the entire contract price is attributed to the sole performance obligation identified.
Marketplace sales
The Company provides a platform for shop owners to sell their products to customers through Shapeways’ marketplace website. Shapeways receives a 3.5% markup fee from the shop owner upon the sale of any products through the marketplace.
The Company handles the financial transaction, manufacturing, distribution and customer service on behalf of the shopowners. The Company is responsible for billing the customer in this arrangement and transmitting the applicable fees to the shop owner. The Company assessed whether it is responsible for providing the actual product or service as a principal, or for arranging for the product or service to be provided by the third party as an agent. Judgment is applied to determine whether the Company is the

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
principal or the agent by evaluating whether it has control of the product or service prior to it being transferred to the customer. The principal versus agent assessment is performed at the performance obligation level. Indicators that the Company has considered include whether it has the primary responsibility for fulfilling the promise to provide the specified product or service to the customer and whether it has inventory risk prior to transferring the product or service to the customer. The Company has the responsibility to fulfill the promise to provide the specific good or service on behalf of the shop owners to the customer. In addition, the Company has inventory risk before the specific good or service is transferred to a customer. As such, the Company is deemed the principal and shall recognize revenue on a gross basis for the price it charges to the shop owner for each product or service.
The Company recognizes the sale of 3D products to customers at a point in time, specifically upon shipping the goods to the customer (FOB Origin) given the transfer of significant risks and rewards of ownership at that point in time. Contracts involving the manufacturing and delivery of 3D printed products to customers do not include other performance obligations. As such, allocation of the transaction price was not necessary as the entire contract price is attributed to the sole performance obligation identified.
Other revenue
The Company provides additional services, such as the development and implementation of co-branded websites to certain customers, ongoing maintenance and operational assistance of such websites, and advertising for such websites on the Shapeways website.
For each of the performance obligations classified as other revenue, the performance obligations are satisfied evenly over the term of the contract. For contracts including performance obligations classified as other revenue, the Company identified that each performance obligation has an explicitly stated standalone selling price. As such, allocation is not necessary as the prices included in the contract are attributed to each separate performance obligation.
The following table presents our revenues disaggregated by revenue discipline:
	Year Ended December 31,
	2020	2019
Major products and service lines:
Direct sales	$23,656	$27,119
Marketplace sales	7,955	6,392
Other	164	—
Total revenue	$31,775	$33,511
Timing of revenue recognition:
Products transferred at a point in time	$7,955	$6,392
Products and services transferred over time	23,820	27,119
Total revenue	$31,775	$33,511
Deferred Revenues
The Company records deferred revenues when cash payments are received in advance of performance. The increase in deferred revenues for the years ended December 31, 2020 and 2019 is primarily driven by an increase in orders at the end of 2020 which were not yet shipped as of year-end in comparison to the prior year.
The deferred revenue activity for the years ended December 31, 2020 and 2019 was as follows:

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
	December 31,
	2020	2019
Deferred revenue at beginning of period	$425	$777
Deferred revenue recognized during period	(31,823)	(33,658)
Additions to deferred revenue during period	32,151	33,306
Deferred revenue at end of period	$753	$425
Practical Expedients and Exemptions
We apply the practical expedient related to incremental costs of obtaining a contract. Although certain of our commission costs qualify for capitalization under ASC 340-40, Contracts with customers, their amortization period is less than one year. Therefore, utilizing the practical expedient, we expense these costs as incurred.
Note 4. Inventory
Components of inventory consisted of the following:
	December 31,
	2020	2019
Raw materials	$521	$285
Work-in-process	36	39
Finished goods	170	116
	$727	$440
Note 5. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:
	December 31,
	2020	2019
Prepaid expenses	$646	$507
Security deposits	259	—
VAT receivable	975	1,214
Prepaid taxes	29	231
Interest receivable	1	1
	$1,910	$1,953

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Note 6. Property and Equipment, net
Property and equipment consisted of the following:
	December 31,
	2020	2019
Machinery and equipment	$1,430	$1,345
Computers and IT equipment	5,193	4,957
Furniture and fixtures	50	49
Leasehold improvements	2,520	2,440
	9,193	8,791
Less: Accumulated depreciation	(8,245)	(7,454)
Property and equipment, net	$948	$1,337
Depreciation expense totaled $473 and $1,446 for the years ended December 31, 2020 and 2019, respectively. Of these amounts, depreciation charged to cost of revenue was $324 and $1,139 for the years ended December 31, 2020 and 2019, respectively.
Note 7. Accrued Expenses and Other Liabilities
Accrued expenses consisted of the following:
	December 31,
	2020	2019
Accrued selling expenses	$947	$768
Accrued compensation	876	700
Interest payable	612	212
Taxes payable	477	493
Other	407	643
Total	$3,319	$2,816
Note 8. Commitments and Contingencies
Leases
During the year ended December 31, 2020, the Company maintained four leases of facilities located in the United States and the Netherlands, as well as, four leases of office equipment, under operating leases. The Company maintained one additional lease of equipment under a finance lease arrangement.
The table below presents certain information related to the Company’s lease costs:
Year Ended December 31, 2020
Operating lease expense	$2,217
Finance lease expense	16
Interest expense on finance lease liabilities	1
Short-term lease expense	14
Total lease cost	$2,248

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Right of use assets and lease liabilities for operating leases were recorded in the consolidated balance sheets as follows:
December 31, 2020
Assets:
Right-of-use assets, net	$2,102
Total lease assets	$2,102
Liabilities:
Current liabilities:
Operating lease liabilities, current	$1,222
Non-current liabilities:
Operating lease liabilities, net of current portion	1,094
Total lease liability	$2,316
The Company’s lease agreements do not state an implicit borrowing rate; therefore, an internal incremental borrowing rate was determined based on information available at the lease commencement date for the purposes of determining the present value of lease payments. The incremental borrowing rate reflects the cost to borrow on a securitized basis in each market. The weighted-average remaining lease term for operating leases was 2.22 years and the weighted-average incremental borrowing rate was 5.25% as of December 31, 2020.
Supplemental cash flow information related to the Company’s leases was as follows:
Year Ended December 31, 2020
Operating cash flows from operating leases	$2,346
Operating cash flows from finance leases	$1
Financing cash flows from finance leases	$18
Lease liabilities arising from obtaining right-of-use assets	$4,445
As of December 31, 2020, future minimum lease payments required under operating leases are as follows:
2021	$1,327
2022	725
2023	259
2024	167
2025	1
Total minimum lease payments	2,479
Less effects of discounting	(163)
Present value of future minimum lease payments	$2,316
Legal Proceedings
The Company is involved in various legal proceedings which arise from time to time in the normal course of business. While the results of such matters generally cannot be predicted with certainty,

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
management does not expect any such matters to have a material adverse effect on the Company’s consolidated financial position or results of operations as of and for the years ended December 31, 2020 and 2019.
Note 9. Borrowing Arrangements
The Company’s outstanding debt obligations consisted of the following:
	December 31,
	2020	2019
Term Loan	$3,423	$4,722
Dutch Landlord Loan	163	182
Convertible Promissory Notes	5,000	5,000
PPP Loan	1,982	—
	10,568	9,904
Less: current portion	(8,332)	(6,333)
Long-term debt	$2,236	$3,571
Term Loan
On October 29, 2018, the Company entered into a loan and security agreement (the “Term Loan”) for the principal sum of $5,000 with a maturity date of October 29, 2022. The Term Loan requires interest-only payments until October 29, 2019, followed by monthly payments of principal and interest. Interest is payable at a rate equal to the prime rate, plus 0.25% per annum. As of December 31, 2020 and 2019, the interest rate was 3.50% and 5.50%, respectively. In connection with the Term Loan, the bank is due a $75 fee in the event of a liquidity event valuing the Company above a certain threshold.
A liquidity event has not occurred as of December 31, 2020, therefore, the success fee has not been accrued or paid. The Term Loan is collateralized by substantially all assets of Company, excluding intellectual property, and requires certain financial and non-financial covenants which include, but are not limited to delivering audited financial statements to the lender within 180 days after year-end and delivering unaudited financial statements within 30 days after each month end, cash account minimums, minimum cumulative revenue covenants and restrictions on capital expenditures. The Company was in compliance with these covenants at December 31, 2020. Interest expense totaled $162 and $280 for the year ended December 31, 2020 and 2019, respectively.
Dutch Landlord Loan
On May 12, 2014, the Company entered into a loan agreement with its landlord at the Eindhoven factory to advance €242 (equivalent to $297 and $330 in total at December 31, 2020 and 2019, respectively) to finance leasehold improvements (the “Dutch Landlord Loan”). The Dutch Landlord Loan is unsecured and required interest-only payments until September 30, 2016, followed by monthly payments of principal and interest. Interest accrues at 8.50% per annum through the maturity date on September 30, 2024. Interest expense totaled $19 for the years ended December 31, 2020 and 2019, respectively.
Convertible Promissory Notes
On June 19, 2019, the Company entered into note purchase agreements (the “Convertible Promissory Notes”) with certain stockholders of the Company for the aggregate principal sum of $5,000. The Convertible Promissory Notes bear interest at a rate of 8% per annum with all principal and interest due on or before the earlier of (i) December 19, 2020; and (ii) the closing of a Qualified Equity Financing, as defined below.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
The Convertible Promissory Notes are automatically converted into conversion shares upon the closing of a Qualified Equity Financing. Qualified Equity Financing is defined as the next sale by the Company of preferred stock following the date of the Convertible Promissory Notes on or prior to the maturity date with the principal purpose of raising capital. In the event there is a non-Qualified Equity Financing, the outstanding principal and unpaid accrued interest of each note may be converted, at the written election of the holders of the Convertible Promissory Notes, into conversion shares. Non-Qualified Equity Financing shall mean the next sale by the Company of its equity following the date of the Convertible Promissory Notes on or prior to the maturity date with the principal purpose of raising capital which is not a Qualified Equity Financing. If the next equity financing or a corporate transaction has not occurred on or before the maturity date of the Convertible Promissory Notes, the principal and unpaid accrued interest of each outstanding note may be converted, at the written election of each holder of the Convertible Promissory Notes, into conversion shares on the date of such written election. The number of conversion shares to be issued upon conversion shall be equal to the quotient obtained by dividing (i) the outstanding principal and unpaid accrued interest due on a Convertible Promissory Note to be converted on the date of the conversion by (ii) the Conversion Price. The conversion price is defined as the Discounted Conversion Price, which is 70% of the next equity price per share. The Convertible Promissory Notes are subordinated in right of payment to all indebtedness of the Company arising under the Term Loan. At inception, the terms of the notes gave rise to a contingent beneficial conversion feature.
On December 14, 2020, the Company executed an amendment to the Convertible Promissory Notes that extended the maturity date to June 19, 2021. All other relevant terms and conditions of the Convertible Promissory Notes remain binding.
Interest expense totaled $400 and $220 for the year ended December 31, 2020 and 2019, respectively.
Paycheck Protection Program Loan
On May 4, 2020, the Company received an unsecured $1,982 loan under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program (or “PPP”) was established under the recently enacted CARES Act and is administered by the U.S. Small Business Administration (“SBA”). On May 4, 2020, the Company entered into a promissory note with Pacific Western Bank evidencing the unsecured PPP Loan.
The PPP Loan has a maturity date of May 4, 2022 and accrues interest at an annual rate of 1.00%. To the extent the loan amount is not forgiven under the PPP, the Company is obligated to make monthly payments of principal and interest, beginning six months from the date of the note, until the maturity date. In October 2020, the PPP Flexibility Act of 2020 extended the deferral period for borrower payments on all PPP loans from six months to ten months.
The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for and be granted forgiveness for all or part of the PPP Loan. The amount of the loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes including payroll costs, and certain rent payments, mortgage payments, and utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness. The Company intends to use the entire PPP Loan amount for qualifying expense, however, no assurance can be provided that the Company will obtain forgiveness of the PPP loan in whole or in part.
As of December 31, 2020, the PPP Loan remains outstanding in full, however the Company has applied for forbearance on the loan balance and expects to receive forbearance of the full principal amount based on the terms of the PPP Loan.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Future minimum payments of principal under debt obligations were as follows as of December 31, 2020:
2021	$8,332
2022	2,152
2023	44
2024	40
Total	$10,568
Note 10. Stockholders’ Equity
Convertible Preferred Stock
Preferred stock consisted of the following as of each balance sheet date:
	December 31, 2020
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Liquidation Preference	Conversion Price	Common Stock Issuable Upon Conversion
Series A-1	4,999,900	—	$—	$1.0000	—
Series A-2	5,000,000	3,000,667	2,251	$1.0000	3,000,667
Series B	3,044,939	1,809,751	2,262	$1.6667	1,809,751
Series B-1	2,405,620	2,174,591	4,232	$2.5946	2,174,591
Series C	8,768,097	4,973,101	12,804	$3.4329	4,973,101
Series D	6,560,933	3,965,857	15,641	$5.2584	3,965,857
Series E	10,862,353	6,655,728	23,201	$3.4858	6,655,728
	41,641,842	22,579,695	$60,391		22,579,695
	December 31, 2019
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Liquidation Preference	Conversion Price	Common Stock Issuable Upon Conversion
Series A-1	4,999,900	—	$—	$1.0000	—
Series A-2	5,000,000	3,000,667	2,251	$1.0000	3,000,667
Series B	3,044,939	1,809,751	2,262	$1.6667	1,809,751
Series B-1	2,405,620	2,174,591	4,232	$2.5946	2,174,591
Series C	8,768,097	4,973,101	12,804	$3.4329	4,973,101
Series D	6,560,933	3,965,857	15,641	$5.2584	3,965,857
Series E	10,862,353	6,655,728	23,201	$3.4858	6,655,728
	41,641,842	22,579,695	$60,391		22,579,695
The holders of the convertible preferred stock have the following rights and preferences:
Voting
The holders of the Series A-1, A-2, B, B-1, C, D, and E Preferred Stock (the “Preferred Stock”) are entitled to vote, on an as converted basis, together with the holders of common stock, on all matters submitted to stockholders for a vote. The holders of Preferred Stock also have separate voting rights on certain

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
matters. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible at the time of such vote.
Conversion
Each share of convertible preferred stock is convertible at any time into a number of common shares as determined by dividing the original issue price for the relevant series by the conversion price. Conversion is automatic upon the earlier of i) the sale of common stock in a firm commitment underwritten public offering in which the aggregate gross proceeds raised is at least $75,000 or ii) upon written request from the holders of a majority of the then-outstanding shares of Preferred Stock.
Dividends
The holders of shares of Series B-1, C, D and E Preferred Stock shall be entitled to receive dividends which accrue daily at an annual rate of $0.2076, $0.2746, $0.4207, and $0.2789 per share, respectively, and are non-cumulative. The Company has no obligation to pay such dividends except when and if declared by the Board of Directors. As of December 31, 2020 and 2019, no dividends have been declared.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, first the holders of the Series E Preferred Stock will receive distributions at a price of $3.4858 per share, plus any declared but unpaid dividends. Upon payment in full to the holders of Series E Preferred Stock, the holders of the Series A-2, B, B-1, C, and D Preferred Stock will receive distributions at a price of $0.75, $1.25, $1.9460, $2.5747, and $3.9438 per share, respectively, plus any declared but unpaid dividends, with the holders of Series E Preferred Stock entitled to participate alongside these distributions based upon a fixed percentage. After payment to the holders of the Preferred Stock, remaining assets will be distributed pro rata among the holders of the common stock.
Preferred Stock Warrants
On March 8, 2013, the Company issued warrants to purchase a total of 23,125 shares of Series B-1 Preferred Stock. The warrants have an exercise price of $2.5946 per share and are exercisable for ten years from the date of grant. As of December 31, 2020 and 2019, 23,125 of the warrants remained outstanding.
On June 30, 2017, in connection with executing a loan agreement, the Company issued warrants to purchase a total of 57,051 shares of Series D Preferred Stock. The warrants have an exercise price of $5.2584 per share and are exercisable for ten years from the date of grant. As of December 31, 2020 and 2019, 57,051 of the warrants remained outstanding.
Common Stock
For the years ended December 31, 2020 and 2019, certain option holders exercised their rights under the stock-based compensation plan and were issued 317,139 and 94,346 shares of common stock for total proceeds of $86 and $33, respectively.
Common Warrants
On December 18, 2013, in connection with executing a loan agreement, the Company issued warrants to purchase 40,000 shares of common stock. The warrants have an exercise price of $1.25 per share and have an expiration date of December 18, 2023. As of December 31, 2020 and 2019, 40,000 of the warrants remained outstanding.
On February 3, 2014, in connection with executing a lease agreement, the Company issued warrants to purchase 248,000 shares of common stock. The warrants have an exercise price of $1.25 per share and shall

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
expire upon the latest to occur i) seven years from the original issuance date or ii) five years from the effective date of an initial public offering. As of December 31, 2020 and 2019, 248,000 of the warrants remained outstanding.
On April 22, 2015, in connection to an amended loan agreement, the Company issued warrants to purchase 13,750 shares of common stock. The warrants have an exercise price of $1.70 per share and have an expiration date of April 22, 2025. As of December 31, 2020 and 2019, 13,750 of the warrants remained outstanding.
Note 11. Stock-Based Compensation
On August 23, 2010, the 2010 Stock Plan (the “Plan”) was adopted which provides for the grant of statutory and non-statutory stock options to employees, outside directors and consultants of the Company. The maximum number of shares of common stock that may be issued over the term of the Plan shall not exceed 16,942,546 shares. Accordingly, the Company has reserved a sufficient number of shares of common stock to permit the exercise of options in accordance with the terms of the Plan. The term of each award under the Plan shall be no more than ten years from the date of grant thereof and generally vest according to a four year vesting schedule. Certain executives are party to offer letters that provide for accelerated vesting following a termination without cause or resignation for good reason, in each case within one year of a change in control of the Company. The Company’s Board of Directors is responsible for administration of the Plan and has the sole discretion to determine which grantees will be granted awards and the terms and conditions of the awards granted.
During the years ended December 31, 2020 and 2019, the Company granted options to purchase 2,251,449 and 1,814,392 shares of common stock at an exercise price ranging from $0.28 to $0.37 per share, respectively. These options shall vest over four year period and have expirations dates of ten years. In connection with issuances under the Plan, the Company recorded stock compensation expense of $721 and $740, respectively, which is included in selling, general and administrative expense for the years ended December 31, 2020 and 2019. The weighted-average grant-date fair value per stock option granted during the years ended December 31, 2020 and 2019 was $0.18, respectively. As of December 31, 2020 and 2019, approximately $940 and $1,429 of unrecognized compensation expense related to non-vested awards is expected to be recognized over the weighted average period of 1.26 years.
The Company accounts for share-based payments pursuant to ASC 718, Stock Compensation and, accordingly, the Company records stock compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options using the Black-Scholes option pricing model. The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends. The Company generally recognizes stock compensation expense on the grant date and over the period of vesting or period that services will be provided.
The following table summarizes the assumptions used to determine the fair value of the stock-based compensation:
	Year Ended December 31,
	2020	2019
Expected term (in years)	6	6
Expected volatility	51.12%	49.74%
Risk-free interest rate	0.37% – 1.46%	1.64% – 2.61%
Dividend yield	— %	— %
Expected volatility is based on average historical volatilities for public companies in similar industries over the expected term of the option. The expected term of the options represents the period of time that

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.
The following summarizes the Company’s stock option plan and the activity:
	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2019	6,679,080	$0.46	6.35	$136
Granted	1,814,392	$0.37	—
Forfeited	(848,494)	$0.40	—
Exercised	(94,346)	$0.35	—
Outstanding at December 31, 2019	7,550,632	$0.44	6.77	$190
Granted	2,251,449	$0.37	—
Forfeited	(1,237,602)	$0.39	—
Exercised	(317,139)	$0.27	—
Outstanding at December 31, 2020	8,247,340	$0.44	6.72	$8
Exercisable at December 31, 2020	4,936,601	$0.49	5.40	$8
The Company issued 317,139 and 94,346 shares of common stock for options exercised for the years ended December 31, 2020 and 2019, respectively.
Note 12. Income Taxes
The provision for income taxes consists of the following:
	Year Ended December 31,
	2020	2019
Income tax provision:
Non-US	$(29)	$102
Federal	—	—
State	—	—
Provision for income taxes	$(29)	$102
A reconciliation of the income tax expense calculated using the applicable federal statutory rate to the Company’s actual income tax expense is as follows:
	December 31,
	2020	2019
Federal statutory income tax rate	21.00%	21.00%
State and local income taxes, net of federal benefit	1.74%	2.59%
Nondeductible expenses	(5.12)%	(2.84)%
Change in state tax rates	(5.38)%	0.70%
Change in valuation allowance	(12.34)%	(17.41)%
True-up adjustments	2.16%	(2.30)%
Foreign rate differential	(1.17)%	—%
	0.89%	1.74%

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
Deferred income taxes are recognized for the future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities. The tax effect of temporary differences that give rise to a significant portion of the deferred tax assets and tax liabilities are as follows:
	December 31,
	2020	2019
Deferred tax assets:
Accrued expense	$46	$34
Deferred rent	—	69
Sec. 263(a)	17	14
Stock compensation	131	131
ASC 842 – Right of use lease liability	51	—
Fixed assets	168	63
Net operating losses	21,965	21,684
Tax credits	893	893
Other	19	9
Less: valuation allowance	(23,290)	(22,897)
Total deferred tax assets	$—	$—
The valuation allowance for deferred tax assets increased by $393 to $23,290 in 2020. In determining the carrying value of our deferred tax assets, the Company evaluated all available evidence that led to a conclusion that based upon the more-likely-than-not standard of the accounting literature, these deferred tax assets were unrecoverable. The valuation allowance has no impact on the Company’s net operating loss (“NOL”) position for tax purposes, and if the Company generates taxable income in future periods, it will be able to use the NOLs to offset taxes due at that time.
As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $90,684, $71,921 of which, if not utilized, expire by 2038. Federal net operating loss carryforwards totaling approximately $18,763 can be carried forward indefinitely. In addition, the Company has state net operating loss carryforwards of approximately $94,199, with varying expiration dates as determined by each state; some of which may be indefinite lived. Internal Revenue Code of 1986 Section 382 (“Section 382”) and Section 383 provide an annual limitation with respect to the ability of a corporation to utilize its tax attributes, as well as certain built-in losses, against future U.S. taxable income in the event of a change of ownership. These carryforwards are not subject to limitation by Section 382 and are all expected to be available to offset future U.S. taxable income.
On March 27, 2020, the President signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, eliminates the taxable income limit for certain net operating losses (“NOL) and allows businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspends the excess business loss rules, accelerates refunds of previously generated corporate alternative minimum tax credits, generally loosens the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The provisions of the CARES Act did not have a significant impact on the Company’s income tax provision, taxes payable, or deferred tax accounts as of December 31, 2020.
Note 13. Significant Concentrations
One customer accounted for approximately 21% and 16% of revenue for the years ended December 31, 2020 and 2019, respectively. No other customers represented more than 10% of revenue for the years ended December 31, 2020 and 2019.

SHAPEWAYS, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except share and per share amounts)
As of December 31, 2020, two customers accounted for approximately 32% and 10% of accounts receivable. As of December 31, 2019, two customers accounted for approximately 41% and 14% of accounts receivable. No other customers represented more than 10% of outstanding accounts receivable as of December 31, 2020 and 2019.
As of December 31, 2020, five vendors accounted for approximately 18%, 15%, 15%, 11%, and 10% of accounts payable. As of December 31, 2019, three vendors accounted for approximately 15%, 11%, and 10% of accounts payable. No other vendors represented more than 10% of outstanding accounts payable balance as of December 31, 2020 and 2019.
Note 14. Related Party Transactions
During 2012, the Company signed a $175 promissory note with an officer of the Company, bearing interest equal to the greater of (a) 0.88% per annum or (b) the mid-term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code in effect during the time the note is outstanding. Interest rates for the years ended December 31, 2020 and 2019 were 0.78% and 2.14%, respectively. On August 25, 2017, the Company and the officer amended the terms of the promissory to extend the maturity date to August 10, 2020. On July 28, 2020, the Company and the officer again amended the terms of the promissory note to extend the maturity date such that the remainder of the principal and accrued interest be due and payable on August 10, 2021. The promissory note is secured by the assets of the borrower. The aggregate principal balance and accrued interest due as of December 31, 2020 and 2019 is $151 and $200, respectively. For the years ended December 31, 2020 and 2019, interest earned by the Company amounted to $1 and $4, respectively.
Note 15. Subsequent Events
The Company has evaluated all known subsequent events through March 15, 2021, which is the date these consolidated financial statements were available to be issued, and has determined that no subsequent events have occurred requiring recognition or disclosure in these consolidated financial statements.

Shapeways, Inc. and Subsidiary
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$6,250	$8,564
Restricted cash .	145	145
Accounts receivable . . . .	1,016	185
Inventory .	516	727
Promissory note due from related party	151	151
Prepaid expenses and other current assets	4,172	1,910
Total current assets	12,250	11,682
Property and equipment, net	813	948
Right-of-use assets, net	1,123	2,102
Goodwill	1,835	1,835
Security deposits	175	175
Total assets	$16,196	$16,742
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$1,308	$1,633
Accrued expenses and other liabilities . . .	5,158	3,319
Current portion of long-term debt . . .	6,906	8,332
Operating lease liabilities, current .	621	1,222
Deferred revenue .	626	753
Total current liabilities	14,619	15,259
Operating lease liabilities, net of current portion	670	1,094
Long-term debt	722	2,236
Total liabilities	16,011	18,589
Commitments and contingencies
Stockholders’ equity (deficit)
Convertible preferred stock ($0.0001 par value; 41,641,842 shares authorized; 22,602,820 and 22,579,695 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $60,436 and $60,391 as of June 30, 2021 and December 31, 2020)	2	2
Common stock ($0.0001 par value; 60,668,172 shares authorized; 16,349,110 and 16,211,567 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively)	2	2
Additional paid-in capital	113,469	112,993
Accumulated deficit	(112,994)	(114,567)
Accumulated other comprehensive loss	(294)	(277)
Total stockholders’ equity (deficit)	185	(1,847)
Total liabilities and stockholders’ equity (deficit)	$16,196	$16,742
The accompanying notes are an integral part of these reviewed consolidated financial statements.

Shapeways, Inc. and Subsidiary
Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2021	2020
Revenue, net	$17,638	$14,921
Cost of revenue . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9,216	8,624
Gross profit	8,422	6,297
Operating expenses
Selling, general and administrative .	6,147	5,614
Research and development	2,426	2,773
Amortization and depreciation	67	76
Total operating expenses	8,640	8,463
Loss from operations	(218)	(2,166)
Other income (expense)
Long-term debt forgiveness	2,000	—
Interest expense	(281)	(303)
Other income	1	3
Loss on disposal of assets	—	(4)
Total other income (expense), net	1,720	(304)
Income (loss) before income tax benefit	1,502	(2,470)
Income tax benefit	(71)	—
Net income (loss)	1,573	(2,470)
Foreign currency translation adjustment	(17)	(33)
Comprehensive income (loss)	$1,556	$(2,503)
Income (loss) per common share:
Basic	$0.07	$(0.12)
Diluted	$0.04	$(0.12)
Weighted average common shares outstanding:
Basic	21,655,829	20,571,122
Diluted	44,898,589	20,571,122
Other comprehensive income (loss)
The accompanying notes are an integral part of these reviewed consolidated financial statements.

Shapeways, Inc. and Subsidiary
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
(Unaudited)
(in thousands, except share and per share amounts)
	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at January 1, 2021	16,211,567	$2	22,579,695	$2	$112,993	$(114,567)	$(277)	(1,847)
Issuance of common stock resulting from exercise of stock options	134,877	—	—	—	71	—	—	71
Issuance of preferred stock resulting from exercise of warrants	—	—	23,125	—	60	—	—	60
Stock-based compensation expense	—	—	—	—	345	—	—	345
Net income	—	—	—	—	—	1,573	—	1,573
Foreign currency translation	—	—	—		—	—	(17)	(17)
Balance at June 30, 2021	16,346,444	$2	22,602,820	$2	$113,469	$(112,994)	$(294)	$185
	Common Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance at January 1, 2020	15,894,428	$2	22,579,695	$2	$112,186	$(111,399)	$(360)	431
Issuance of common stock resulting from exercise of stock options	171,546	—	—	—	47	—	—	47
Stock-based compensation expense	—	—	—	—	361	—	—	361
Net loss	—	—	—	—	—	(2,470)	—	(2,470)
Foreign currency translation	—	—	—	—	—	—	(33)	(33)
Balance at June 30, 2020	16,065,974	$2	22,579,695	$2	$112,594	$(113,869)	$(393)	$(1,664)
The accompanying notes are an integral part of these reviewed consolidated financial statements.

Shapeways, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$1,573	$(2,470)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	278	247
Loss on disposal of assets	—	4
Stock-based compensation expense	345	361
Non-cash lease expense	551	1,104
Non-cash debt forgiveness	(2,000)	—
Change in operating assets and liabilities:
Accounts receivable	(828)	(670)
Inventory	223
Prepaid expenses and other assets	(419)	336
Accounts payable	(356)	(631)
Accrued expenses and other liabilities	(103)	361
Lease liabilities	(597)	(1,162)
Deferred revenue	(131)	334
Deferred rent	—	(283)
Net cash used in operating activities	(1,464)	(2,473)
Cash flows from investing activities:
Purchases of property and equipment	(143)	(6)
Net cash (used in) provided by investing activities	(143)	(6)
Cash flows from financing activities:
Principal payments on capital leases	—	(18)
Proceeds from issuance of common stock	71	47
Proceeds received from exercise of preferred stock warrants	60	—
Repayments of loans payable	(958)	(572)
Proceeds from loans payable	—	1,982
Net cash (used in) provided by financing activities	(827)	1,439
Net change in cash and cash equivalents and restricted cash	(2,434)	(1,040)
Effect of change in foreign currency exchange rates on cash and cash equivalents and restricted cash	120	(130)
Cash and cash equivalents and restricted cash at beginning of period	8,709	9,605
Cash and cash equivalents and restricted cash at end of period	$6,395	$8,435
Supplemental disclosure of cash and non-cash transactions:
Cash paid for interest	$63	$102
Deferred offering costs	$1,820	$—
The accompanying notes are an integral part of these reviewed consolidated financial statements.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Note 1. Organization
Shapeways, Inc. (“Shapeways” or the “Parent”) was incorporated in Delaware on July 28, 2010, and facilitates the sale, design and manufacturing of 3D printed items. The Shapeways website provides a service for 3D designers to upload and print their models enabling them to turn their digital creations into physical products. The Shapeways website also provides a marketplace, which connects designers who wish to share and sell their products with individuals who want to order a wide range of personalized, custom-made items which include (but are not limited to) jewelry, household items and art. Upon purchase by the individual, the 3D printed items are manufactured by Shapeways in-house, or, in certain circumstances, are outsourced to third-party manufacturers. Shapeways also operates through its wholly-owned subsidiary, Shapeways BV, which was incorporated in the Netherlands on December 10, 2008. Shapeways, Inc. and Shapeways BV (collectively, the “Company”) manufacture products for customers located in the United States, Europe and other countries around the world.
Galileo Merger
On April 28, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Galileo Acquisition Corp. (“Galileo”) (NYSE: GLEO), a special purpose acquisition company, pursuant to which Shapeways will be acquired by Galileo. Pursuant to the Merger Agreement, the Company will survive the merger becoming a wholly-owned subsidiary of Galileo (the “Business Combination”). Upon closing of the Business Combination, Galileo will change its name to Shapeways Holdings, Inc. Cash proceeds of the Business Combination will be funded through a combination of up to $138 million of cash held in trust by Galileo, reduced by any redemptions, and $75 million in aggregate gross proceeds from a PIPE Investment that will close contemporaneously with the closing of the Business Combination, assuming minimal redemptions. Cash proceeds resulting from the Business Combination will be used for general corporate purposes, including advancement of product development and growth efforts, but may also be used to acquire other companies in the digital manufacturing industry.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of Shapeways, Inc. and its wholly owned subsidiary, Shapeways BV. All intercompany accounts and transactions have been eliminated in consolidation.
The accompanying unaudited consolidated interim financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. The unaudited interim consolidated financial statements furnished reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited consolidated interim financial statements should be read along with the Audited Consolidated Financial Statements for the years ended December 31, 2020 and 2019, respectively.
Use of Estimates
The preparation of the Company’s unaudited consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.
In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID- 19) as a pandemic, which continues to spread throughout the United States. While the disruption is currently expected to be temporary, there is uncertainty around the duration. The Company has considered information available to it as of the date of issuance of these unaudited consolidated financial statements and is not aware of any specific events or circumstances that would require an update to its estimates or judgements, or an adjustment to the carrying value of its assets or liabilities. The accounting estimates and other matters assessed include, but were not limited to, goodwill and other long-lived assets, and revenue recognition. These estimates may change as new events occur and additional information becomes available. Actual results could differ materially from these estimates.
Going Concern Uncertainty
On an annual basis, as required by ASC Topic 205, Presentation of Financial Statements — Going Concern, the Company performs an evaluation to determine whether there are conditions or events (known and reasonably knowable), considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.
The Company’s operations are subject to certain risks and uncertainties, including but not limited to those associated with the Company’s limited operating history, expected continuing losses and negative cash flows from operations, managing growth and expansion, and the overall economy.
The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has historically incurred losses and negative cash flows from operating activities. The Company has funded its activities primarily through equity financing and expects to continue to incur net losses and use cash in operations for the foreseeable future.
The Company believes that its current cash and cash equivalents will be sufficient to meet its working capital needs for the next twelve months following the issuance date of these consolidated financial statements. The Company’s ability to transition to more profitable operations is dependent upon achieving a level of revenue adequate to support its evolving cost structure. If events or circumstances occur such that the Company does not meet its operating plan as expected, the Company will be required to reduce corporate overhead or other operating expenses which could have an adverse impact on its ability to achieve intended business objectives or obtain additional financing. There can be no assurance that the Company will be successful in implementing its business objectives, however, management believes that external sources of funding are available.
Functional Currency
The local currency is the functional currency for Shapeways BV’s operations outside the United States. Assets and liabilities of these operations are translated into U.S. Dollars at the exchange rate in effect at the end of each period. Income statement accounts are translated at the average exchange rate prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of other comprehensive loss within stockholders’ equity (deficit). Gains and losses from foreign currency transactions are included in net loss for the period.
Cash, Cash Equivalents and Restricted Cash
Cash includes cash on hand and demand deposits. The Company maintains its deposits at high quality financial institutions and monitors the credit ratings of those institutions. The Company considers all highly

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
liquid investments with original maturities of three months or less to be cash equivalents. While cash held by financial institutions may at times exceed federally insured limits, the Company believes that no material credit or market risk exposure exists due to the high quality of the institutions. The Company has not experienced any losses on such accounts. Restricted cash represents cash required to be held as collateral for the Company’s credit cards and security deposit for our facility in the Netherlands. Accordingly, these balances contain restrictions as to their availability and usage and are classified as restricted cash in the consolidated balance sheets.
The reconciliation of cash, cash equivalents and restricted cash reported within the applicable consolidated balance sheet that sum to the total of the same such amount shown in the consolidated statements of cash flows is as follows:
	June 30, 2021	December 31, 2020
Cash and cash equivalents	$6,250	$8,564
Restricted cash	145	145
	$6,395	$8,709
Accounts Receivable
Accounts receivables are recorded at the invoiced amount and are generally unsecured as they are uncollateralized. The Company provides an allowance for doubtful accounts to reduce receivables to their estimated net realizable value. Judgement is exercised in establishing allowances and estimates are based on the customers’ payment history and liquidity. Any amounts that were previously recognized as revenue and subsequently determined to be uncollectible are charged to bad debt expense included in selling, general and administrative expense in the accompanying consolidated statements of operations and comprehensive loss. Given the nature and historical collectability of the Company’s accounts receivable, an allowance for doubtful accounts was not deemed necessary at June 30, 2021 and December 31, 2020.
Inventory
Inventory consists of raw materials, work in progress and finished goods at the Company’s distribution center. Raw materials are stated at the lower of cost or net realizable value, determined by the first-in-first-out method. Finished goods and work in progress are valued using a methodology to determine the cost of each 3D printed object using allocations for material, labor, machine time and overhead. The Company periodically reviews its inventory for slow-moving, damaged and discontinued items and provides allowances to reduce such items identified to their recoverable amounts. As of June 30, 2021 and December 31, 2020, the Company determined an allowance was not deemed necessary.
Property and Equipment, net
Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are charged to expense when incurred. Additions and improvements that extend the economic useful life of the asset are capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts, and any resulting gain or loss is reflected in current earnings. Depreciation is recognized using the straight-line method in amounts considered to be sufficient to allocate the cost of the assets to operations over the estimated useful lives or lease terms, as follows:
Asset Category	Depreciable Life
Machinery and equipment	5 years
Computers and IT equipment	3 years
Furniture and fixtures	7 years
Leasehold improvements	**

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)

**
Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Long-Lived Assets, Including Definite-Lived Intangible Assets
Intangible assets, which consist of technology, customer relationships, and trademarks, are stated at cost less accumulated amortization. Amortization is generally recorded on a straight-line basis over estimated useful lives ranging from three to eight years. The Company periodically reviews the estimated useful lives of intangible assets and adjusts when events indicate that a shorter life is appropriate. In accordance with authoritative accounting guidance, capitalization of costs to develop software begin when preliminary development efforts are successfully and completed. Costs related to the design or maintenance of internal- use software are expensed as incurred.
Long-lived assets, other than goodwill and other indefinite-lived intangibles, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows derived from such assets.
Factors that the Company considers in deciding when to perform an impairment review include significant changes in the Company’s forecasted projections for the asset or asset group for reasons including, but not limited to, significant underperformance of a product in relation to expectations, significant changes, or planned changes in the Company’s use of the assets, significant negative industry or economic trends, and new or competing products that enter the marketplace. The impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset group. If impairment is indicated, the asset is written down by the amount by which the carrying value of the asset exceeds the related fair value of the asset with the related impairment charge recognized within the statements of operations and comprehensive loss. No impairment charges were recorded for the periods ended June 30, 2021 and December 31, 2020.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Galileo Merger. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity upon the completion of the Galileo Merger. As of June 30, 2021, deferred offering costs were $2,015, which is included in prepaid and other current assets on the consolidated balance sheet.
Goodwill
Goodwill, which represents the excess of purchase prices over the fair value of net assets acquired, is carried at cost. Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value-based test. Goodwill is evaluated for impairment on an annual basis at a level of reporting referred to as the reporting unit, and more frequently if adverse events or changes in circumstances indicate that the asset may be impaired.
Under ASC 350, Intangibles — Goodwill and Other, the Company has the option to first assess the qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform a quantitative goodwill impairment test. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the goodwill impairment test is performed. Impairment tests are performed, at a minimum, in the fourth quarter of each year. Management uses the future discounted cash flows valuation approach to determine the fair value of reporting units and determines whether the fair value of reporting units exceeded its carrying amounts. If the fair value is less than the

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
carrying amount, management allocates the fair value of the reporting units to the assets and liabilities with the unallocated fair value representing an implied fair value of goodwill which is then compared to the carrying amount of goodwill. The impairment review requires management to make judgments in determining various assumptions with respect to revenues, operating margins, growth rates and discount rates. The judgments made in determining the projected cash flows used to estimate the fair value can materially impact the Company’s financial condition and results of operations. There was no impairment of goodwill as of June 30, 2021 or December 31, 2020.
Fair Value Measurements
The Company applies ASC 820, Fair Value Measurement (“ASC 820”), which establishes framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:
Level 1 —
Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2 —
Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 —
Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, accounts receivable, inventory, prepaid expenses and other current assets, accounts payable, accrued expenses, and deferred revenue approximate fair value due to their short-term nature. As of June 30, 2021 and December 31, 2020, the carrying amounts of the Company’s debt and operating lease liabilities approximated its fair value, as the obligation bears interest at rates currently available for debt with similar maturities and collateral requirements.
Revenue Recognition
Revenue is derived from two primary sources: a) Products and services and b) Software.
The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the products or services it transfers to the customer. These contracts have

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
different terms based on the scope, performance obligations, and complexity of the project, which often requires us to make judgments and estimates in recognizing revenues.
Performance obligations are satisfied both at a point of time and over time. All revenue is recognized based on the satisfaction of the performance obligation to date (See Note 3).
Leases
The Company’s lease arrangements relate primarily to office and manufacturing space, and equipment. The Company’s leases generally have initial terms ranging from 5 to 10 years and may include renewal options and rent escalation clauses. The Company is typically required to make fixed minimum rent payments relating to its right to use an underlying leased asset. Additionally, the Company’s leases do not contain significantly restrictive covenants or residual value guarantees.
The Company determines if an arrangement is a lease at inception and classifies its leases at commencement. Operating leases are presented as right-of-use (“ROU”) assets and the corresponding lease liabilities are included in operating lease liabilities, current and operating lease liabilities on the Company’s consolidated balance sheets. The Company does not currently maintain any finance lease arrangements. ROU assets represent the Company’s right to use an underlying asset, and lease liabilities represent the Company’s obligation for lease payments in exchange for the ability to use the asset for the duration of the lease term. The Company does not recognize short term leases that have a term of twelve months or less as ROU assets or lease liabilities. The Company’s short-term leases are not material and do not have a material impact on its ROU assets or lease liabilities.
ROU assets and lease liabilities are recognized at commencement date and determined using the present value of the future minimum lease payments over the lease term. The Company uses an incremental borrowing rate based on estimated rate of interest for collateralized borrowing since the Company’s leases do not include an implicit interest rate. The estimated incremental borrowing rate considers market data, actual lease economic environment, and actual lease term at commencement date. The lease term may include options to extend when it is reasonably certain that the Company will exercise that option. ROU assets include lease payments made in advance, and excludes any incentives received or initial direct costs incurred. The Company recognizes lease expense on a straight-line basis over the lease term
The Company has lease agreements which contain both lease and non-lease components, which it has elected to account for as a single lease component. As such, minimum lease payments include fixed payments for non-lease components within a lease agreement, but exclude variable lease payments not dependent on an index or rate, such as common area maintenance, operating expenses, utilities, or other costs that are subject to fluctuation from period to period.
Stock-based Compensation
The Company recognizes stock-based compensation expense for all options and other arrangements within the scope of ASC 718, Stock Compensation. Stock-based compensation expense is measured at the date of grant, based on the fair value of the award, and is recognized using the straight-line method over the employee’s requisite service period. Compensation for stock-based awards with vesting conditions other than service are recognized at the time that those conditions will be achieved. Forfeitures are recognized as they are incurred.
Research and Development Costs
Research and development expenses consist primarily of allocated personnel costs, fees paid to consultants and outside service providers, and allocations for rent and overhead. Research and development costs were $2,426 and $2,773 for the six months ended June 30, 2021 and 2020, respectively.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Advertising
Advertising costs are expensed as incurred. Advertising costs were $440 and $230 for the six months ended June 30, 2021 and 2020, respectively, which are included in selling, general and administrative expense on the consolidated statements of operations and comprehensive loss.
Income Taxes
The Company files consolidated income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Where applicable, the Company records a valuation allowance to reduce any deferred tax assets that it determines will not be realizable in the future.
The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on income tax returns it files if such tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. These tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. Although the Company believes that is has adequately reserved for uncertain tax positions (including interest and penalties), it can provide no assurance that the final tax outcome of these matters will not be materially different. The Company makes adjustments to these reserves in accordance with the income tax accounting guidance when facts and circumstances change, such as the closing of a tax audit or the refinement of an estimate. To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences will affect the provision for income taxes in the period in which such determination is made, and could have a material impact on the Company’s financial condition and operating results. Carryforward attributes that were generated in tax years prior to those that remain open for examination may still be adjusted by relevant tax authorities upon examination if they either have been, or will be, used in a future period.
Income (Loss) per Share
In accordance with the provisions of ASC 260, Earnings Per Share, net income (loss) per common share is computed by dividing net income (loss) by the weighted-average shares of common stock outstanding during the period. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method, and convertible debt and convertible securities, using the if-converted method. During a loss period, the effect of the potential exercise of stock options and convertible debt are not considered in the diluted loss per common share calculation since the effect would be anti-dilutive. A reconciliation of net income (loss) and number of shares used in computed basic and diluted income (loss) per share was as follows:
	Six Months Ended June 30,
	2021	2020
Basic net income (loss) per share computation:
Net income (loss)	$1,573	(2,470)
Weighted average common shares – basic	21,655,829	20,571,122
Basic net income (loss) per share	$0.07	$(0.12)

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2021	2020
Diluted net income (loss) per share computation:
Net income (loss)	$1,573	$(2,470)
	Six Months Ended June 30,
	2021	2020
Weighted average common shares	21,655,829	20,571,122
Incremental shares from assumed exercise of Preferred Stock warrants, convertible notes, and options	23,242,760	—
Adjusted weighted average shares – diluted	44,898,589	20,571,122
Diluted net income (loss) per share	$0.04	$(0.12)
Included in income (loss) per common share are 5,396,377 and 4,675,532 shares of options due to their nominal exercise prices as of June 30, 2021 and 2020, respectively.
Segment Information
The Company has determined that it operates and reports in one segment, which focuses on providing additive manufacturing of 3D printing services to customers. The Company’s operating segment is reported in a manner consistent with the internal reporting provided to the chief operating decision maker (“CODM”). The Company’s CODM has been identified as its Chief Executive Officer.
Recent Accounting Pronouncements
Accounting Pronouncements Recently Adopted
In December 2019, the FASB issued Accounting Standard Update (“ASU”) No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The purpose of Update No. 2019-12 is to continue the FASB’s Simplification Initiative to reduce complexity in accounting standards. The amendments in Update No. 2019-12 simplify the accounting for income taxes by removing certain exceptions related to the incremental approach for intraperiod tax allocation, the requirement to recognize or derecognize deferred tax liabilities related to equity method investments that are also foreign subsidiaries, and the methodology for calculating income taxes in an interim period. In addition to removing these exceptions, Update No. 2019-12 also clarifies and simplifies other aspects of the accounting for income taxes. The Company adopted ASU 2019-12 effective January 1, 2021. The adoption of this standards did not have a significant impact on the Company’s consolidated financial statements.
Accounting Pronouncements Not Yet Adopted
In June 2016, the FASB issued ASU No. 2016-13, Accounting for Credit Losses (Topic 326), which requires the use of an “expected loss” model on certain types of financial instruments. The standard also amends the impairment model for available-for-sale debt securities and requires estimated credit losses to be recorded as allowances instead of reductions to amortized cost of the securities. Update No. 2016-13 is effective for annual periods beginning after December 15, 2022, including interim periods within those annual periods. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, which aims to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new guidance, goodwill impairment

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
will be measured as the amount by which the carrying value exceeds the fair value. The loss recognized should not exceed the total amount of goodwill allocated to the reporting unit. The standard is effective for annual and interim reporting periods beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The standard is effective for annual reporting periods beginning after December 15, 2020 and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact the standard will have on its consolidated financial statements.
In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (ASC 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. ASU 2020-04 provides temporary optional guidance to ease the potential accounting burden associated with the transition away from reference rates (such as the London Interbank Offered Rate) that are expected to be discontinued. In January 2021, the FASB issued ASU 2021-01, Reference Rate Reform (Topic 848), which clarifies the scope and application of the guidance in ASU 2020-04. ASU 2021-01 clarifies that certain optional expedients and exceptions in ASU 2020-04 and Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The guidance in ASU 2020-04 and ASU 2021-01 are both effective upon issuance through December 31, 2022. The new guidance is not expected to have a material impact on the Company’s consolidated financial statements.
In August 2020, the FASB issued ASU 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by removing certain separation models in Subtopic 470-20, Debt — Debt with Conversion and Other Options, for convertible instruments and also increases information transparency by making disclosure amendments. The standard is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.
In October 2020, the FASB issued ASU 2020-10, Codification Improvements. This ASU codifies the disclosure guidance of all codifications which provide entities with an option to either present information on the face or disclose it in the notes to the financial statements. ASU 2020-10 also clarifies application of various provisions in the codifications where the guidance may have been unclear. The ASU is effective for fiscal years beginning after December 15, 2020. The new guidance is not expected to have a material impact on the Company’s consolidated financial statements.
Note 3. Revenue Recognition
Under ASC 606, revenue is recognized throughout the life of the executed agreement. The Company measures revenue based on consideration specified in a contract with a customer. Furthermore, the Company recognizes revenue when a performance obligation is satisfied by transferring control of the product or service to the customer which could occur over time or at a point in time.
A performance obligation is a promise in a contract to transfer a distinct service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
when or as the customer receives the benefit of the performance obligation. Customers typically receive the benefit of the Company’s services as (or when) they are performed. Substantially all customer contracts provide that compensation is received for services performed to date. Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by us from a customer, are excluded from revenue.
Nature of Products and Services
The following is a description of the Company’s products and services from which the Company generates revenue, as well as the nature, timing of satisfaction of performance obligations, and significant payment terms for each:
Direct sales
The Company provides customers with a 3D printing service, allowing for the customer to select the specifications of the model which they wish to have printed. Shapeways prints the 3D model and ships the product directly to the customer.
The Company recognizes the sale of shop owner products through their e-commerce website over time using the output method. Contracts involving the sale of shop owner products through their e-commerce website do not include other performance obligations. As such, allocation of the transaction price was not necessary as the entire contract price is attributed to the sole performance obligation identified.
Marketplace sales
The Company provides a platform for shop owners to sell their products to customers through Shapeways’ marketplace website. Shapeways receives a 3.5% markup fee from the shop owner upon the sale of any products through the marketplace.
The Company handles the financial transaction, manufacturing, distribution and customer service on behalf of the shop owners. The Company is responsible for billing the customer in this arrangement and transmitting the applicable fees to the shop owner. The Company assessed whether it is responsible for providing the actual product or service as a principal, or for arranging for the product or service to be provided by the third party as an agent. Judgment is applied to determine whether the Company is the principal or the agent by evaluating whether it has control of the product or service prior to it being transferred to the customer. The principal versus agent assessment is performed at the performance obligation level. Indicators that the Company has considered include whether it has the primary responsibility for fulfilling the promise to provide the specified product or service to the customer and whether it has inventory risk prior to transferring the product or service to the customer. The Company has the responsibility to fulfill the promise to provide the specific good or service on behalf of the shop owners to the customer. In addition, the Company has inventory risk before the specific good or service is transferred to a customer. As such, the Company is deemed the principal and shall recognize revenue on a gross basis for the price it charges to the shop owner for each product or service.
The Company recognizes the sale of 3D products to customers at a point in time, specifically upon shipping the goods to the customer (FOB Origin) given the transfer of significant risks and rewards of ownership at that point in time. Contracts involving the manufacturing and delivery of 3D printed products to customers do not include other performance obligations. As such, allocation of the transaction price was not necessary as the entire contract price is attributed to the sole performance obligation identified.
Software revenue
The Company provides additional services, such as the development and implementation of co-branded websites to certain customers, ongoing maintenance and operational assistance of such websites, and advertising for such websites on the Shapeways website.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
For each of the performance obligations classified as software revenue, the performance obligations are satisfied evenly over the term of the contract. For contracts including performance obligations classified as software revenue, the Company identified that each performance obligation has an explicitly stated standalone selling price. As such, allocation is not necessary as the prices included in the contract are attributed to each separate performance obligation.
The following table presents our revenues disaggregated by revenue discipline:
	Six Months Ended June 30,
	2021	2020
Major products/service lines:
Direct sales	$13,083	$10,833
Marketplace sales	4,399	3,969
Software	156	119
Total revenue	$17,638	$14,921
Timing of revenue recognition:
Products transferred at a point in time	$4,399	$3,969
Products and services transferred over time	13,239	10,952
Total revenue	$17,638	$14,921
Deferred Revenues
The Company records deferred revenues when cash payments are received in advance of performance. The decrease in deferred revenues for the six months ended June 30, 2021 is primarily driven by a decrease in orders at the end of 2020 which were not yet shipped as of the end of the current period in comparison to the prior period.
The deferred revenue activity consisted of the following:
Deferred Revenue
Balance at January 1, 2021	$753
Deferred revenue recognized during period	(17,636)
Additions to deferred revenue during period	17,509
Balance at June 30, 2021	$626
The Company expects to satisfy its remaining performance obligations within the next twelve months. The $753 of deferred revenue as of January 1, 2021 was recognized during the six months ended June 30, 2021. The opening balance of accounts receivable as of January 1, 2020 was $151.
Practical Expedients and Exemptions
We apply the practical expedient related to incremental costs of obtaining a contract. Although certain of our commission costs qualify for capitalization under ASC 340-40, Contracts with customers, their amortization period is less than one year. Therefore, utilizing the practical expedient, we expense these costs as incurred.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Note 4. Inventory
Components of inventory consisted of the following:
	June 30, 2021	December 31, 2020
Raw materials	$386	$521
Work-in-process	38	36
Finished goods	92	170
Total	$516	$727
Note 5. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consisted of the following:
	June 30, 2021	December 31, 2020
Deferred offering costs	$2,015	$—
Prepaid expenses	984	646
Security deposits	259	259
VAT receivable	913	975
Prepaid taxes	—	29
Interest receivable	1	1
Total	$4,172	$1,910
Note 6. Property and Equipment, net
Property and equipment consisted of the following:
	June 30, 2021	December 31, 2020
Machinery and equipment	$1,406	$1,430
Computers and IT equipment	5,253	5,193
Furniture and fixtures	50	50
Leasehold improvements	2,495	2,520
	9,204	9,193
Less: Accumulated depreciation	(8,391)	(8,245)
Property and equipment, net	$813	$948
Depreciation expense totaled $278 and $247 for the six months ended June 30, 2021 and 2020, respectively. Of these amounts, depreciation charged to cost of revenue was $211 and $171 for the six months ended June 30, 2021 and 2020, respectively.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Note 7. Accrued Expenses and Other Liabilities
Accrued expenses consisted of the following:
	June 30, 2021	December 31, 2020
Accrued selling expenses	$849	$947
Accrued compensation	571	876
Interest payable	812	612
Taxes payable	321	477
Accrued offering costs	1,820	—
Other	785	407
Total	$5,158	$3,319
Note 8. Commitments and Contingencies
Leases
During the six months ended June 30, 2021, the Company maintained three leases of facilities located in the United States and the Netherlands, as well as, one lease of office equipment, under operating leases. The Company maintained one additional lease of equipment under a finance lease arrangement which expired during the six months ended June 30, 2020. Additionally, the Company terminated one lease of office space during the six months ended June 30, 2021.
The table below presents certain information related to the Company’s lease costs:
	Six Months Ended June 30,
	2021	2020
Operating lease expense	$552	$1,103
Finance lease expense	—	16
Interest expense on finance lease liabilities	—	1
Short-term lease expense	—	14
Total lease cost	$552	$1,134
Right of use assets and lease liabilities for operating leases were recorded in the consolidated balance sheets as follows:
	June 30, 2021	December 31, 2020
Assets:
Right-of-use assets, net	$1,123	$2,102
Total lease assets	$1,123	$2,102
Liabilities:
Current liabilities:
Operating lease liabilities, current	$621	$1,222
Non-current liabilities
Operating lease liabilities, net of current portion	670	$1,094
Total lease liability	$1,291	$2,316

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
The Company’s lease agreements do not state an implicit borrowing rate; therefore, an internal incremental borrowing rate was determined based on information available at the lease commencement date for the purposes of determining the present value of lease payments. The incremental borrowing rate reflects the cost to borrow on a securitized basis in each market. The weighted-average remaining lease term for operating leases was 2.26 years and the weighted-average incremental borrowing rate was 5.35% as of June 30, 2021.
Supplemental cash flow information related to the Company’s leases was as follows:
	Six Months Ended June 30,
	2021	2020
Operating cash flows from operating leases	$597	$1,153
Operating cash flows from finance leases	—	1
Financing cash flows from finance leases	—	18
Lease liabilities arising from obtaining right-of-use assets	—	4,025

As of June 30, 2021, future minimum lease payments required under operating leases are as follows:
Rest of 2021	$334
2022. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	685
2023. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	218
2024. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	135
2025. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1
Total minimum lease payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	1,373
Less effects of discounting	(82)
Present value of future minimum lease payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$1,291
Legal Proceedings
The Company is involved in various legal proceedings which arise from time to time in the normal course of business. While the results of such matters generally cannot be predicted with certainty, management does not expect any such matters to have a material adverse effect on the Company’s consolidated financial position or results of operations as of June 30, 2021 and December 31, 2020 and for the six months ended June 30, 2021 and 2020.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Note 9. Borrowing Arrangements
The Company’s outstanding debt obligations consisted of the following:
	June 30, 2021	December 31, 2020
Term Loan	$2,489	$3,423
Dutch Landlord Loan	139	163
Convertible Promissory Notes	5,000	5,000
PPP Loan	—	1,982
	7,628	10,568
Less: current portion	(6,906)	(8,332)
Long-term debt	$722	$2,236
Term Loan
On October 29, 2018, the Company entered into a loan and security agreement (the “Term Loan”) for the principal sum of $5,000 with a maturity date of October 29, 2022. The Term Loan requires interest-only payments until October 29, 2019, followed by monthly payments of principal and interest. Interest is payable at a rate equal to the prime rate, plus 0.25% per annum. As of June 30, 2021 and December 31, 2020, the interest rate was 3.50% and 5.50%, respectively. In connection with the Term Loan, the bank is due a $75 fee in the event of a liquidity event valuing the Company above a certain threshold.
A liquidity event has not occurred as of June 30, 2021, therefore, the success fee has not been accrued or paid. The Term Loan is collateralized by substantially all assets of Company, excluding intellectual property, and requires certain financial and non-financial covenants which include, but are not limited to delivering audited financial statements to the lender within 180 days after year-end and delivering unaudited financial statements within 30 days after each month end, cash account minimums, minimum cumulative revenue covenants and restrictions on capital expenditures. The Company was in compliance with these covenants at June 30, 2021. Interest expense totaled $54 and $93 for the six months ended June 30, 2021 and 2020, respectively.
Dutch Landlord Loan
On May 12, 2014, the Company entered into a loan agreement with its landlord at the Eindhoven factory to advance €242 (equivalent to $288 and $297 in total at June 30, 2021 and December 31, 2020, respectively) to finance leasehold improvements (the “Dutch Landlord Loan”). The Dutch Landlord Loan is unsecured and required interest-only payments until September 30, 2016, followed by monthly payments of principal and interest. Interest accrues at 8.50% per annum through the maturity date on September 30, 2024. Interest expense totaled $9 for the six months ended June 30, 2021 and 2020, respectively.
Convertible Promissory Notes
On June 19, 2019, the Company entered into note purchase agreements (the “Convertible Promissory Notes”) with certain stockholders of the Company for the aggregate principal sum of $5,000. The Convertible Promissory Notes bear interest at a rate of 8% per annum with all principal and interest due on or before the earlier of (i) December 19, 2020; and (ii) the closing of a Qualified Equity Financing, as defined below. The Convertible Promissory Notes are automatically converted into conversion shares upon the closing of a Qualified Equity Financing. Qualified Equity Financing is defined as the next sale by the Company of preferred stock following the date of the Convertible Promissory Notes on or prior to the maturity date with the principal purpose of raising capital. In the event there is a non-Qualified Equity Financing, the outstanding principal and unpaid accrued interest of each note may be converted, at the written election of

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
the holders of the Convertible Promissory Notes, into conversion shares. Non-Qualified Equity Financing shall mean the next sale by the Company of its equity following the date of the Convertible Promissory Notes on or prior to the maturity date with the principal purpose of raising capital which is not a Qualified Equity Financing. If the next equity financing or a corporate transaction has not occurred on or before the maturity date of the Convertible Promissory Notes, the principal and unpaid accrued interest of each outstanding note may be converted, at the written election of each holder of the Convertible Promissory Notes, into conversion shares on the date of such written election. The number of conversion shares to be issued upon conversion shall be equal to the quotient obtained by dividing (i) the outstanding principal and unpaid accrued interest due on a Convertible Promissory Note to be converted on the date of the conversion by (ii) the Conversion Price. The conversion price is defined as the Discounted Conversion Price, which is 70% of the next equity price per share. The Convertible Promissory Notes are subordinated in right of payment to all indebtedness of the Company arising under the Term Loan. At inception, the terms of the notes gave rise to a contingent beneficial conversion feature.
On December 14, 2020, the Company executed an amendment to the Convertible Promissory Notes that extended the maturity date to August 10, 2021. All other relevant terms and conditions of the Convertible Promissory Notes remain binding.
Interest expense totaled $200 and $200 for the six months ended June 30, 2021 and 2020, respectively.
Paycheck Protection Program Loan
On May 4, 2020, the Company received an unsecured loan of $1,982 under the Paycheck Protection Program (the “PPP Loan”). The Paycheck Protection Program (or “PPP”) was established under the recently enacted CARES Act and is administered by the U.S. Small Business Administration (“SBA”). On May 4, 2020, the Company entered into a promissory note with Pacific Western Bank evidencing the unsecured PPP Loan.
The PPP Loan has a maturity date of May 4, 2022 and accrues interest at an annual rate of 1.00%. To the extent the loan amount is not forgiven under the PPP, the Company is obligated to make monthly payments of principal and interest, beginning six months from the date of the note, until the maturity date. In October 2020, the PPP Flexibility Act of 2020 extended the deferral period for borrower payments on all PPP loans from six months to ten months. Interest expense totaled $18 for the six months ended June 30, 2021. There was no interest expense incurred for the six months ended June 30, 2020.
The CARES Act and the PPP provide a mechanism for forgiveness of up to the full amount borrowed. Under the PPP, the Company may apply for and be granted forgiveness for all or part of the PPP Loan. The amount of the loan proceeds eligible for forgiveness is based on a formula that takes into account a number of factors, including the amount of loan proceeds used by the Company during the eight-week period after the loan origination for certain purposes including payroll costs, and certain rent payments, mortgage payments, and utility payments, provided that at least 75% of the loan amount is used for eligible payroll costs. Subject to the other requirements and limitations on loan forgiveness, only loan proceeds spent on payroll and other eligible costs during the covered eight-week period will qualify for forgiveness.
As of June 30, 2021, the full principal and interest amount of $2,000 of the PPP Loan was forgiven and recorded in other income on the consolidated statement of operations and comprehensive income (loss).

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Note 10. Stockholders’ Equity
Convertible Preferred Stock
Preferred stock consisted of the following as of each balance sheet date:
	June 30, 2021
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Liquidation Preference	Conversion Price	Common Stock Issuable Upon Conversion
Series A-1	4,999,900	—	$—	$1.0000	—
Series A-2	5,000,000	3,000,667	2,251	$1.0000	3,000,667
Series B	3,044,939	1,809,751	2,262	$1.6667	1,809,751
Series B-1	2,405,620	2,197,716	4,277	$2.5946	2,197,716
Series C	8,768,097	4,973,101	12,804	$3.4329	4,973,101
Series D	6,560,933	3,965,857	15,641	$5.2584	3,965,857
Series E	10,862,353	6,655,728	23,201	$3.4858	6,655,728
	41,641,842	22,602,820	$60,436		22,602,820
	December 31, 2020
	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Liquidation Preference	Conversion Price	Common Stock Issuable Upon Conversion
Series A-1	4,999,900	—	$—	$1.0000	—
Series A-2	5,000,000	3,000,667	2,251	$1.0000	3,000,667
Series B	3,044,939	1,809,751	2,262	$1.6667	1,809,751
Series B-1	2,405,620	2,174,591	4,232	$2.5946	2,174,591
Series C	8,768,097	4,973,101	12,804	$3.4329	4,973,101
Series D	6,560,933	3,965,857	15,641	$5.2584	3,965,857
Series E	10,862,353	6,655,728	23,201	$3.4858	6,655,728
	41,641,842	22,579,695	$60,391		22,579,695
The holders of the convertible preferred stock have the following rights and preferences:
Voting
The holders of the Series A-1, A-2, B, B-1, C, D, and E Preferred Stock (the “Preferred Stock”) are entitled to vote, on an as converted basis, together with the holders of common stock, on all matters submitted to stockholders for a vote. The holders of Preferred Stock also have separate voting rights on certain matters. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock is convertible at the time of such vote.
Conversion
Each share of convertible preferred stock is convertible at any time into a number of common shares as determined by dividing the original issue price for the relevant series by the conversion price. Conversion is automatic upon the earlier of i) the sale of common stock in a firm commitment underwritten public offering in which the aggregate gross proceeds raised is at least $75,000 or ii) upon written request from the holders of a majority of the then-outstanding shares of Preferred Stock.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Dividends
The holders of shares of Series B-1, C, D and E Preferred Stock shall be entitled to receive dividends which accrue daily at an annual rate of $0.2076, $0.2746, $0.4207, and $0.2789 per share, respectively, and are non-cumulative. The Company has no obligation to pay such dividends except when and if declared by the Board of Directors. As of June 30, 2021 and December 31, 2020, no dividends have been declared.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, first the holders of the Series E Preferred Stock will receive distributions at a price of $3.4858 per share, plus any declared but unpaid dividends. Upon payment in full to the holders of Series E Preferred Stock, the holders of the Series A-2, B, B-1, C, and D Preferred Stock will receive distributions at a price of $0.75, $1.25, $1.9460, $2.5747, and $3.9438 per share, respectively, plus any declared but unpaid dividends, with the holders of Series E Preferred Stock entitled to participate alongside these distributions based upon a fixed percentage. After payment to the holders of the Preferred Stock, remaining assets will be distributed pro rata among the holders of the common stock.
Preferred Stock Warrants
On March 8, 2013, the Company issued warrants to purchase a total of 23,125 shares of Series B-1 Preferred Stock. The warrants have an exercise price of $2.5946 per share and are exercisable for ten years from the date of grant. On May 10, 2021, the 23,125 warrants were exercised for 23,125 shares of Series B-1 Preferred Stock at an exercise price of $2.5946 per share.
On June 30, 2017, in connection with executing a loan agreement, the Company issued warrants to purchase a total of 57,051 shares of Series D Preferred Stock. The warrants have an exercise price of $5.2584 per share and are exercisable for ten years from the date of grant. As of June 30, 2021 and December 31, 2020, 57,051 of the warrants remained outstanding.
Common Stock
For the six months ended June 30, 2021 and year ended December 31, 2020, certain option holders exercised their rights under the stock-based compensation plan and were issued 134,877 and 171,546 shares of common stock for total proceeds of $71 and $47, respectively.
Common Warrants
On December 18, 2013, in connection with executing a loan agreement, the Company issued warrants to purchase 40,000 shares of common stock. The warrants have an exercise price of $1.25 per share and have an expiration date of December 18, 2023. As of June 30, 2021 and December 31, 2020, 40,000 of the warrants remained outstanding.
On February 3, 2014, in connection with executing a lease agreement, the Company issued warrants to purchase 248,000 shares of common stock. The warrants have an exercise price of $1.25 per share and shall expire upon the latest to occur i) seven years from the original issuance date or ii) five years from the effective date of an initial public offering. As of June 30, 2021 and December 31, 2020, 248,000 of the warrants remained outstanding.
On April 22, 2015, in connection to an amended loan agreement, the Company issued warrants to purchase 13,750 shares of common stock. The warrants have an exercise price of $1.70 per share and have an expiration date of April 22, 2025. As of June 30, 2021 and December 31, 2020, 13,750 of the warrants remained outstanding.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Note 11. Stock-Based Compensation
On August 23, 2010, the 2010 Stock Plan (the “Plan”) was adopted which provides for the grant of statutory and non-statutory stock options to employees, outside directors and consultants of the Company. The maximum number of shares of common stock that may be issued over the term of the Plan shall not exceed 16,942,546 shares. Accordingly, the Company has reserved a sufficient number of shares of common stock to permit the exercise of options in accordance with the terms of the Plan. The term of each award under the Plan shall be no more than ten years from the date of grant thereof and generally vest according to a four year vesting schedule. Certain option awards provide for accelerated vesting, as defined in the Plan. The Company’s Board of Directors is responsible for administration of the Plan and has the sole discretion to determine which grantees will be granted awards and the terms and conditions of the awards granted.
During the six months ended June 30, 2021 and 2020, the Company granted options to purchase 37,000 and 2,185,299 shares of common stock at an exercise price ranging from $0.28 to $0.37 per share, respectively. These options shall vest over four year period and have expirations dates of ten years. In connection with issuances under the Plan, the Company recorded stock compensation expense of $345 and $361 for the six months ended June 30, 2021 and 2020, respectively, which is included in selling, general and administrative expense. The weighted-average grant-date fair value per stock option granted during the six months ended June 30, 2021 and 2020 was $0.15 and $0.18, respectively. As of June 30, 2021 and 2020, approximately $612 and $1,296 of unrecognized compensation expense related to non-vested awards is expected to be recognized over the weighted average period of 1.26 years.
The Company accounts for share-based payments pursuant to ASC 718, Stock Compensation and, accordingly, the Company records stock compensation expense for share-based awards based upon an assessment of the grant date fair value for stock options using the Black-Scholes option pricing model. The fair value of stock options under the Black-Scholes model requires management to make assumptions regarding projected employee stock option exercise behaviors, risk-free interest rates, volatility of the Company’s stock price and expected dividends. The Company generally recognizes stock compensation expense on the grant date and over the period of vesting or period that services will be provided.
The following summarizes the Company’s stock option plan and the activity:
	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2021	8,247,340	$0.44	6.72
Granted	37,000	$0.28	—
Forfeited	(223,333)	$0.36	—
Exercised	(134,877)	$0.51	—
Outstanding at June 30, 2021	7,926,130	$0.44	6.34
Exercisable at June 30, 2021	5,396,377	$0.48	5.42
The Company issued 134,877 and 171,546 shares of common stock for options exercised for the six months ended June 30, 2021 and 2020, respectively.
Note 12. Significant Concentrations
One customer accounted for approximately 23% and 21% of revenue for the six months ended June 30, 2021 and 2020, respectively. No other customers represented more than 10% of revenue for the six months ended June 30, 2021 and 2020.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
One vendor accounted for approximately 10% of purchases for the six months ended June 30, 2021. No other vendors represented more than 10% of purchases for the six months ended June 30, 2021 and 2020.
As of June 30, 2021 and December 31, 2020, one customer accounted for approximately 76% and 32% of accounts receivable, respectively. No other customers represented more than 10% of outstanding accounts receivable as of June 30, 2021 and December 31, 2020.
As of June 30, 2021, four vendors accounted for approximately 17%, 15%, 15%, and 12% of accounts payable. As of December 31, 2020, five vendors accounted for approximately 18%, 15%, 15%, 11% and 10% of accounts payable. No other vendors represented more than 10% of outstanding accounts payable balance as of June 30, 2021 and December 31, 2020.
Note 13. Related Party Transactions
During 2012, the Company signed a $175 promissory note with an officer of the Company, bearing interest equal to the greater of (a) 0.88% per annum or (b) the mid-term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code in effect during the time the note is outstanding. The average interest rates for the six months ended June 30, 2021 and 2020 were 0.78% and 2.14%, respectively. On May 12, 2020, the promissory note was amended to extend the maturity date such that the remainder of the principal and accrued interest be due and payable on August 10, 2021. The promissory note is secured by the assets of the borrower. The aggregate principal balance and accrued interest due as of June 30, 2021 and December 31, 2020 is $151, respectively. Interest earned by the Company totaled $1 for the six months ended June 30, 2021 and 2020, respectively.
Note 14. Subsequent Events
Merger Transaction
On April 28, 2021, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among Galileo Acquisition Corp., a publicly traded special purpose acquisition company (SPAC) and Cayman Islands exempted company (“Galileo”), Galileo Founders Holdings, L.P. (the “Sponsor”), Galileo Acquisition Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Galileo (“Merger Sub”), and certain other parties thereto.
On September 29, 2021 (the “Closing Date”), as contemplated by the Merger Agreement, the business combination whereby Merger Sub merged with and into Shapeways (the “Closing”), with the Company surviving as a wholly-owned subsidiary of Galileo (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”) was consummated. On the Closing Date, Galileo filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Galileo was domesticated and continued as a Delaware corporation, changing its name to “Shapeways Holdings, Inc.” As a result of the Merger, each outstanding share of the Company’s capital stock was converted into the right to receive newly issued shares of Galileo’s common stock.
PIPE Investment
Simultaneously with the execution of the Merger Agreement, Galileo entered into subscription agreements pursuant to which certain investors agreed to purchase an aggregate of 7,500,000 shares of Galileo’s common stock for a purchase price of $10.00 per share and $75,000,000 in the aggregate (the “PIPE Investment”). At the Closing, the PIPE Investment was consummated.

Shapeways, Inc. and Subsidiary
Notes to the Unaudited Consolidated Financial Statements
(in thousands, except share and per share amounts)
Sponsor Warrants
At the Closing, (i) 690,000 ordinary shares of Galileo held by the Sponsor were cancelled and forfeited, (ii) the remaining 2,760,000 outstanding Galileo ordinary shares were converted into shares of Galileo’s common stock on a one-for-one basis and (iii) the Sponsor exercised its right to convert $500,000 in aggregate outstanding principal amount of the convertible promissory note issued by Galileo into an aggregate of 500,000 warrants excisable for Galileo’s common stock at a purchase price of $1.00 per warrant.
Warrant Exercises
In connection with the Closing, all warrants to purchase the Company’s common stock and preferred stock outstanding immediately prior to the Closing were exercised in full and converted into shares of the Company’s common stock or preferred stock, as applicable, in accordance with their terms. Each such share of Shapeways preferred stock and Shapeways common stock issued upon the exercise of such warrants was converted into an aggregate of 301,750 shares of Galileo’s common stock.
Earnout Shares and Earnout RSUs
Following the Closing, holders of the Company’s legacy common stock and outstanding options received an aggregate of (i) 3,510,405 shares of Galileo’s common stock and (ii) 493,489 restricted stock units denominated in shares of Galileo’s common stock granted Galileo’s 2021 Equity Incentive Plan, each of which are subject to the earnout vesting and forfeiture conditions described in the Merger Agreement.
Termination of Term Loan
At the Closing, the Company repaid and terminated the Term Loan.